UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

HEALTHPEAK PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Healthpeak® | DOC LISTED NYSE

2025

Annual Meeting and Proxy Statement

The Cove at Oyster Point, South San Francisco, CA LAB

Our Strategy

We seek to maximize risk-adjusted returns for our stockholders through growth in earnings and dividends from investments in high-quality real estate that is essential for healthcare discovery and delivery. The cornerstones of our strategy are to:

Develop and own high-quality, irreplaceable healthcare real estate in markets where we have scale and expertise, creating a competitive advantage.

Grow our Lab and Outpatient Medical businesses through accretive acquisitions and developments sourced through extensive relationships.

Be the real estate partner of choice to biopharma and health system tenants with our relationships and capabilities leading to proprietary opportunities.

Maintain a low cost of capital and a strong balance sheet with BBB+/Baa1 investment grade credit ratings, which will provide financial strength through industry and economic cycles.

Lead with a people-first culture driven by our WE CARE core values to attract, develop, and retain top-tier talent.

Cover photo: Nexus on Grand, South San Francisco, CA, LAB

Our Company

Healthpeak Properties, Inc. (NYSE: DOC), an S&P 500 company, invests in real estate serving healthcare delivery and discovery in the United States. We are headquartered in Denver, Colorado, with additional corporate offices in California, Tennessee, Wisconsin, and Massachusetts, and property management offices in several locations throughout the United States.

697	6.0%	39 Years
Properties(1)	Annualized Dividend Yield(2)	as a Public Company
IRREPLACEABLE PORTFOLIO(1) $24 Billion Total Portfolio Investment 49 Million Sq. Ft. Outpatient Medical and Lab 7,060 Continuing Care Retirement Community (CCRC) Units	INVESTMENT GRADE S&P: BBB+ (Stable) Moody’s: Baa1 (Stable)	WELL-ESTABLISHED NYSE-Listed Member of S&P 500
(1)	As of December 31, 2024. Property count and square footage includes properties under development or redevelopment, as well as our share in unconsolidated joint ventures.
(2)	Based on Healthpeak’s common stock price of $20.46 as of the close of trading on February 28, 2025, and most recent quarterly cash dividend of $0.305 per share on an annualized basis. Future dividends are at the discretion of Healthpeak’s Board of Directors.

Business Segments

Outpatient Medical	Lab	CCRC
Outpatient services and healthcare provider visits are performed efficiently and conveniently	New and innovative drugs, therapeutics, and medical devices are developed in our lab properties	Offers seniors an active lifestyle, peace of mind, security, and a continuum of care in a unique campus setting

8 C1TY BLVD NASHVILLE, TN	CAMBRIDGE DISCOVERY PARK CAMBRIDGE, MA	FREEDOM POINTE AT THE VILLAGES THE VILLAGES, FL

2024 Business Highlights

$1.81	5.2x	$50+ Million
Diluted FFO as Adjusted per common share for the year ended December 31, 2024(1)	Net Debt to Adjusted EBITDAre for the quarter ended December 31, 2024(1)	Run-rate synergies in connection with Physicians Realty Trust merger and property management internalization
$1.3 Billion	5.4%	8+ Million
Dispositions at a blended trailing cash capitalization rate of 6.4%	Full-year 2024 Merger-Combined Same-Store Cash (Adjusted) Net Operating Income Growth(1)	Square feet of lease executions(2)
(1)	Diluted Funds from Operations (“FFO”) as Adjusted per common share, Net Debt to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization for real estate (“Adjusted EBITDAre”), and Merger-Combined Same-Store Cash (Adjusted) Net Operating Income (“NOI”) are financial measures that are not prepared in accordance with generally accepted accounting principles (“GAAP,” and such measures, “non-GAAP” measures). Adjusted EBITDAre is calculated based on fourth quarter annualized performance and Net Debt as of December 31, 2024. For the definitions and reconciliations to the most directly comparable GAAP measures, see Appendix A.
(2)	Total combined Outpatient Medical and Lab lease executions for the year ended December 31, 2024.

2025 PROXY STATEMENT        1

Frequently Accessed Information
Auditor Fees	88
Beneficial Ownership Table	80
Board and Committee Evaluations	23
CEO Pay Ratio	74
Compensation Discussion and Analysis	45
Compensation Peer Group	60
Corporate Governance Highlights	25
Corporate Impact Highlights and Initiatives	10, 30
Director Biographies	14
Director Compensation	37
Director Skills Matrix	13
Pay-Versus-Performance Table	74
Risk Oversight	27
Stock Ownership Requirements	37, 61
Summary Compensation Table	63

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2        HEALTHPEAK PROPERTIES

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Notice of Annual
Meeting of Stockholders

Date and Time	Record Date	Place	Proxy Materials
Thursday, April 24, 2025 7:00 a.m. Mountain Time	Tuesday, March 4, 2025	The Annual Meeting will be conducted as a virtual meeting at www.virtualshareholdermeeting.com/DOC2025. There is no physical location for the Annual Meeting.	These proxy materials were first made available to stockholders on or about March 12, 2025

Annual Meeting Proposals

1	2	3	4
Election of Eleven Directors	Approval, on an Advisory Basis, of 2024 Executive Compensation	Approval of the Healthpeak Properties, Inc. Employee Stock Purchase Plan	Ratification of Appointment of Independent Registered Public Accounting Firm for 2025

FOR See page 12	FOR See page 42	FOR See page 82	FOR See page 86

Other business will be transacted as may properly come before the 2025 annual meeting of stockholders (the “Annual Meeting”).

Proxy Voting

Please submit your proxy or voting instructions as soon as possible to instruct how your shares are to be voted at the Annual Meeting, even if you plan to attend the meeting. If you later vote at the Annual Meeting, your previously submitted proxy or voting instructions will not be used.

By Order of the Board of Directors,

Carol B. Samaan

Senior Vice President, Deputy General Counsel,
and Corporate Secretary
Denver, Colorado
March 12, 2025

How to Vote

STOCKHOLDERS OF RECORD

BY INTERNET virtualshareholdermeeting.com/DOC2025

BY TELEPHONE 800–690–6903

BY MAIL Complete your proxy card and cast your vote by pre-paid post

BENEFICIAL OWNERS

If you own shares of our common stock registered in the name of a broker, bank or other nominee, please follow the instructions they provide on how to vote your shares.

Important Notice Regarding Internet Availability of Proxy Materials

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“Annual Report”) are available on the Internet at www.proxyvote.com, which you can access by using the control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. The materials are also available in the Investor Relations section of our website at ir.healthpeak.com. References to websites in this proxy statement are provided for convenience only. Our website is for informational purposes only and the contents of our website or information connected thereto are not a part of this proxy statement and are not deemed incorporated by reference into this proxy statement or any other public filing made with the U.S. Securities and Exchange Commission.

2025 PROXY STATEMENT        3

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Letter from Our Board of Directors

Standing from left to right: Governor Tommy G. Thompson; Ava E. Lias-Booker; Brian G. Cartwright; James B. Connor; Pamela J. Kessler; and Richard A. Weiss
Seated from left to right: Sara G. Lewis; Scott M. Brinker; Katherine M. Sandstrom; John T. Thomas; and R. Kent Griffin, Jr.

Dear Fellow Stockholders,

We are committed to delivering long-term value for you and governing Healthpeak in a prudent and transparent manner. We proactively oversee Healthpeak’s business strategy, governance, executive compensation, risk management, and corporate impact matters, among other things, and we are pleased to share with you the results of our efforts over the past year.

STRATEGIC AND FINANCIAL HIGHLIGHTS

Our executive team continued to drive strong operational results across the entire portfolio in 2024:

•   Delivered solid performance: net income of $0.36 per share, Nareit FFO of $1.61 per common share, FFO as Adjusted of $1.81 per common share, AFFO of $1.60 per common share, and Merger-Combined Same-Store Cash (Adjusted) NOI growth of 5.4%.(1)

•   Completed our transformative merger with Physicians Realty Trust in March 2024, creating a leading real estate platform dedicated to healthcare discovery and delivery with total portfolio investment of approximately $24 billion and nearly 50 million square feet of Outpatient Medical and Lab properties.

•   Completed property management internalization in 14 markets totaling over 19 million square feet.

•   Achieved a record year of leasing with over 8 million square feet of executions.

•   Closed on $1.3 billion of dispositions of less core and non-core assets.

•   Augmented our strong balance sheet with 5.2x Net Debt to Adjusted EBITDAre.(1)

•   Doubled the headcount of the Company, including through the merger and property management internalization.

(1)	Nareit FFO per common share, FFO as Adjusted per common share, Adjusted FFO (“AFFO”) per common share, Merger-Combined Same-Store Cash (Adjusted) NOI growth, and Net Debt to Adjusted EBITDAre are non-GAAP measures. Adjusted EBITDAre is calculated based on fourth quarter annualized performance and Net Debt as of December 31, 2024. For the definitions and reconciliations to the most directly comparable GAAP measures, see Appendix A.

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EXECUTIVE SUCCESSION PLANNING

The Board oversees succession planning for directors and executive officers. Our long-term succession plan process promotes an orderly and seamless transition while advancing the next generation of leadership. In February 2025, we announced the retirements of two executive officers - Thomas M. Klaritch, Chief Operating Officer, and Jeffrey H. Miller, General Counsel. We also promoted two new executive officers - Kelvin O. Moses, Executive Vice President -Investments and Portfolio Management, and Tracy A. Porter, Executive Vice President and General Counsel. We thank Tom and Jeff for their dedicated leadership and service, and we look forward to the success of our new leaders.

COMMITMENT TO RISK MANAGEMENT AND OVERSIGHT

The Board is committed to robust risk oversight of the business. In 2024, the Board conducted its annual enterprise risk management assessment to identify and prioritize risks throughout the organization. As part of that review, we engaged a third-party expert to review specific cybersecurity and technology risks throughout our portfolio and identify and implement proactive mitigation measures, especially as we adopt leading platforms for the combined company following the merger.

CORPORATE IMPACT

We undertake corporate impact initiatives in the areas of sustainability, social responsibility, and corporate governance that seek to increase long-term stakeholder value and underscore our commitment to being responsible corporate citizens. In 2024, we advanced our 10-year strategic sustainability roadmap, focusing on corporate- and asset-level initiatives that we believe will yield a return on investment, optimize building performance, reduce operating costs, generate cost savings, and promote energy efficiency. We engaged in several initiatives to advance our core values for the combined company and integrate employees through a focus on company culture. We also published our 13th annual Corporate Impact Report. We received numerous awards for our corporate impact efforts, including being named by Newsweek to America’s Most Responsible Companies list for the sixth consecutive year and the Global Real Estate Sustainability Benchmark (GRESB) Green Star Rating for the 13th consecutive year.

LOOKING AHEAD

We are excited about Healthpeak’s achievements in 2024 and believe we are well positioned for long-term growth. Thank you for your ongoing support of Healthpeak.

Thank you for your continued support.

Sincerely,

The Board of Directors

Scott M. Brinker	Brian G. Cartwright	Pamela J. Kessler	Gov. Tommy G. Thompson
President and Chief Executive Officer, Director	Independent Director	Independent Director	Independent Director

Katherine M. Sandstrom	James B. Connor	Sara G. Lewis	Richard A. Weiss
Independent Chair of the Board	Independent Director	Independent Director	Independent Director

John T. Thomas	R. Kent Griffin, Jr.	Ava E. Lias-Booker
Vice Chair of the Board	Independent Director	Independent Director

2025 PROXY STATEMENT        5

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Proxy Summary

The Boardwalk, San Diego, CA LAB

1	Election of Eleven Director Nominees	FOR See page 12 for more information

Our Board recommends a vote FOR each of the eleven director nominees

•	Our Board believes that the eleven director nominees have the qualifications to provide effective leadership, oversight, and guidance
•	All our director nominees are independent, other than Mr. Brinker, our President and CEO, and Mr. Thomas, our Vice Chair of the Board
•	All our director nominees are highly successful professionals with relevant skills and experience

2	Approval, on an Advisory Basis, of 2024 Executive Compensation	FOR See page 42 for more information

Our Board recommends a vote FOR approval, on an advisory basis, of our 2024 executive compensation

•	2024 executive compensation reflects independent oversight by the Compensation and Human Capital Committee (the “Compensation Committee”) with advice from an independent compensation consultant
•	Our executive compensation program aligns with our corporate strategy and incentivizes delivering long-term value for stockholders
•	Pay-for-performance alignment is reflected in our incentive plan results:
Our short-term incentive plan (“STIP”) results paid out above the target level as a result of achieving solid 2024 financial and operational performance results, as well as strong individual performance and contributions
Our performance-based long-term incentive plan (“LTIP”) awards paid out below the target level based on total stockholder return (“TSR”) performance for 2022–2024 relative to defined peers

6        HEALTHPEAK PROPERTIES

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Our Board of Directors solicits your proxy for the Annual Meeting. This summary provides an overview of information contained in this proxy statement and does not contain all the information that you should consider before voting. We encourage you to review the entire proxy statement before casting your vote.
Freedom Plaza Sun City Center, Sun City Center, FL CCRC

3	Approval of the Healthpeak Properties, Inc. Employee Stock Purchase Plan	FOR See page 82 for more information

Our Board recommends a vote FOR approval of the Employee Stock Purchase Plan

•	The new broad-based Employee Stock Purchase Plan provides a tool to retain employees and promote long-term ownership in the Company through the opportunity to purchase our common stock at a discount through payroll deductions

4	Ratification of Appointment of Independent Registered Public Accounting Firm for 2025	FOR See page 86 for more information

Our Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for 2025

•	Deloitte’s institutional knowledge of our business and control framework enables effective and efficient audits
•	The Audit Committee has considered the independence, performance, and qualifications of Deloitte in connection with this proposal and has determined that the retention of Deloitte continues to be in the best interests of Healthpeak and its stockholders

2025 PROXY STATEMENT        7

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Our Director Nominees

We believe the range and breadth of experience, perspectives, skills, and tenures of our director nominees create an appropriate balance on our Board.

For an overview of all our directors’ core skills and experience, see the skills matrix on page 13.

Director Nominees	Age	Director Since
Scott M. Brinker President and Chief Executive Officer, Healthpeak Properties, Inc.	48	2022
Katherine M. Sandstrom INDEPENDENT Chair of the Board, Healthpeak Properties, Inc.; Former Senior Managing Director, Heitman LLC	56	2018
John T. Thomas Vice Chair of the Board, Healthpeak Properties, Inc.; Former President and Chief Executive Officer, Physicians Realty Trust	58	2024
Brian G. Cartwright INDEPENDENT Former General Counsel, Securities and Exchange Commission	77	2013
James B. Connor INDEPENDENT Former Chairman and CEO, Duke Realty Corporation	66	2023
R. Kent Griffin, Jr. INDEPENDENT Managing Director, PHICAS Investors; Former President, BioMed Realty Trust, Inc.	55	2018
Pamela J. Kessler INDEPENDENT Co-Chief Executive Officer and Co-President, LTC Properties, Inc.	59	2024
Sara G. Lewis INDEPENDENT Founder and CEO, Lewis Corporate Advisors, LLC	57	2019
Ava E. Lias-Booker INDEPENDENT Partner, McGuireWoods LLP	64	2024
Governor Tommy G. Thompson INDEPENDENT Former U.S. Secretary of Health and Human Services	83	2024
Richard A. Weiss INDEPENDENT Former Partner, Foley & Lardner LLP	78	2024
Chair	Member

8        HEALTHPEAK PROPERTIES

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Compensation Highlights

2024 Executive Compensation Program

We have an established executive compensation program that we believe is competitive and has been developed in response to feedback from our stockholders through ongoing investor outreach and in alignment with leading governance practices. In 2024, we compensated our named executive officers (“NEOs”) using the following three elements of pay:

	Element	Form	2024 Metrics and Weighting
1	Base Salary	Fixed Cash	Base level of competitive cash to attract and retain executive talent
2	Annual Incentive Award (STIP)	Performance-Based Cash

Pre-established objective financial performance metrics to align compensation with corporate strategic goals

•  35% – Normalized FFO per share

•  20% – Run-rate synergies related to the merger and property management internalization (NEW for 2024)

Corporate impact performance metrics to align compensation with our corporate impact strategy
Individual performance to reward individual initiative and achievement
3	Long-Term Incentive Award (LTIP)	Performance-Based Equity Awards

3-year cliff vesting based on TSR performance from 2024 to 2026 relative to the following components, subject to a 1-year post-vesting holding period (other than the settlement of shares in connection with applicable tax withholding):

•  Select healthcare REIT peer companies (30% of overall award)

•  Compensation peer group listed on page 60 (10% of overall award)

•  Net Debt to Adjusted EBITDAre (20% of overall award) (NEW for 2024)

		Service-Based Equity Awards	3-year annual vesting, subject to a pre-established Normalized FFO per share performance hurdle and 1-year post-vesting holding period (other than the settlement of shares in connection with applicable tax withholding)

2025 PROXY STATEMENT        9

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Corporate Impact Highlights

We believe that corporate impact initiatives are vital to value creation and our long-term success. For additional information, please read our annual Corporate Impact Report or visit our website at healthpeak.com/corporate-impact.

Environmental Highlights

Recognitions

•  GRESB Green Star Rating (2011–2024)

•  CDP Leadership/Management Band (2012–2024)

•  DJSI N. America Index Constituent (2012–2024) and World Index (5 times)

•  S&P Global Sustainability Yearbook (2016–2024)

•  Green Lease Leader - Gold

•  Nareit Leader in the Light - 10-Time Award Recipient

•  FTSE4Good Index Series (2012–2024)

The Shore at Sierra Point, Brisbane, CA
LAB

We strive to advance our building performance, efficiency, resilience, and sustainability by identifying projects that minimize environmental impacts, deliver an acceptable return on investment, and reduce operating costs. In 2024, we published our 13th annual Corporate Impact Report, aligned with the Task Force on Climate-Related Financial Disclosures, Sustainability Accounting Standards Board, Global Reporting Initiatives, and United Nations Sustainable Development Goals reporting frameworks. In 2024, we reported on the progress of our long-term environmental goals for greenhouse gas emissions (“GHG”), energy, water, waste, and recycling with respect to properties in our operational boundary (Scopes 1 & 2).

GOALS	GHG EMISSIONS REDUCTION (SCIENCE-BASED TARGETS) (BY 2033)(1)	ENERGY SAVINGS (BY 2033)(2)	WATER SAVINGS (BY 2033)(2)	WASTE (LANDFILL) DIVERSION (BY 2033)(2)	RECYCLING INCREASE (BY 2033)(2)

	37.5% Scopes 1 & 2	15%	10%	10%	10%

PROGRESS(3)	18.2% achieved	5.1% achieved	6.8% achieved	—	9.7% achieved
	Year 5 of 15	Year 3 of 10	Year 3 of 10	Year 3 of 10	Year 3 of 10

(1)	Relative to 2018 baseline. Validated by the Science-Based Targets initiative.
(2)	Relative to 2022 baseline.
(3)	As reported in 2024 for performance for the year ended December 31, 2023, compared using a cumulative “like-for-like” methodology. Under our “like-for-like” methodology, direct and indirect GHG emissions and energy, water, and waste metrics are compared on a year-over-year basis (using Scope 1 and Scope 2 GHG emissions) for the properties that we have owned for two full consecutive calendar years, excluding non-stabilized developments and redevelopments.

LEED Certifications(1)	ENERGY STAR®
6.1 Million Sq. Ft. LEED Certified Space	2024 Partner of the Year

(1) As of December 31, 2024. LEED®—an acronym for Leadership in Energy and Environmental Design™—and its related logo are trademarks owned by the U.S. Green Building Council® and are used with permission. Learn more at www.usgbc.org/LEED.	Named an ENERGY STAR Partner of the Year for Sustained Excellence in 2024, marking our fourth time receiving the Partner of the Year award and first time being recognized for Sustained Excellence.

10        HEALTHPEAK PROPERTIES

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Social Highlights

Recognitions

•  Great Place to Work Certified (2020-2023)

•  Orange County Business Journal Best Places to Work (2020, 2022 & 2023)

•  The Tennessean Top Workplace (2022  & 2023)

•  Fortune Best Places to Work in Real Estate (2022 & 2023)

•  Modern Healthcare Best Places to Work (3 Times)

Workforce
Doubled our workforce in 2024, including through our merger with Physicians Realty Trust and property management internalization.

Community Engagement
Partnered with over 50 community or charitable organizations in 2024.	Core Values Launched our WE CARE core values and modeled company culture through town halls, meetings, trainings, team and individual awards, and performance evaluations.

IDEA Council

We believe we are a stronger organization when we reflect the perspectives and experience of our workforce. In 2024, we launched the IDEA Council, a cross-functional employee-led council that meets regularly to develop educational platforms and plan activities to promote a supportive and inclusive employee culture at all levels of our organization. In 2024, the IDEA Council focused on initiatives relating to mental health and wellness, mentorship and professional development, and community service.

Governance Highlights

Recognitions

•  Governance Intelligence and IR Magazine – Best Proxy Statement Winner (2023)

•  Newsweek America’s Most Responsible Companies List (2020–2025)

•  ISS Governance QualityScore – Top 20%

•  ISS ESG Corporate Rating – Prime

•  MSCI Rating – AA

  All director nominees, other than Messrs. Brinker and Thomas, are independent

  Independent Board Chair

  55% refreshed Board since 2023, resulting in average director nominee tenure of 4 years

  Annual director elections with majority voting standard

  Annual Board and committee self-evaluations

  Broad diversity of perspectives, experience, and skills in our director nominees

  Board oversight of corporate culture, human capital management, corporate impact, cybersecurity, artificial intelligence, and enterprise risk management

  Codes of Conduct for directors, employees, and vendors

  Award-winning corporate impact reporting practices and robust and transparent disclosures

  Anti-hedging, anti-pledging, and clawback policies

  Robust executive officer and director stock ownership requirements

  Director term limit policy to support orderly Board refreshment

  Policy on director time commitments and overboarding aligned with key stakeholder policies and best practices

  Stockholder proxy access rights reflecting market standard terms

2025 PROXY STATEMENT        11

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Proposal 1

Election of Directors

TGH Brandon Healthplex, Brandon, FL OUTPATIENT MEDICAL
Our Board recommends a vote FOR each of the eleven director nominees	FOR

Based on the recommendations of the Nominating and Corporate Governance Committee (the “Governance Committee”), our Board has nominated our eleven directors for re-election at the Annual Meeting to serve until the 2026 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation, or removal. All the nominees are current directors of the Company who were previously elected to the Board by our stockholders. Each director nominee has agreed to be named in this proxy statement and to serve, if elected.

We have no reason to believe that any of our nominees will be unable or unwilling to serve if elected. However, if any nominee is unable or unwilling for good cause to serve, the proxy holders may vote their shares for a substitute nominee or for the balance of our Board, leaving a vacancy, unless our Board chooses to reduce the number of directors serving on our Board.

Voting Standard

MAJORITY VOTING AND DIRECTOR RESIGNATION POLICY

Consistent with corporate governance best practices, our majority voting standard for director elections requires that a director nominee in an uncontested election receive a majority of the votes cast with respect to his or her election at the Annual Meeting (that is, the number of votes cast FOR the nominee must exceed the number of votes cast AGAINST the nominee) to be elected to our Board. Our Board believes that the majority vote standard in uncontested elections strengthens the director nomination process and enhances director accountability.

We also have a director resignation policy in our Bylaws, which requires any nominee who fails to receive a majority of votes cast in an uncontested election to promptly submit his or her resignation from the Board. The Governance Committee would then consider the resignation and make a recommendation to our Board on whether to accept it or whether other action should be taken. Our Board would then act on the resignation, taking into account the Committee’s recommendation, and would publicly disclose its decision, along with the rationale for such decision, within 90 days of certification of the election results. We believe this process provides critical accountability to stockholders.

12        HEALTHPEAK PROPERTIES

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Director Qualifications, Skills and Experience

Our Governance Committee has determined that each of our director nominees possesses the qualifications, skills, and experience to effectively oversee the Company’s long-term business strategy. The matrix below indicates the director nominees who possess each qualification, skill, or experience.

Core Competencies

Our Board believes that all directors should possess certain core qualities that ensure their fitness to lead the Company. We believe that each of our directors possesses the following core attributes:

Strategic Oversight Essential to guiding our long-term business strategy	Governance Supports strong Board and management accountability and alignment with stockholders’ interests	Leadership Important for driving positive change and developing leadership qualities in others	Integrity and Ethics Paramount for ensuring the sound reputation and operation of the Company

Additional Qualifications

In addition to the core competencies noted above, our Board believes that the Company will be best served by directors with a wide array of talents and perspectives to drive innovation, promote critical thinking, and enhance discussion. Each of the following additional qualifications meaningfully adds to our Board’s depth.

Risk Oversight/Management Experience is critical to our Board’s role in overseeing the risks facing the Company.

Investment Expertise is important in evaluating our assets and portfolio as a whole.

Financial Expertise and/or Literacy is valuable in understanding and overseeing our financial reporting and internal controls.

Human Capital Management Experience is valuable in helping us attract, motivate, and retain high-performing employees.

Public Company Board Experience provides essential comparison points for operations and governance.

Corporate Impact Experience helps support the Board’s oversight of the Company’s long-term climate, human capital, and corporate governance strategy and initiatives.

Legal/Government/Regulatory Experience is relevant for ensuring oversight of management’s compliance with SEC, New York Stock Exchange (“NYSE”) and other regulatory requirements.

REIT/Real Estate Experience is helpful for understanding the Company’s strengths and challenges specific to the real estate investment trust and real estate industries.

Healthcare Industry Experience is important for understanding the Company’s strengths and challenges specific to the healthcare industry.

Cybersecurity Oversight Experience contributes to the Board’s understanding and oversight of the Company’s cybersecurity and information technology risks.

Public Company Executive Experience supports our management team through relevant advice and leadership.

2025 PROXY STATEMENT        13

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Director Nominees

Scott M. Brinker President and Chief Executive Officer, Director Age: 48 DIRECTOR SINCE: 2022 COMMITTEES: NONE OTHER CURRENT PUBLIC COMPANY BOARDS: • None

PROFESSIONAL EXPERIENCE

•

Healthpeak’s President, Chief Executive Officer, and a member of the Board since October 2022, President and Chief Investment Officer from January 2020 to October 2022, and Executive Vice President and Chief Investment Officer from March 2018 to December 2019.

•

Executive Vice President and Chief Investment Officer of Welltower Inc. (NYSE: WELL), from July 2014 to January 2017, and Executive Vice President – Investments from February 2012 to July 2014.

•

Member of the Executive Board of the National Association of Real Estate Investment Trusts (“Nareit”).

QUALIFICATIONS

Mr. Brinker brings to our Board extensive experience in the healthcare REIT industry gained from his leadership roles at Healthpeak and another publicly traded REIT. His knowledge of the Company’s operations and strategy as our President and Chief Executive Officer and former role as Chief Investment Officer, as well as his extensive and diverse experience in investments, business development, underwriting, asset management, capital markets, investor relations, corporate finance, and industry- wide relationships and perspective, all contribute to leading our Company and executing our strategy.

•

Risk Oversight/Management

•

Investment Expertise

•

Financial Expertise and/or Literacy

•

Human Capital Management

•

Public Company Board Experience

•

Corporate Impact

•

Legal/Government/Regulatory

•

REIT/Real Estate

•

Healthcare Industry

•

Cybersecurity Oversight

•

Public Company Executive

Katherine M. Sandstrom

Independent Chair of the Board

Age: 56

DIRECTOR SINCE: 2018

BOARD CHAIR SINCE:

2023

COMMITTEES:

GOVERNANCE (CHAIR)

OTHER CURRENT PUBLIC COMPANY BOARDS:

•

EastGroup Properties, Inc. (NYSE: EGP)

•

Toll Brothers, Inc. (NYSE: TOL)

•

Urban Edge Properties (NYSE: UE)

PROFESSIONAL EXPERIENCE

•

Advisor to Heitman LLC from July 2018 to March 2019.

•

Senior Managing Director and global head of Heitman LLC’s Public Real Estate Securities business from 2013 to 2018.

•

Several senior leadership positions at Heitman LLC across multiple facets of the institutional real estate investment industry.

•

Member of Global Management Committee, the Board of Managers, and the Allocation Committee while at Heitman LLC.

•

Certified Public Accountant.

QUALIFICATIONS

Ms. Sandstrom brings to our Board more than 20 years of real estate finance and investment experience. She has an extensive background overseeing buy-side investment teams for REIT securities, strategies, and assets. Ms. Sandstrom’s background as a senior executive at Heitman LLC, as well as her prior tenure as our Board Vice Chair and service on other REIT boards, are beneficial in her role as the Chair of our Board and Chair of the Governance Committee.

•

Risk Oversight/Management

•

Investment Expertise

•

Financial Expertise and/or Literacy

•

Human Capital Management

•

Public Company Board

•

Corporate Impact

•

REIT/Real Estate

14        HEALTHPEAK PROPERTIES

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John T. Thomas Vice Chair of the Board Age: 58 DIRECTOR SINCE: 2024 VICE CHAIR SINCE: 2024 COMMITTEES: NONE OTHER CURRENT PUBLIC COMPANY BOARDS: • None

PROFESSIONAL EXPERIENCE

•

President, Chief Executive Officer, and Trustee of Physicians Realty Trust (formerly NYSE: DOC), from 2013 until its merger with our Company in 2024.

•

Executive Vice President – Medical Facilities of Welltower Inc. (NYSE: WELL, formerly Health Care REIT Inc.), from 2009 to 2012.

•

President, Chief Development Officer and Business Counsel of Cirrus Health, from 2005 to 2008.

•

Senior Vice President and General Counsel of Baylor Health Care System, from 2000 to 2005.

•

General Counsel and Secretary of the St. Louis division of the Sisters of Mercy Health System, from 1997 to 2000.

•

Tax Attorney at Sonnenschein, Nath & Rosenthal (now Dentons), from 1995 to 1997, where he was elected Partner in 1997; at Shook, Hardy & Bacon from 1992 to 1995; and at Milbank, Tweed, Hadley & McCoy from 1990 to 1992.

•

Member of the Boards of Trustees of the Jacksonville State University Foundation and the Auburn University Real Estate Foundation.

•

Former Director at Education Realty Trust, Inc. (formerly NYSE: EDR).

QUALIFICATIONS

Mr. Thomas brings to our Board extensive background, skills and experience in the healthcare real estate industry. As former President and Chief Executive Officer of Physicians Realty Trust and a former executive at other companies in the healthcare and real estate industries, he is knowledgeable on various aspects of the outpatient medical business and has considerable executive experience in the real estate industry. Mr. Thomas also has experience in legal and government affairs and healthcare policy from his time as General Counsel of health systems, as co-founder and chairman of a national coalition to reform medical malpractice laws through federal legislation, and testifying before Congressional committees.

•

Risk Oversight/Management

•

Investment Expertise

•

Financial Expertise and/or Literacy

•

Human Capital Management

•

Public Company Board

•

Corporate Impact

•

Legal/Government/Regulatory

•

REIT/Real Estate

•

Healthcare Industry

•

Cybersecurity Oversight

•

Public Company Executive

Brian G. Cartwright Independent Director Age: 77 DIRECTOR SINCE: 2013 COMMITTEES: COMPENSATION, GOVERNANCE OTHER CURRENT PUBLIC COMPANY BOARDS: • None

PROFESSIONAL EXPERIENCE

•

Senior Advisor (inactive) at Patomak Global Partners, LLC, a regulatory consulting firm, since 2012.

•

General Counsel of the SEC from 2006 to 2009.

•

Senior Advisor at the law firm of Latham & Watkins LLP from 2009 to 2011. Partner, serving in various senior management positions, including as a member of its Executive Committee, from 1988 to 2005.

•

Law clerk to Associate Justice Sandra Day O’Connor, United States Supreme Court from 1981 to 1982.

•

Chair of the Board of Trustees of the Pacific Legal Foundation, a nonprofit provider of legal services, since 2021, and in various capacities as a member of the Board of Trustees, including as Vice Chair, since 2011.

•

Former Director at Investment Technology Group (formerly NYSE: ITG), from 2016 to 2019.

QUALIFICATIONS

Mr. Cartwright brings to our Board unparalleled and distinguished corporate governance, regulatory, and legal experience, having previously served as general counsel of the SEC, which provides valuable insight in his role as a member of the Governance Committee and Compensation Committee. His legal background and experience managing a large professional services firm provides our Board with considerable expertise regarding comprehensive issues faced by public companies. Additionally, Mr. Cartwright has extensive experience with accounting and auditing issues from his time with Latham & Watkins LLP and at the SEC.

•

Risk Oversight/Management

•

Investment Expertise

•

Financial Expertise and/or Literacy

•

Human Capital Management

•

Public Company Board

•

Corporate Impact

•

Legal/Government/Regulatory

•

Healthcare Industry

2025 PROXY STATEMENT        15

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James B. Connor Independent Director Age: 66 DIRECTOR SINCE: 2023 COMMITTEES: AUDIT, COMPENSATION OTHER CURRENT PUBLIC COMPANY BOARDS: • EPR Properties (NYSE: EPR) • Prologis, Inc. (NYSE: PLD)

PROFESSIONAL EXPERIENCE

•

Chairman and Chief Executive Officer of Duke Realty Corporation (formerly NYSE: DRE), a REIT, from April 2017 until the company’s acquisition by Prologis, Inc. (NYSE: PLD) in October 2022. President and Chief Executive Officer from January 2016 to April 2017, Senior Executive Vice President and Chief Operating Officer from 2013 to 2015, Senior Regional Executive Vice President from 2011 to 2013, Executive Vice President Midwest Region from 2003 to 2010, and Senior Vice President from 1998 to 2003.

•

Various executive and brokerage positions at Cushman  & Wakefield from 1981 to 1998, most recently as Senior Managing Director for the Midwest area.

•

Former First Vice Chair of the Executive Board of Nareit.

•

Chair of the Board of Trustees of Roosevelt University in Chicago.

QUALIFICATIONS

Mr. Connor brings to our Board business administration, capital markets, corporate development, corporate governance, human capital, investor relations, marketing, public company, and sustainability expertise gained from his leadership roles at another publicly traded REIT for more than 20 years, most recently as its chairman of the board and chief executive officer, and more than 15 years of additional experience in commercial real estate. His extensive background as a REIT chief executive provides valuable insight in his role as a member of the Audit Committee and Compensation Committee.

•

Risk Oversight/Management

•

Investment Expertise

•

Financial Expertise and/or Literacy

•

Human Capital Management

•

Public Company Board

•

Corporate Impact

•

Legal/Government/Regulatory

•

REIT/Real Estate

•

Healthcare Industry

•

Cybersecurity Oversight

•

Public Company Executive

R. Kent Griffin, Jr. Independent Director Age: 55 DIRECTOR SINCE: 2018 COMMITTEES: AUDIT (CHAIR), INVESTMENT OTHER CURRENT PUBLIC COMPANY BOARDS: • Cousins Properties Inc. (NYSE: CUZ)

PROFESSIONAL EXPERIENCE

•

Managing Director of PHICAS Investors since June 2016.

•

President and Chief Operating Officer of BioMed Realty Trust, Inc. (formerly NYSE: BMR) from 2008 to 2015. Chief Financial Officer from 2006 to 2010.

•

Senior Vice President, investment banking division, Raymond James & Associates, Inc. from 2003 to 2006.

•

Associate, investment banking division, J.P. Morgan Securities, Inc. from 1998 to 2003.

•

Auditor, Arthur Andersen, LLP from 1992 to 1997.

•

Former Chairman and current member of the Board of Directors for Charleston Waterkeeper (nonprofit); Chairman of the Board of Directors for Coastal Conservation League (nonprofit); and Member of Audit & Finance Committee for the Charleston County School District.

•

Former Director at Tier REIT, Inc. (NYSE: TIER), from 2017 to 2019.

QUALIFICATIONS

Mr. Griffin brings to our Board extensive real estate and corporate finance experience gained from his leadership roles, currently at PHICAS as a managing director and previously as the president, chief operating officer, and chief financial officer of BioMed Realty Trust, Inc. Mr. Griffin leverages his experience as an auditor at a major public accounting firm in his role as Chair of the Audit Committee, as well as his investment banking and corporate finance experience in his role as a member of the Investment and Finance Committee (“Investment Committee”).

•

Risk Oversight/Management

•

Investment Expertise

•

Financial Expertise and/or Literacy

•

Human Capital Management

•

Public Company Board

•

Corporate Impact

•

Legal/Government/Regulatory

•

REIT/Real Estate

•

Healthcare Industry

•

Cybersecurity Oversight

•

Public Company Executive

16        HEALTHPEAK PROPERTIES

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Pamela J. Kessler Independent Director Age: 59 DIRECTOR SINCE: 2024 COMMITTEES: AUDIT OTHER CURRENT PUBLIC COMPANY BOARDS: • None

PROFESSIONAL EXPERIENCE

•

Co-Chief Executive Officer and Co-President of LTC Properties, Inc. (NYSE: LTC) since December 2024 and May 2020, respectively. Executive Vice President, Chief Financial Officer, and Secretary from 2010 to 2024, Senior Vice President, Chief Financial Officer, and Secretary from 2007 to 2010, and other senior positions from 2000 to 2007.

•

Corporate Controller of The Ezralow Company, from 1997 to 2000.

•

Director of Financial Reporting of Irvine Apartment Communities (formerly NYSE: IAC), from 1994 to 1997.

•

Assistant Controller of Inland Empire Division of KB Home, from 1992 to 1994.

•

Senior Accountant, Real Estate Group at Ernst & Young LLP, from 1989 to 1992.

•

Former Trustee at Physicians Realty Trust (formerly NYSE: DOC), from 2018 until its merger with our Company in 2024.

•

Member of the Board and the real estate committee of the Providence Cedars-Sinai Tarzana Foundation.

•

Certified Public Accountant (inactive).

QUALIFICATIONS

Ms. Kessler brings to our Board extensive experience in the healthcare real estate industry, including her experience in risk oversight, strategy, and human capital management as an executive officer of a publicly traded REIT, and her financial expertise as a public company chief financial officer, which are beneficial in her role as a member of the Audit Committee.

•

Risk Oversight/Management

•

Investment Expertise

•

Financial Expertise and/or Literacy

•

Human Capital Management

•

Public Company Board

•

Corporate Impact

•

Legal/Government/Regulatory

•

REIT/Real Estate

•

Healthcare Industry

•

Cybersecurity Oversight

•

Public Company Executive

2025 PROXY STATEMENT        17

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Sara G. Lewis

Independent Director

Age: 57

DIRECTOR SINCE: 2019

COMMITTEES:

COMPENSATION (CHAIR), GOVERNANCE

OTHER CURRENT PUBLIC COMPANY BOARDS:

•

Freeport-McMoRan, Inc. (NYSE: FCX)

•

Weyerhaeuser Company (NYSE: WY)

PROFESSIONAL EXPERIENCE

•

Founder and Chief Executive Officer of Lewis Corporate Advisors, LLC from 2009 to 2018.

•

Executive Vice President and Chief Financial Officer (from 2002 to 2009) and Managing Director, Finance and Capital Markets (from 2001 to 2002) of Washington Real Estate Investment Trust Company (formerly NYSE: WRE).

•

Vice President, Finance and Investor Relations of Corporate Office Properties Trust (NYSE: OFC) from 1999 to 2001.

•

Observing Board Member for the PwC USA LLP Board of Partners and Principals since 2024.

•

Board Leadership Fellow of the National Association of Corporate Directors since 2012; delegate for the Advisory Council for Risk Oversight; Directorship 100 recipient in 2017.

•

Senior Trustee of The Brookings Institution since 2024 and board member since 2016. Formerly a member of the Executive Committee and Chair of the Governance Studies Council, Vice Chair of the Audit Committee, and member of the Investment Committee and Budget & Finance Committee.

•

Member of the Leadership Board and Corporate Governance Committee of the U.S. Chamber of Commerce Center for Capital Markets Competitiveness since 2015, as well as a member of the ESG Committee.

•

Audit Committee Council member of the Center for Audit Quality.

•

Former Director at Sun Life Financial, Inc. (NYSE: SLF), from 2014 to 2021; PS Business Parks, Inc. (formerly NYSE: PSB) from 2010 to 2019; and previously served as a director on several other public company boards, including Adamas Pharmaceuticals, Inc. (formerly Nasdaq: ADMS); Plum Creek Timber Company, Inc. (formerly NYSE: PCL); and CapitalSource, Inc. (formerly NYSE: CSE), as well as Everside Health (now Marathon Health), a private company.

•

Certified Public Accountant and Chartered Financial Analyst.

QUALIFICATIONS

Ms. Lewis brings to our Board extensive boardroom experience and over 30 years of corporate finance and capital markets experience. For more than 20 years, she has served on several public company boards, including as chair of audit, compensation, and governance committees and presiding director. Ms. Lewis has been part of the executive teams of several public REITs, including as a chief financial officer, which complement her role as Chair of the Compensation Committee and a member of the Governance Committee.

•

Risk Oversight/Management

•

Investment Expertise

•

Financial Expertise and/or Literacy

•

Human Capital Management

•

Public Company Board

•

Corporate Impact

•

Legal/Government/Regulatory

•

REIT/Real Estate

•

Healthcare Industry

•

Cybersecurity Oversight

•

Public Company Executive

Ava E. Lias-Booker Independent Director Age: 64 DIRECTOR SINCE: 2024 COMMITTEES: GOVERNANCE OTHER CURRENT PUBLIC COMPANY BOARDS: • None

PROFESSIONAL EXPERIENCE

•

Partner at McGuireWoods LLP, since 2004, and served in a variety of leadership roles, including as chair of the firm’s Diversity and Inclusion Committee.

•

Partner at Saul Ewing LLP, from 2001 to 2004.

•

Partner at Gordon, Feinblatt, Rothman, Hoffberger  & Hollander LLP, from 1995 to 2001.

•

Partner at Saul Ewing LLP (formerly Weinberg & Green LLC), from 1994 to 1995.

•

Former Trustee at Physicians Realty Trust (formerly NYSE: DOC), from 2022 until its merger with our Company in 2024.

•

Member of the Board of Directors of the University of Maryland Saint Joseph’s Medical Center; gubernatorial appointee to the University of Maryland Medical System Board of Directors; and member of the Boards of Visitors of Duke University School of Law (honorary) and the University of Maryland Francis King Carey School of Law (emeritus).

QUALIFICATIONS

Ms. Lias-Booker brings to our Board extensive experience in legal, governance, and regulatory compliance matters, as well as leadership on human capital management issues, which complement her role as a member of the Governance Committee. Her prior experience serving on the board of trustees of Physicians Realty Trust provided her with expertise in risk oversight, investments, financial literacy, and public company board matters.

•

Risk Oversight/Management

•

Investment Expertise

•

Financial Expertise and/or Literacy

•

Human Capital Management

•

Public Company Board

•

Corporate Impact

•

Legal/Government/Regulatory

18        HEALTHPEAK PROPERTIES

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Governor Tommy G. Thompson

Independent Director

Age: 83

DIRECTOR SINCE: 2024

COMMITTEES:

INVESTMENT (CHAIR)

OTHER CURRENT PUBLIC COMPANY BOARDS:

•

TherapeuticsMD, Inc. (Nasdaq: TXMD)

•

United Therapeutics Corporation (Nasdaq: UTHR)

PROFESSIONAL EXPERIENCE

•

President of the University of Wisconsin System, from 2020 to 2022.

•

U.S. Secretary of Health and Human Services, from 2001 to 2005.

•

Governor of State of Wisconsin, from 1987 to 2001.

•

Senior Advisor at Deloitte & Touche USA LLP, from 2005 to 2009.

•

Partner at Akin Gump Strauss Hauer & Feld LLP, from 2005 to 2012.

•

President of Logistics Health, Inc., from 2005 to 2011, and Chairman of the Board of Trustees from 2007 to 2011.

•

Former Chairman of the Board of Trustees at Physicians Realty Trust (formerly NYSE: DOC), from 2013 until its merger with our Company in 2024.

•

Former Director at Scilex Holding Company (Nasdaq: SCLX), from 2022 to 2023; Tyme Technologies, Inc. (formerly Nasdaq: TYME), from 2018 to 2020; and previously served as a director on several other public company boards, including C.R. Bard, Inc. (formerly NYSE: BCR); Cytori Therapeutics, Inc. (now Plus Therapeutics, Nasdaq: PSTV); Cancer Genetics, Inc. (now Vyant Bio, Inc., formerly Nasdaq: VYNT); Centene Corporation (NYSE: CNC); and CareView Communications, Inc.

QUALIFICATIONS

Governor Thompson brings to our Board decades of experience and leadership in government and the evolving healthcare industry, including unique experience with physicians, healthcare decision makers, and business executives regarding healthcare policy and improvements within the industry. His other service on public company boards in the healthcare real estate and biopharma industries makes him uniquely situated to serve on our Board and as a member of the Investment Committee with our focus on healthcare discovery and delivery, including the financial, investment, and risk oversight issues specific to our industry and sector.

•

Risk Oversight/Management

•

Investment Expertise

•

Financial Expertise and/or Literacy

•

Human Capital Management

•

Public Company Board

•

Corporate Impact

•

Legal/Government/Regulatory

•

REIT/Real Estate

•

Healthcare Industry

Richard A. Weiss Independent Director Age: 78 DIRECTOR SINCE: 2024 COMMITTEES: INVESTMENT OTHER CURRENT PUBLIC COMPANY BOARDS: • None

PROFESSIONAL EXPERIENCE

•

Public finance attorney at Foley & Lardner LLP, from 1971 to 2008, including as a Partner from 1978 to 2008 and as a member of the Management Committee from 1999 to 2008.

•

Former Trustee at Physicians Realty Trust (NYSE: DOC), from 2013 until its merger with our Company in 2024.

•

Member of the Board of Directors and former chair of the Audit Committee of Ascendium Education Group.

•

Former member of the Boards of Directors of Advocate Aurora Health and predecessor companies, including terms as finance committee chair and board chair of Aurora Health Care and Milwaukee Psychiatric Hospital; former member and Chair of the Board of Directors of Washington Hospital Center in Washington, D.C.; former member of the executive committee of the Board of Directors of the Greater Washington Board of Trade; and former member of the Board of Trustees of the Medical College of Wisconsin.

QUALIFICATIONS

Mr. Weiss brings to our Board more than 50 years of healthcare industry, legal, and financial experience, as well as experience in legal and regulatory compliance matters, which complement his role as a member of our Investment Committee.

•

Risk Oversight/Management

•

Investment Expertise

•

Financial Expertise and/or Literacy

•

Human Capital Management

•

Public Company Board

•

Corporate Impact

•

Legal/Government/Regulatory

•

REIT/Real Estate

•

Healthcare Industry

•

Cybersecurity Oversight

2025 PROXY STATEMENT        19

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Board Effectiveness and Strategic Evolution

Our Board believes that improving its effectiveness is an ongoing process that requires thoughtful planning, evaluation, recruitment, and orderly refreshment. This ongoing process is outlined below.

Director Selection	Onboarding and Education	Board Self-Evaluation	Board Composition and Refreshment

1

Director Selection

Identifying and Evaluating Director Nominee Candidates

The Governance Committee considers a variety of factors when reviewing potential nominees for our Board, including:

•	Personal and professional integrity, ethics, and values;
•	Experience in the REIT industry and other industries relevant to our operations, such as real estate, healthcare, life science, development, investments, and corporate finance;
•	Experience with relevant legal, regulatory, and policy concerns;
•	Experience as a board member of other public companies, as well as other leadership attributes;
•	The ability and willingness to commit adequate time to our Board and its committees;
•	Experience in corporate management and executive leadership, such as serving as an officer or former officer of a publicly traded company;
•	Whether the individual’s skills and personality will complement and supplement those of the other members (and potential members) of our Board and are likely to be conducive to building a Board that is effective, collegial, and responsive to the needs of the Company;
•	Expertise in an area of Healthpeak’s operations, such as financing strategy, risk management, or human capital management;
•	Practical and mature business judgment;
•	Personal and professional time commitments and capacity, ability, and willingness to govern; and
•	Independence from management and lack of relationships with our other directors and employees.

PERSPECTIVES, EXPERIENCE, AND SKILLS

The Governance Committee strives to identify candidates that create diversity in its broadest sense, including, among other attributes, profession, skills, perspective, and experience. As part of our Board’s self-evaluation, our Board annually assesses whether its composition is appropriate.

The Governance Committee considers potential director nominees recommended by various sources, including Board members, stockholders, and senior management. The Committee will consider director candidates properly recommended by stockholders in the same manner as recommendations received from other sources. For a description of the process for stockholders to recommend or nominate directors, see “Other Matters—2026 Stockholder Proposals, Director Nominations, and Director Candidate Recommendations.”

If the Board, upon the recommendation of the Governance Committee, determines it is appropriate to consider new director candidates to refresh the Board or fill any Board vacancies, the Chair of the Governance Committee, or a member designated by the Chair, is responsible for overseeing the search and interview process. The Committee will provide progress updates to our Board and will meet to consider and recommend final director candidates to the entire Board. Our Board then determines, taking into account the recommendation of the Committee, which candidates to appoint to our Board or nominate for election by our stockholders.

20        HEALTHPEAK PROPERTIES

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Nominee Independence Considerations

Our Board has assessed whether the members of our Board are independent according to NYSE listing standards. For a director to be considered independent under NYSE rules, our Board must affirmatively determine that the director has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us), with certain types of relationships automatically disqualifying the director as independent. Our Board annually evaluates the independence of each non-employee director by considering any matters that could affect the director’s ability to exercise independent judgment in carrying out his or her responsibilities. This evaluation includes any transactions or relationships between the director, members of his or her family, and organizations with which that director or family members have an affiliation, on the one hand, and us, our subsidiaries, and management, on the other hand.

Based upon its most recent review, our Board affirmatively determined that each of Mses. Kessler, Lewis, Lias-Booker, and Sandstrom, Messrs. Cartwright, Connor, Griffin, and Weiss, and Governor Thompson is independent under the rules of the NYSE. We refer to these current directors for whom we have affirmatively determined independence under NYSE rules as “Independent Directors.” In addition, the Board previously determined that each of Ms. Christine Garvey and Mr. David Henry, who retired from our Board at the 2024 annual meeting of stockholders pursuant to our director term limit policy, were independent under NYSE rules during the period of their service on our Board. Our only non-independent directors are Mr. Brinker, our President and CEO, and Mr. Thomas, Vice Chair of the Board and our employee.

Time Commitment and Attendance

When evaluating potential director nominees, our Board considers ability and willingness to commit adequate time to Board and committee matters, including in light of the nominee’s other positions, service on other public company boards, and/or board leadership positions. We expect our directors to attend regularly scheduled quarterly meetings of our Board, including the annual meeting of stockholders, as well as make every effort to attend all other scheduled meetings of the Board and all other meetings of committees of which they are members. Directors are expected to be sufficiently familiar with our business and the risks and competition we face to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves.

Our Board values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director’s time and availability. Accordingly, under our Corporate Governance Guidelines, directors may not serve on the board of directors of more than four other public companies, and our President and CEO and any director serving as a chief executive officer or other executive officer of another public company may not serve on the board of directors of more than two other public companies. Our Board has determined that this policy on director time commitments is appropriate based on a review of institutional investor and proxy advisory firm guidelines, as well as peer trends and best practices. Our Board, with oversight from the Governance Committee, reviews the policy and each director’s compliance on an annual basis. All director nominees currently comply with the Company’s policy on director time commitments.

Proxy Access

Our Bylaws permit a stockholder, or group of up to 25 stockholders, owning at least 3% of our outstanding common stock continuously for three years to nominate up to the greater of two directors or a number of directors constituting up to 20% of our Board for inclusion in our proxy materials for an annual meeting of stockholders, subject to complying with the requirements contained in our Bylaws. For more information on using proxy access to nominate directors, see “Other Matters—2026 Stockholder Proposals, Director Nominations, and Director Candidate Recommendations.”

25	3%	3	20%
Up to a group of 25 stockholders	Owning at least 3% of our shares	Continuously for 3 years	May nominate the greater of two nominees or 20% of our Board

2025 PROXY STATEMENT        21

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2

Onboarding and Education

Continuous Education and Exposure to Best Practices

Onboarding and orientation: When a director joins our Board, senior management provides an orientation to familiarize the new director with the Company’s strategy, business, policies, and governance practices. In February 2024, we provided a comprehensive onboarding and orientation session for our five new directors (Mses. Kessler and Lias-Booker, Messrs. Thomas and Weiss, and Governor Thompson) who joined our Board in connection with our merger with Physicians Realty Trust, which closed on March 1, 2024. The director orientation covered matters including corporate strategy, business overview and performance for each segment, human capital management, corporate governance, accounting, and risk management.

Deep dives and meaningful engagement: Throughout the year, our management team, as well as outside advisors, present to the Board on substantive topics that affect our business and relate to our strategy. During our regular quarterly Board meetings, our directors meet with members of management, including emerging leaders, to receive insight on our operations. During 2024, our directors received updates from subject matter experts in cybersecurity, artificial intelligence and technology, sustainability, corporate governance, political and legislative matters, and risk management, among other topics. In addition, senior management provided the Board with a deep dive on our Lab segment and directors attended tours of our Lab and Outpatient Medical properties.

Educational memberships and events: We encourage directors to attend director education programs relating to board responsibilities, corporate governance, and/or substantive matters relevant to the Company. We provide a list of upcoming educational programs and conferences to our directors every quarter and reimburse cost of attendance. In addition, each director is provided with membership in the National Association of Corporate Directors, which provides continuing director education programming. In 2024, our directors attended director education events covering risk management and corporate governance, among other topics.

Governance policymaking: Certain of our directors are actively involved in shaping policy around corporate governance. For example, Ms. Lewis, our Compensation Committee Chair and a member of our Governance Committee, helps shape corporate governance policy through her participation in the U.S. Chamber of Commerce Center for Capital Markets Competitiveness as a member of the Chamber’s Leadership Board, Corporate Governance Committee, and ESG Committee, as well as the Center for Audit Quality as a member of the Audit Committee Council.

22        HEALTHPEAK PROPERTIES

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3

Board Self-Evaluation

Self-Evaluation Process

Our Board conducts an annual self-assessment aimed at enhancing its effectiveness. Our directors review areas where they feel our Board functions effectively and, importantly, areas where our Board believes there are opportunities for improvement, including through ongoing and orderly Board refreshment.

PLANNING

The Governance Committee, in consultation with our General Counsel, establishes a framework for the Board’s self-evaluation based on the needs of the Board from time to time, as well as changes in corporate governance best practices.

IDENTIFY DISCUSSION TOPICS

Our independent Chair works with our General Counsel to identify relevant topics for discussion, which evolve from year to year. The topics typically include, among others, Board composition and structure, business strategy and operations oversight, risk management, meeting materials and conduct, director time commitments and attendance, and interactions with management and advisors.

ONE-ON-ONE DISCUSSIONS

Our independent Chair conducts one-on-one discussions with each director using the identified evaluation topics as guidelines. These candid conversations allow for direct and honest feedback on any aspect of our Board’s operations.

PEER REVIEW Our General Counsel separately discusses the independent Chair’s performance with each director. This peer review allows for candid feedback on the Chair’s performance and leadership.
REVIEW AND REPORTING Our independent Chair reports the results of the evaluations to the full Board, which discusses the results in an executive session.
FOLLOW UP Policies, practices, and the composition of our Board and its committees are modified, as determined appropriate, based on the evaluation findings.

ONGOING

Our directors regularly convey feedback to our independent Chair throughout the year. Good governance and monitoring are an ongoing process.

SELF-EVALUATION ACTION ITEMS

Our Board took the following actions in response to the 2024 Board self-evaluations, reflecting our Board’s commitment to refreshment and improvement:

•   Reviewed and updated committee composition. See below under “Board Composition and Committee Rotation” for the changes made in 2024.

2025 PROXY STATEMENT        23

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4

Board Composition and Refreshment

Board Composition, Committee Rotation and Refreshment

Board Composition and Committee Rotation

The Governance Committee periodically assesses our directors’ skills, experience, and perspectives in the context of the Board’s overall composition, as well as the current and future needs of the Company and the Board. Among other matters, the Committee considers the results of its annual self-assessments for the Board and its committees when reviewing Board leadership and committee composition.

In considering Board composition and leadership, the Board balances the benefits derived from continuity and experience, as well as fresh viewpoints and perspectives. By periodically rotating committee composition, our directors gain a comprehensive understanding of different aspects of our business. Considering our Company’s strategic direction, transformative merger with Physicians Realty Trust and related integration, as well as continued focus on corporate governance, human capital management, and risk management, our Board conducted a comprehensive review of its composition and structure and made the following updates in 2024:

•	Five directors from Physicians Realty Trust, Mses. Kessler and Lias-Booker, Messrs. Thomas and Weiss, and Governor Thompson, were appointed to the Board in March 2024 following the merger
•	Mr. Thomas was appointed as our Board Vice Chair
•	Ms. Kessler joined the Audit Committee, Ms. Lias-Booker joined the Governance Committee, and Governor Thompson and Mr. Weiss joined the Investment and Finance Committee, with Governor Thompson serving as Chair of that committee
•	Ms. Garvey and Mr. Henry retired at the 2024 annual meeting of stockholders pursuant to our director term limit policy

Refreshment

Director Term Limit Policy

Our Board believes that our directors develop an understanding of the Company and an ability to work effectively as a group over time. Accordingly, our Board values year-over-year continuity. At the same time, the Board believes that director refreshment is important to help ensure that Board composition is aligned with the needs of the Company as our business evolves and grows. The Board strategically reviews director refreshment from time to time and has adopted a 15-year director term limit policy.

•	Our 15-year term limit policy allows us to continue orderly Board refreshment while allowing for a cohesive Board with a diversity of skills, experience, and tenures.

•	Under the 15-year term limit policy, directors will not be nominated for election or appointed to the Board at any annual meeting of stockholders following the calendar year in which they have attained 15 years of service on the Board. On the recommendation of the Governance Committee, the Board, by majority vote and on an annual basis, may waive the term limit if the Board deems such waiver to be in the best interests of the Company.

•	Ms. Garvey and Mr. Henry retired from the Board at the 2024 annual meeting of stockholders pursuant to the director term limit policy.

55%
Board Refreshment Since 2023

4 Years
Average and Median Director Nominee Tenure

24        HEALTHPEAK PROPERTIES

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Corporate Governance

Board and Stockholder Meeting Attendance

Our Board’s primary responsibility is to oversee the long-term health and success of our business on behalf of stockholders. In order to effectively carry out that duty to stockholders, our Board commits a substantial amount of time and attention throughout the year to the most significant aspects of our business. Directors are expected to, and do, ask challenging questions of management.

Our policy is that directors should make every effort to attend all meetings of our Board and the annual meeting of stockholders, as well as all meetings of Board committees for which they are members, unless doing so is impracticable due to unavoidable conflicts. Our directors are committed to their responsibilities and are highly engaged, as demonstrated by their high attendance at all 2024 Board and committee meetings. No director attended less than 75% of the aggregate number of meetings of our Board and the committees on which the director served in 2024. When directors were not able to attend a Board meeting due to a scheduling conflict, they separately met with our Board Chair, Vice Chair, or CEO to discuss the meeting topic(s). All of our then-serving directors attended the 2024 annual meeting of stockholders, other than Governor Thompson, who had an unavoidable conflict scheduled before he became our director.

We value the experience our directors bring from other boards on which they serve, but we also recognize that those boards may present demands on a director’s time and availability. As discussed on page 21, all director nominees satisfy our policy on director time commitments.

Board Effectiveness Underscored by Engagement

100% Board Meeting Attendance in 2024

4 Total Board Meetings in 2024

100% Committee Meeting Attendance in 2024

18 Total Committee Meetings in 2024

Corporate Governance Highlights

We are committed to corporate governance practices that promote long-term value creation, transparency, and accountability for our stockholders. Based on investor feedback on our governance practices, along with our ongoing evaluation of best practices, we made a number of governance and disclosure enhancements in recent years.

2021	2022	2023	2024
Codified the Board’s oversight of corporate impact matters in the Governance Committee Charter Enhanced corporate impact disclosures aligned with leading reporting frameworks	Appointed an independent Vice Chair of the Board Rotated Board committee membership	Appointed a new independent Board Chair Appointed a new director in March 2023 Rotated Board committee membership

Appointed five new directors (four of whom are independent) in connection with the Physicians Realty Trust merger

Appointed a new Board Vice Chair

Refreshed Board committee composition following retirement of two directors under our director term limit policy

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Corporate Governance Policies

CORPORATE GOVERNANCE GUIDELINES

•	Our Board has adopted Corporate Governance Guidelines with respect to, among other things, Board composition, Board meetings, our Board’s standing committees, stockholder communications with our Board, director time commitments, continuing education for directors, succession planning, and Board and committee self-assessments.

CODES OF BUSINESS CONDUCT AND ETHICS

•	Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, as well as a Vendor Code of Business Conduct and Ethics (the “Vendor Code”, and together with the Code of Conduct, the “Codes of Conduct”) that applies to our vendors and business partners.
•	The Codes of Conduct represent an integral part of our commitment to the highest ethical standards, and are aimed at ensuring that our directors, employees, and vendors work collectively to uphold those standards. The Board reviews the Codes of Conduct annually.
•	We provide annual training on the Code of Conduct to all of our employees, with 100% participation by active employees in 2024. In alignment with our core value to “Act with Integrity,” we conducted enhanced company-wide training in 2024 on the Codes of Conduct.
•	The Codes of Conduct address, among other things, labor practices and human rights, health and safety, sustainability, conflicts of interest, corporate opportunities, confidential information, competition and fair dealing, relationships with customers and suppliers, gifts, protection of Company assets, and compliance with laws.
•	The Code of Conduct also serves as the code of ethics required under applicable SEC rules for our senior financial officers.
•	Waivers of, and amendments to, our Code of Conduct that apply to our directors and executive officers will be timely posted on our website at healthpeak.com/corporate-impact/governance to the extent required by applicable SEC and NYSE rules. There were no such waivers or amendments in 2024.

WHISTLEBLOWER HOTLINE

•	Our officers, employees, vendors, and business partners are encouraged to report complaints regarding accounting, internal controls, auditing matters, violations of law, violations of our Codes of Conduct, or other concerns regarding the conduct of Healthpeak’s employees, representatives, or business partners through a secure third-party administered whistleblower hotline, which allows for any reported concerns to be submitted anonymously.
•	The whistleblower hotline is made available to employees via our intranet and to vendors and business partners via a website. In each case, the site leads the individual to an external, independent website operated by an independent service provider.
•	Any matter reported through the whistleblower hotline and determined not to be frivolous or immaterial is reviewed first by our Audit Committee Chair and, in certain cases, by our General Counsel, Chief Human Resources Officer, and/or our head of Internal Audit, and investigated and discussed with our Audit Committee and/or full Board. When appropriate, independent third parties assist in an investigation.
•	No complaints were reported through the whistleblower hotline in 2024.

RELATED PERSON TRANSACTIONS POLICIES AND PROCEDURES

•	Our General Counsel and our President and CEO initially review potential related person transactions for materiality and then present them to the Audit Committee for review and approval, as appropriate.
•	For this purpose, “related person transactions” are generally defined under applicable SEC rules as any transaction or series of transactions in which we are a participant, the amount involved exceeds $120,000 and any of our directors, director nominees, executive officers, 5% or greater stockholders, or any of their respective immediate family members or certain related entities has a direct or indirect material interest.
•	Under the Audit Committee Charter and our Related Person Transactions Policy, which are reviewed annually by the Board, any related person transactions brought to the Audit Committee’s attention that could reasonably be expected to have a material impact on our financial statements must be discussed among the Audit Committee, management and Healthpeak’s independent auditor.
•	In determining whether to approve or reject a related person transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, as well as the extent of the related person’s economic interest in the transaction.

INSIDER TRADING POLICY

•	We have adopted an Insider Trading Policy governing the purchase, sale, or other dispositions of our securities.
•	The Insider Trading Policy applies to our directors, officers, and employees.
•	We believe our Insider Trading Policy is reasonably designed to promote compliance with U.S. insider trading laws, rules, and regulations and applicable listing standards. A copy of our Insider Trading Policy is filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as Exhibit 19.1 and describes our practices and procedures regarding insider trading and pre-clearance requirements. Because our insider trading policies and procedures are designed to address transactions in our Company’s securities by directors, officers, and employees, we do not have formal policies and procedures that govern purchases of our securities by the Company.

Where to find our corporate governance documents	We encourage you to view the following corporate governance materials on our website at healthpeak.com/corporate-impact/governance	• Board Committee Charters • Corporate Governance Guidelines	• Code of Business Conduct and Ethics • Vendor Code of Business Conduct and Ethics

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Risk Oversight

Board Responsibilities

Our Board believes that effective risk management involves our entire corporate governance framework. Both management and our Board have key responsibilities in managing risk throughout the Company, as described below. The Board oversees the risk management process. Oversight of risks in their respective areas of oversight are delegated to the various Board committees, with each committee working with management and reporting to our Board at each regular Board meeting.

Our risk management process includes checks and balances that allows our Independent Directors to review and consider any risk matters. In the event it is advisable that our Independent Directors review or take alternative action on management’s recommendation on any risk matters, our independent Chair has the authority to call and preside at special meetings or executive sessions of the Independent Directors as necessary or advisable.

Management Responsibilities

Management proactively analyzes the short-, intermediate-, and long-term risks that may adversely affect our business, operations, or financial condition. Management utilizes an ongoing assessment process that identifies material risks and implements management and mitigation strategies, reporting to, and working with the Board and its committees. Our formal Enterprise Risk Management program identifies, assesses, evaluates, responds to, and monitors the risks identified by management’s various subject matter experts across the Company, including finance, tax, legal, operations, internal audit, and the business segments. Our General Counsel, who reports to our President and CEO, oversees our compliance program, and our Vice President of Internal Audit, who has a direct reporting line to our independent Audit Committee Chair, oversees our Enterprise Risk Management program and our ongoing risk assessment process.

After determining risks that could have a material business, operational, or financial impact, management models the potential impact using a scorecard/heat map, in addition to analyzing trends of increasing or decreasing importance. Our Board and its committees receive reports from and engage with management regarding these risks, their potential impacts and the steps management has taken to monitor and mitigate these risks, making determinations on any action warranted. These risks include short-, intermediate-, and long-term risks, as well as both existing risks and emerging risks. Our Board’s oversight standards apply regardless of the immediacy of the risk assessed. Each of our current directors possesses risk oversight and management experience, which we believe makes our Board particularly effective in engaging with management to address existing risks and identify significant emerging risks.

In addition to identifying and mitigating risks, management assesses which risks merit disclosure in our periodic reports, including through a cross-functional management-level disclosure committee that meets quarterly to identify any significant emerging risks warranting disclosure, as well as an extensive annual cross-functional review of our risk factors disclosed in our Annual Report on Form 10-K. These disclosure controls and procedures are designed to ensure that information required to be disclosed in our reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and that this information is accumulated and communicated to our management to allow for timely decisions regarding disclosure. These disclosure controls and procedures, and the resulting assessments and determinations regarding disclosure of risks, are discussed regularly with our Board as part of its risk oversight function.

Our Board periodically reviews management’s risk mitigation strategies, including our business continuity plan and crisis response protocols, with management to ensure that we appropriately and timely identify and respond to emerging risks. As determined appropriate, our Board is also guided by independent advisors who report to the Board from time to time on various risk topics within their area of expertise. For example, a third-party cybersecurity expert presents to our Board at least annually regarding known and emerging cybersecurity risks and reviews of our systems, and our independent auditors present to our Board regularly regarding various operational and other risks that could impact our financial statements. For additional discussion of our cybersecurity risk management and governance, see Part I, Item 1C. “Cybersecurity” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

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Risk Oversight Responsibilities

Board Responsibilities

Oversight of the risk management process	Leadership of management succession planning	Review of periodic reports from Board committees on specific risk oversight responsibilities

Development of business strategy and major resource allocation	Business conduct and compliance oversight	General oversight of cybersecurity risk

AUDIT COMMITTEE

•   Oversight of enterprise risk management activities, including data, cybersecurity, and artificial intelligence policies and programs

•   Oversight of staffing and performance of internal audit function

•   Oversight of integrity of financial statements and internal control over financial reporting

•   Responsible for appointment, compensation, and oversight of independent registered public accounting firm

GOVERNANCE COMMITTEE

•   Overall corporate governance leadership

•   Provides recommendations regarding Board and committee composition

•   Oversight of corporate governance and environmental performance and climate strategy

COMPENSATION COMMITTEE

•   Oversight of compensation-related risks and overall philosophy

•   Oversight of human capital matters, including culture, talent acquisition, retention, employee engagement, succession planning, and executive compensation

INVESTMENT COMMITTEE • Overall oversight of investment policies and strategies • Overall oversight of finance requirements and plans relating to investment strategies

Management Responsibilities

• Identify material risks • Implement appropriate risk management and mitigation strategies	• Integrate risk management into our decision-making process • Transmit information with respect to material risks to senior executives and our Board

Risk Areas	• Strategic • Reputational • Capital markets and liquidity	• Legal, regulatory, and compliance • Operational • Financial reporting and internal control	• Cybersecurity, artificial intelligence, and information technology systems • Human capital matters • Corporate impact

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Stockholder Engagement

We engage in proactive outreach to discuss business strategy, financial and operational performance, and corporate governance and impact, among other topics of interest to our stockholders. We believe that ongoing dialogue with our stockholders is a critical component of responsive and transparent corporate governance. Stockholder feedback has been instrumental in structuring our corporate impact program, as well as enhancing our corporate governance practices. The following graphic illustrates our annual cycle of stockholder outreach.

2024 Stockholder Engagement

We are committed to regular stockholder engagement and solicited our stockholders’ views on financial performance, governance, corporate impact, and other issues in 2024.

OUTREACH	FOCUS AREAS
• Attended 13 industry investor conferences, seven non-deal roadshows, and numerous one-on-one investors meetings • Led 18 investor property tours	• Business and operational performance • Balance sheet and liquidity management • Corporate impact matters
KEY TAKEAWAYS – WHAT WE HEARD	WHAT WE DID IN RESPONSE

•   Support for our strategy and solid operational performance

•   Questions about the impact of macroeconomic conditions and strategy to deal with potential headwinds in the Lab sector

•   Questions about merger integration

•   Published two investor decks highlighting operational performance, Lab trends, and merger integration

•   Communicated progress on merger integration and property management internalization in quarterly earnings releases

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Communicating with the Board

If you wish to contact members of our Board, our Board Chair, any Board committee, or our Independent Directors as a group, you may send written correspondence to our Corporate Secretary at Healthpeak Properties, Inc., 4600 South Syracuse Street, Suite 500, Denver, Colorado 80237. Please clearly note the name(s) of any specific intended Board recipients. If you are a stockholder, please also provide documentation of share ownership and appropriate contact information in all correspondence. Our Corporate Secretary will process and direct your communication to the appropriate member(s) of our Board, other than items unrelated to our Board’s duties, such as spam, junk mail, solicitations, employment inquires, and similar items (at their request). This centralized process assists our Board in reviewing and responding to stockholder and interested party communications in a more efficient manner.

Corporate Impact Initiatives

Our Board believes that integrating corporate impact initiatives into our strategic business objectives is critical to our long-term success. Through our integrated and ongoing approach to sustainability, we seek to drive positive change and create value for our stakeholders through responsibility and stewardship.

Oversight

Board Oversees all corporate impact matters and receives periodic updates from management regarding strategy, goals, opportunities, risks, initiatives, and results.
AUDIT COMMITTEE	GOVERNANCE COMMITTEE	COMPENSATION COMMITTEE

Oversees quality and integrity of quantitative public disclosures relating to sustainability matters	Oversees our climate risk management, and corporate governance initiatives	Oversees executive compensation and human capital matters

Aligning our Values with Meaningful Action

Value Creation and Economic Performance

Each initiative in our Corporate Impact plan is viewed through the lens of value creation to ensure alignment with our corporate strategy. By investing in initiatives that produce acceptable returns on investment and lead to cost savings, we attract tenants, thereby enhancing our economic performance and sustainable returns.

ADVANCING CORPORATE SUSTAINABILITY & PORTFOLIO STRATEGY	SUPPORTING OUR COMMUNITIES, CLIENTS, AND TEAM	MODELING BUSINESS ETHICS & TRANSPARENCY
We strive to advance our building performance and resilience through efficient measures by identifying projects that mitigate environmental impacts, deliver return on investment, and reduce operating costs.	Social responsibility furthers our mission to be a good corporate citizen, allowing employees and business partners to take pride in our relationships. Our human capital initiatives, stakeholder engagement, and strategic community partnerships are vital to our organizational health.	Corporate governance is an important component of achieving our business objectives and properly managing risk. We are committed to corporate governance practices that promote transparency and accountability to our stakeholders.

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10-Year Corporate Impact Strategic Roadmap

Key 2024 Initiatives

In 2024, we launched our sustainability initiatives within a comprehensive 10-year Corporate Impact plan, with a focus on these near-term priorities:

•	Corporate Impact Reporting: Published our 13th annual Corporate Impact Report aligned with leading frameworks.
•	Operational Efficiency: Conducted a full inventory of GHG emissions across our newly combined portfolio, identifying data gaps and laying the groundwork for emissions reduction planning. Advanced projects toward long-term GHG, energy, water, and waste reduction targets.
•	Developmental Efficiency: Advanced sustainable design and construction guidelines and streamlined certification strategy, and conducted an initial baseline assessment of embodied carbon to measure our impact and guide targeted reduction efforts.
•	Social Impact: Established an employee-led IDEA Council to support company-wide activities that promote a supportive and inclusive employee culture, focusing on mentorship, professional development, mental health and employee well-being, and community service in 2024.
•	Certification Milestones: Achieved 6 LEED certifications (new or re-certified) and 169 ENERGY STAR certifications (new or re-certified) in 2024.

We are consistently recognized for our corporate impact initiatives and disclosure. See “Proxy Summary—Corporate Impact Highlights” for a summary of our recent recognitions. To learn more about our sustainability efforts, including our industry leadership, view our annual Corporate Impact Report at healthpeak.com/corporate-impact.

Human Capital Management

Our Board believes that human capital management is essential to our organizational health, with the tone set from the top. The Compensation Committee has oversight of human capital matters, including culture, talent acquisition, retention, employee engagement, succession planning, and executive compensation, among other matters. We value and embrace a variety of perspectives and experience in our organization, which we seek to implement through employee recruitment, hiring, and development practices and company-wide training. We also support programs that focus on employee well-being and professional development. To view our most recently filed EEO-1 Report, visit healthpeak.com/corporate-impact/social.

Cornerstones of Our Human Capital Management Initiatives

Employee satisfaction and engagement: Helps us retain top talent and continuously enhance our performance	Training and development: Helps enhance career and professional development and identify emerging leaders	Health, safety, and wellness: Protects our most vital assets – our employees – through special training and other measures

Attracting top talent: Positions us for long-term success	Compensation and benefits: Provides merit-based, equitable compensation to attract, retain, and recognize top talent	Succession planning: Ensures that top management positions can be filled without undue interruption

Community partnership: Provides support to charitable organizations and initiatives that share our mission

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Board Leadership Structure

Independent Board Chair

As part of its ongoing evaluations, our Board carefully considers the appropriate Board leadership structure, taking into account each director’s skills, experience, and perspectives, as well as the current and future needs of the Company and our Board.

Our Board has determined that an appropriate structure for the Company and its stockholders at this time consists of an independent Chair of the Board. This role effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. This structure gives primary responsibility for the operational leadership and strategic direction to the President and CEO, while enabling our independent Chair to facilitate our Board’s oversight of management, promote communication between management and the Board, and support our Board’s consideration of key governance matters.

Our Corporate Governance Guidelines outline the considerations relating to our Board leadership. These considerations include potentially filling the positions of Chair of the Board and CEO by one individual or two different individuals as the Board determines is appropriate. The Board believes it is important to structure its leadership based upon its assessment of the Company’s needs including, without limitation, our business, strategic opportunities, and succession planning priorities. Our Board also takes into account the views of institutional investors and proxy advisory firms, as well as governance and industry trends.

Katherine M. Sandstrom Chair of the Board

Katherine M. Sandstrom serves as our independent Chair of the Board. Our Board Chair actively manages our Board by:

•	Presiding at all meetings of our Board
•	Establishing the agenda for each Board meeting in consultation with our management team
•	Calling and presiding at executive sessions of the Independent Directors
•	Engaging with management on topics discussed in executive session as needed
•	Planning for future Board leadership roles and succession, as well as orderly director refreshment, including actively overseeing the search for potential director candidates
•	Leading the Board self-evaluation process, including meeting with each director to discuss feedback and sharing evaluation results with the full Board

We engage in ongoing stockholder outreach and dialogue on a variety of issues, including with respect to corporate governance matters. In addition, our Board Chair, Vice Chair, and other directors may represent the Board in stockholder outreach and engagement as they deem necessary or advisable. Should our Board determine that a combined Chair and CEO position is appropriate, our Board would decide whether and when to seek additional prior stockholder input, balancing the needs of the Company and the considerations driving the timing and disclosure of the appointment.

In connection with the above-mentioned responsibilities, our Board Chair leads our Board in overseeing the management and direction of the Company; however, any specific actions taken in connection with this oversight responsibility are exercised by our full Board or any Board committee to which authority has been delegated by our Board, and not by any individual director.

Executive Session

The Independent Directors hold executive sessions at Board and committee meetings to provide an opportunity to discuss matters without Company management present, including our President and CEO. These executive sessions allow for candid conversations and promote the independence of our Board from management. Executive sessions follow regularly scheduled Board and committee meetings, but are also sometimes held independently of regular Board and committee meetings. Any Independent Director may call an executive session.

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Board Committees

Our Board has an Audit Committee, a Compensation and Human Capital Committee, and a Nominating and Corporate Governance Committee, each of which has a written charter available on our website at healthpeak.com/corporate-impact/governance. Our Board also has an Investment and Finance Committee that reviews Healthpeak’s potential investments, financing requirements and related capital structure, plans, and strategies.

As a corporate governance best practice, the Governance Committee annually considers the composition of our Board committees to ensure an appropriate balance of workloads and a variety of perspectives. The committee descriptions below reflect the current membership of the standing committees of our Board and the number of meetings and attendance for each in 2024. Messrs. Brinker and Thomas do not serve on any Board committees.

Audit Committee 100% INDEPENDENT CURRENT MEMBERS R. Kent Griffin, Jr.*, Chair James B. Connor* Pamela J. Kessler* *NYSE/SEC Financial Expert

RESPONSIBILITIES INCLUDE:

•   Oversee independent auditor

•   Oversee annual assessment of internal controls and the internal audit function

•   Review independence and quality control procedures of independent auditor

•   Oversee financial statement and internal control integrity and processes, including implementation of new accounting standards

•   Plan annual audit with management, independent auditor, and internal audit team

•   Communicate with independent auditor regarding conduct of the audit and other matters, including review of critical audit matters and issues encountered during the annual audit

•   Pre-approve audit and non-audit services to be provided by the independent auditor

•   Oversee related legal and regulatory compliance and enterprise risk management activities

•   Oversee information technology, cybersecurity risk, and artificial intelligence management processes

•   Oversee quality and integrity of quantitative public disclosures relating to corporate impact matters

•   Review strategy for use of swaps or derivative instruments for hedging risks

•   Review quarterly and annual financial statements and related disclosures

•   Review related person transactions

	KEY MEMBER SKILLS	2024 HIGHLIGHTS
• High level of financial experience • Senior leadership experience • Risk oversight/management experience Total 2024 Meetings: 4 2024 Meeting Attendance: 100%

•   Reviewed portfolio and operational risk management plans, including cybersecurity risk mitigation practices and use of artificial intelligence

•   Oversaw the use of non-GAAP financial measures and other accounting policies, including for the combined company following our merger with Physicians Realty Trust

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Compensation and Human Capital Committee 100% INDEPENDENT CURRENT MEMBERS Sara G. Lewis, Chair Brian G. Cartwright James B. Connor

RESPONSIBILITIES INCLUDE:

•   Determine executive compensation, including approving performance goals, objectives, and target opportunities

•   Evaluate executive officer performance annually in connection with compensation decisions

•   Review Independent Director compensation

•   Periodically review all annual cash incentive, equity incentive, severance, retirement, and change-in-control plans

•   Assess risks related to compensation arrangements

•   Oversee the administration of the clawback policy

•   Consider results of stockholder advisory vote on executive compensation

•   Review and discuss with management the compensation discussion and analysis, and recommend to our Board whether it be included in the annual proxy statement

•   Review and approve independent compensation consultant engagement

•   Oversee human capital matters

•   Grant equity awards or delegate such authority to a subcommittee (the Board and Compensation Committee have delegated authority to Mr. Brinker to grant certain equity awards to non-executive employees within certain limits)

For information on the role of Ferguson Partners Consulting L.P. (“Ferguson Partners Consulting”), the Compensation Committee’s independent compensation consultant, relating to executive compensation decisions, as well as the role of our President and CEO for our other executive officers, see “Compensation Discussion and Analysis.”

	KEY MEMBER SKILLS	2024 HIGHLIGHTS
• Senior leadership experience • Human capital management experience Total 2024 Meetings: 4 2024 Meeting Attendance: 100%

•   Made 2024 compensation determinations based on approved 2024 compensation plans

•   Established 2025 executive compensation plans and approved compensation of management team members

•   Made determinations regarding equity compensation, including profits interest units

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Investment and Finance Committee 100% INDEPENDENT CURRENT MEMBERS Governor Tommy G. Thompson, Chair R. Kent Griffin, Jr. Richard A. Weiss

RESPONSIBILITIES INCLUDE:

•   Review our investment policies and related financing requirements, plans, and strategies

•   Review potential significant acquisitions, dispositions, developments, and redevelopments of single properties or portfolios of properties

	KEY MEMBER SKILLS • REIT/real estate experience • Public company executive/Board experience • Investment/finance expertise Total 2024 Meetings: 6 2024 Meeting Attendance: 100%	2024 HIGHLIGHTS • Reviewed and advised on significant transactions, developments, and financing activities

Nominating and Corporate Governance Committee 100% INDEPENDENT CURRENT MEMBERS Katherine M. Sandstrom, Chair Brian G. Cartwright Sara G. Lewis Ava E. Lias-Booker

RESPONSIBILITIES INCLUDE:

•   Develop and oversee Corporate Governance Guidelines applicable to our Board

•   Oversee corporate governance and corporate impact matters

•   Oversee policy on director time commitments

•   Review Codes of Conduct and the enforcement procedures in place at least annually

•   Identify qualified candidates as potential Board members

•   Recommend candidates for election at annual stockholder meeting and to fill Board vacancies

•   Oversee annual Board and committee evaluation process

•   Oversee Board and committee composition and recommend committee rotations when appropriate

•   Review performance of each director at least annually and assess continued suitability as a director when he or she has a change in job responsibilities

KEY MEMBER SKILLS • Legal/regulatory experience • Public company executive/Board experience • Risk oversight/management experience Total 2024 Meetings: 4 2024 Meeting Attendance: 100%

2024 HIGHLIGHTS

•   Provided oversight and guidance on corporate governance matters

•   Oversaw corporate impact initiatives and climate risk strategy and received regular management updates on corporate impact matters

•   Oversaw the Board refreshment process in connection with our merger with Physicians Realty Trust

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Director Compensation—2024

Annual Compensation

In consultation with Ferguson Partners Consulting, the Compensation Committee’s independent compensation consultant, the Compensation Committee periodically reviews our Independent Director compensation program for continued alignment with comparable companies and sound governance practices. The Committee last reviewed director compensation in 2024 and did not recommend that the Board approve any changes to Independent Director compensation.

Compensation paid to our Independent Directors for services in 2024 is further described below. Mr. Brinker, our President and CEO and a director, and Mr. Thomas, our current non-executive employee and Board Vice Chair, received no separate compensation for their services as directors in 2024.

ANNUAL INDEPENDENT DIRECTOR COMPENSATION	ADDITIONAL ANNUAL CASH COMPENSATION Independent Chair: $140,000
	Audit Committee • Chair – $35,000 • Member – $17,500	Governance Committee • Chair – $20,000 • Member – $9,000
	Compensation Committee • Chair – $30,000 • Member – $10,000	Investment Committee • Chair – $25,000 • Member – $7,500

Independent Director Cash Compensation

We pay an annual cash retainer of $85,000 to each Independent Director, as well as an additional annual cash retainer of $140,000 to our independent Chair and committee fees as set forth in the table above.

We also pay Independent Directors an additional $1,500 per meeting fee for each Board or individual committee meeting they attend beyond 10 meetings of our Board or that committee, as applicable, in a given calendar year (for example, for each Audit Committee meeting after 10 Audit Committee meetings in one calendar year). In 2024, there were no such additional meetings.

All cash retainers are paid quarterly in arrears and prorated based on the number of days that a member serves in the applicable capacity. We also reimburse Independent Directors for director education and reasonable travel expenses in connection with their Board duties.

Independent Director Equity Compensation

We grant an annual equity retainer in restricted stock units (“RSUs”) with a grant date fair value of $180,000, rounded up to the nearest whole share, to each Independent Director who is elected at the annual meeting of stockholders or is initially appointed as an Independent Director other than at the annual meeting. The award for a new Independent Director who is initially appointed other than at an annual meeting may be prorated. In 2024, each independent director was granted an annual equity award in the form of RSUs with a grant date fair market value of approximately $180,000 on April 26, 2024. The RSUs cliff-vest in full on the earliest of the first anniversary of the grant date, our next annual meeting of stockholders, or the termination of the Independent Director’s service due to death or disability. The awards are subject to forfeiture if the director’s service terminates for any other reason. The Compensation Committee believes that the 1-year cliff vesting promotes retention during the annual term in which our directors serve.

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2024 Director Compensation

The following table summarizes the compensation of the Independent Directors and Mr. Thomas, our non-executive employee and Board Vice Chair, for the fiscal year ended December 31, 2024.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Brian G. Cartwright	108,500	180,000	—	288,500
James B. Connor	114,000	180,000	—	294,000
Christine N. Garvey	72,742	—	—	72,742
R. Kent Griffin, Jr.	133,500	180,000	—	313,500
David B. Henry	85,125	—	—	85,125
Pamela J. Kessler	57,335	180,000	—	237,335
Sara G. Lewis	130,000	180,000	—	310,000
Ava E. Lias-Booker	53,646	180,000	—	233,646
Katherine M. Sandstrom	252,500	180,000	—	432,500
John T. Thomas(3)	—	400,000	7,469,808	7,869,808
Governor Tommy G. Thompson	60,591	180,000	—	240,591
Richard A. Weiss	52,994	180,000	—	232,994
(1)	Messrs. Thomas and Weiss, Governor Thompson and Mses. Kessler and Lias-Booker were appointed as directors on March 1, 2024. Ms. Garvey and Mr. Henry retired as directors on April 25, 2024. Accordingly, their cash fees are prorated.
(2)	RSUs issued pursuant to the 2023 Performance Incentive Plan (the “2023 Plan”). The value in the stock award column represents the aggregate grant date fair value of RSUs awarded to the director in the fiscal year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718—Compensation. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, see Note 15—Compensation Plans to the Consolidated Financial Statements included in our Annual Report. As of December 31, 2024, each of our Independent Directors who were serving on the Board at that time held 9,575 unvested RSUs. As of December 31, 2024, Mr. Thomas held 21,763 unvested RSUs.
(3)	Mr. Thomas, as a current non-executive employee and a director, received no separate compensation for his service as a director in 2024. Reflects the following 2024 compensation that Mr. Thomas received as our non-executive employee: an RSU award with a grant date fair value of $400,000 granted on April 3, 2024 vesting on the first anniversary of the grant date; prorated base salary of $83,333; a 401(k) Plan matching contribution of $3,333; $250 for a reimbursement under Compt, our broad-based employee well-being program; and $7,382,891 in severance payments that we were required to pay to Mr. Thomas in connection with the merger with Physicians Realty Trust pursuant to the contractual obligation under the legacy Physicians Realty Trust change in control severance plan. In 2025, Mr. Thomas will receive compensation as our non-executive employee as follows: annual base salary of $100,000; employee RSU grant with a grant date fair value of $400,000; and he is eligible to participate in our broad-based employee benefits that are offered to all employees, but he is not eligible to receive severance benefits. Mr. Thomas will not receive separate compensation for his service as a director in 2025.

Director Compensation Policies and Plans

Director Stock Ownership Guidelines

Independent Directors are required to accumulate and hold shares of Healthpeak stock (including RSUs) equal in value to at least five times the amount of the annual cash retainer for Independent Directors (i.e., $425,000). The guidelines are effective on the first May 15 that occurs more than five years after an Independent Director first becomes a member of our Board. Once subject to the guidelines, an Independent Director’s level of stock ownership will be reviewed annually on May 15 for as long as the director remains in office. Shares that count toward the satisfaction of the stock ownership guidelines include shares of our common stock beneficially held (directly or indirectly) by the Independent Director, vested or unvested restricted stock units, and shares of our common stock deferred under a deferred compensation plan. The Governance Committee is responsible for reviewing, overseeing, and monitoring compliance with the director stock ownership guidelines. All of our Independent Directors for whom the guidelines were effective as of May 15, 2024 satisfied the required level of ownership as of that date.

Director Deferred Compensation Plan

We maintain a deferred compensation plan (the “Director Deferral Plan”), which permits our Independent Directors to elect to defer their annual retainers. Amounts deferred under the Director Deferral Plan generally are payable in cash as a lump sum, in monthly installments, or a combination of both, as elected by the director, upon the termination of the director’s service on our Board, the director’s death, or such earlier date as elected by the director. A director participating in the Director Deferral Plan may elect to have his or her deferred compensation credited to (i) an interest rate account wherein the deferrals accrue interest at a rate equal to the current prime rate minus 1%, or (ii) a stock credit account wherein the deferrals are treated as if invested in our common stock with the account increasing for dividends paid, and increasing or decreasing in value with changes in our stock price. None of our Independent Directors currently participate in this plan.

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Director Stock-For-Fees Program

Under the Non-Employee Director Stock-for-Fees Program, each of our Independent Directors may elect to receive all or a portion of their annual retainer and meeting fees in the form of shares of our common stock in lieu of payment in cash. The election will apply to the elected amount of such fees that would otherwise be paid in cash, commencing with the fiscal quarter after the election is made. Shares will be issued as soon as practicable after we pay an ordinary cash dividend to our stockholders following the date that cash director fees for the preceding quarter would otherwise be payable to the director. The number of shares issued will be determined by dividing the amount of the fees by the average closing price of our common stock for the 10 trading days immediately preceding the relevant dividend payment date. None of our Independent Directors currently participate in this program.

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Our Executive Officers

Scott M. Brinker, 48, President and Chief Executive Officer DIRECTOR SINCE: 2022
Mr. Brinker has been our President and Chief Executive Officer since October 2022. He previously served as President and Chief Investment Officer from January 2020 until October 2022 and Executive Vice President and Chief Investment Officer from March 2018 until December 2019. Prior to joining Healthpeak, Mr. Brinker was at Welltower Inc. (NYSE: WELL), a healthcare REIT, from 2001 to 2017, most recently as its Executive Vice President and Chief Investment Officer. He is also an Executive Board Member of Nareit.

Peter A. Scott, 45, Chief Financial Officer
Mr. Scott has been our Chief Financial Officer since February 2017. He previously served as Executive Vice President and Chief Financial Officer from February 2017 to July 2021. Prior to joining Healthpeak, Mr. Scott served as a Managing Director, Real Estate Banking Group of Barclays, a financial services firm listed on the London Stock Exchange, from 2014 to 2017. His experience also includes various positions of increasing responsibility at the financial services firms Credit Suisse from 2011 to 2014, Barclays from 2008 to 2011, and Lehman Brothers from 2002 to 2008.

Scott R. Bohn, 46, Chief Development Officer and Head of Lab
Mr. Bohn has been our Chief Development Officer and Head of Lab since February 2024, and prior to that, he served as Chief Development Officer and Co-Head of Lab from October 2022 to February 2024. He previously served as Executive Vice President – Co-Head of Life Science from January 2022 until October 2022, Senior Vice President – Co-Head of Life Science from February 2021 until January 2022, Senior Vice President – Life Science from January 2019 until February 2021, Vice President – Life Science Estates from January 2014 until December 2018, and Director –Life Science Estates from September 2012 until December 2013. Prior to joining Healthpeak, Mr. Bohn held various development, acquisition, and leasing positions at Terreno Realty Corporation (NYSE: TRNO) in 2012, D’Aprile Properties from 2009 to 2011, AMB Property Corporation (now Prologis – NYSE: PLD) from 2006 to 2009, RREEF/Deutsche Bank from 2003 to 2006, and LaSalle Bank from 2002 to 2003.

Adam G. Mabry, 40, Chief Investment Officer
Mr. Mabry has been our Chief Investment Officer since October 2022. He previously served as Senior Vice President – Investments from February 2018 to October 2022 and Vice President – Corporate Transactions from June 2017 to January 2018. Prior to joining Healthpeak, Mr. Mabry was a Vice President at The Wolff Company, a fully-integrated real estate private equity firm, where he focused on executing structured transactions across the multifamily, senior housing, and affordable housing sectors. Prior to that, he was a Vice President at Barclays in the real estate investment banking group. Mr. Mabry is a Chartered Financial Analyst® charterholder.

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Shawn G. Johnston, 45, Executive Vice President and Chief Accounting Officer
Mr. Johnston has been our Executive Vice President and Chief Accounting Officer since February 2019. He previously served as Senior Vice President and Chief Accounting Officer from August 2017 until January 2019. Prior to joining Healthpeak, Mr. Johnston served as Vice President – Chief Accounting Officer of UDR, Inc. (NYSE: UDR), a multifamily real estate investment trust, from March 2016 to August 2017, and Vice President – Controller from September 2013 until March 2016. He also served as Interim Principal Financial Officer of UDR from June 2016 through December 2016. From August 2010 to August 2013, Mr. Johnston served as Chief Accounting Officer at American Residential Communities LLC, a residential real estate company. Prior to that, he served in the Ernst & Young LLP Audit Department, specializing in real estate, from October 2002 to August 2010.

Kelvin O. Moses, 36, Executive Vice President – Investments and Portfolio Management
Mr. Moses has been our Executive Vice President – Investments and Portfolio Management since March 2025. He previously served as Senior Vice President –Investments and Portfolio Management from January 2022 to March 2025, Vice President – Investments from January 2019 to January 2022, and Director – Life Science Estates from April 2018 to January 2019. Prior to joining Healthpeak, Mr. Moses was in the global healthcare and real estate investment banking groups of Barclays, a financial services firm listed on the London Stock Exchange.

Tracy A. Porter, 47, Executive Vice President and General Counsel
Ms. Porter has been our Executive Vice President and General Counsel since March 2025. She previously served as Senior Vice President – Deputy General Counsel from January 2023 to March 2025, Senior Vice President – Associate General Counsel from January 2021 to September 2022, Senior Vice President – Legal, Real Estate Transactions from January 2019 to December 2020, and Vice President – Legal from August 2013 to January 2019. She also served as General Counsel of McCourt Partners Real Estate, a real estate development, investment, and management firm, from October 2022 to January 2023. Prior to joining Healthpeak, Ms. Porter was a member of the Real Estate practice group at Latham & Watkins LLP, where she represented public and private clients in a broad range of real estate and related corporate matters.

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Ankit B. Patadia, 47, Executive Vice President and Treasurer – Corporate Finance
Mr. Patadia has been our Executive Vice President and Treasurer – Corporate Finance since February 2023. He joined Healthpeak in 2010 and has served in a variety of roles, including as Senior Vice President and Treasurer – Corporate Finance from February 2019 to January 2023, Vice President and Treasurer from 2018 to 2019, Assistant Treasurer and Vice President – Financial Planning and Analysis from 2017 to 2018, and Assistant Treasurer and Vice President – Capital Markets/Treasury from 2016 to 2017. Prior to joining Healthpeak, Mr. Patadia served as Senior Consultant at Deloitte Consulting from 2004 to 2008.

Lisa A. Alonso, 48, Executive Vice President and Chief Human Resources Officer
Ms. Alonso has been our Executive Vice President and Chief Human Resources Officer since January 2020. She joined Healthpeak in 2014 and has served in a variety of roles, including as Senior Vice President – Human Resources from February 2018 to December 2019, Vice President – Human Resources from January 2016 to January 2018, Director – Human Resources from April 2015 to December 2015, and Manager – Human Resources from November 2014 to April 2015. Prior to joining Healthpeak, Ms. Alonso served as Director of Human Resources/HR Business Partner at The Irvine Company’s Resort at Pelican Hill from April 2013 to July 2014. Prior to that, she served as Vice President of Human Resources and Director of Recruiting and Training at California First National Bancorp (Nasdaq: CFNB) from February 2003 to March 2013.

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Proposal 2

Approval of 2024 Executive Compensation on an Advisory Basis

Baylor Scott & White Charles A. Sammons Cancer Center, Dallas, TX OUTPATIENT MEDICAL
Our Board recommends a vote FOR approval of 2024 executive compensation on an advisory basis	FOR

Advisory Resolution

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are entitled to cast a nonbinding, advisory vote to approve the compensation of our NEOs (often referred to as “say-on-pay”). Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders APPROVE, on an advisory basis, the compensation paid to the NEOs, as disclosed in the proxy statement, which includes the “Compensation Discussion and Analysis,” the accompanying tables, and the related narrative disclosure, pursuant to the SEC’s executive compensation disclosure rules.

Our Board recommends that you vote FOR this resolution because it believes that our executive compensation program supports our compensation objectives and philosophies, including:

Aligning compensation with stockholder interests and promoting long-term stockholder value creation
Providing a straightforward and transparent compensation program, with rigorous, objective, and at-risk performance, including future relative TSR as a significant component
Attracting, motivating, and retaining key employees with outstanding talent and ability
Discouraging excessive risk-taking by balancing short- and long-term compensation with a mix of cash and equity incentives
Paying for performance, with a meaningful portion of compensation tied to the Company’s strategic and financial goals, with limited fixed or discretionary components
Robust oversight by an independent Board committee

Voting Standard

This proposal to approve the compensation paid to our NEOs will pass if holders of a majority of the votes cast on the proposal at the Annual Meeting vote in favor of the proposal. This proposal is advisory only and will not be binding on, overrule any decision by, or create or imply additional fiduciary duties for, Healthpeak, our Board or the Compensation Committee. The Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs. Our current policy is to provide our stockholders with an opportunity to approve the compensation of our NEOs each year at the annual meeting of stockholders. It is expected that the next advisory vote on executive compensation will be held at the 2026 annual meeting of stockholders.

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Letter from Our Compensation and Human Capital Committee

Dear Stockholders,

As the members of the Compensation and Human Capital Committee, we are responsible for overseeing the design and implementation of a competitive executive compensation program that furthers the interests of stockholders and demonstrates strong pay-for-performance alignment. This responsibility includes listening to and considering your views on executive compensation. We also help oversee management’s efforts to develop and implement a robust human capital management program.

The Compensation Discussion and Analysis, or CD&A, that follows describes what we pay, why we pay it, and the rationale for our executive compensation decisions in 2024. Our compensation philosophy is intended to align the interests of our executives and stockholders through a transparent and rigorous compensation program.

We incentivize our executives by offering a combination of performance-based (variable) and time-based (fixed) compensation, with a significant portion at risk in the form of performance-based equity awards. The value of these equity awards is tied to the value of our common stock, which we believe further aligns executives’ interests with those of our stockholders. We believe this compensation philosophy also motivates our talented executive team, promotes the execution of our business strategy in a manner that focuses on long-term stockholder value creation, encourages prudent risk management, and enhances retention of our executive team in a competitive marketplace for talent.

The key objectives of our compensation program include:

•	Aligning executive compensation with the interests of our stockholders
•	Linking a significant portion of executive compensation to the achievement of key strategic, financial, and operational goals
•	Providing a transparent compensation program with objective performance hurdles that have a substantial possibility of not being achieved
•	Evaluating hurdles across multiple metrics and performance periods, including 3-year relative total stockholder return, or TSR, performance, for a significant portion of equity awards
•	Limiting discretionary compensation components while maintaining flexibility to compensate for individual performance

No Changes to Compensation Levels. Recognizing the importance of fiscal discipline and achieving anticipated synergies in connection with our merger with Physicians Realty Trust, we determined to hold executive compensation flat from 2023 levels and did not make any increases to our named executive officers’ base salary, or target-level opportunities under the short-term incentive plan (STIP) or long-term incentive plan (LTIP) in 2024. Following a market review of our compensation and benefits offered to executives, we made two new perquisites available to our executives at modest levels – executive medical examinations and financial planning services.

Incremental Changes to Incentive Plan Structure and Metrics. Under our 2024 STIP, the performance metrics and weightings were consistent with the 2023 STIP, except that Net Debt to Adjusted EBITDAre was replaced with a run-rate synergies performance metric tied to our merger with Physicians Realty Trust. In addition to payout levels at Threshold (50%), Target (100%), and High (150%), an Outperformance payout level (200%) was added for the objective financial metrics, consistent with the majority of annual incentive programs for executive officers at our peer companies. Under the 2024 LTIP, the peer REIT companies against which we measure relative TSR were updated to better reflect companies that we currently consider to be competitors, and the weightings of each peer set were adjusted accordingly. We added Net Debt to Adjusted EBITDAre to the performance-based LTIP award in 2024, noting that the relative TSR performance metric remains the primary metric for the performance-based LTIP awards.

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2024 Performance and Payout Levels. Our executive compensation program payout results reflect our pay-for-performance philosophy. The objective metrics under our 2024 STIP were achieved at above-target levels, aligning executive bonus payouts with the Company’s financial, operational, and corporate impact performance. The 2022 LTIP, covering a three-year performance period from 2022 to 2024, paid out below the target level based on our TSR performance relative to objectively-defined peer indices, further reinforcing the alignment of the executive team’s compensation with long-term stockholder value creation.

We believe that our compensation program provides compelling incentives for our executives, which in turn benefits our stockholders by driving our business strategy and goals. We also believe our stockholders’ interests are best served over time by a balanced compensation program that takes a holistic view of our business strategy and emphasizes the drivers of long-term value creation.

Compensation and Human Capital Committee Report

We reviewed the CD&A with management, as well as the Compensation and Human Capital Committee’s independent compensation consultant and legal advisors. Based upon this review and discussion, we recommended to the Board that the CD&A be included in this proxy statement.

COMPENSATION AND HUMAN CAPITAL COMMITTEE OF THE BOARD OF DIRECTORS

Sara G. Lewis (Chair) Independent Chair	Brian G. Cartwright Independent Director	James B. Connor Independent Director

The foregoing report of the Compensation Committee is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

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Compensation Discussion and Analysis

Named Executive Officers

The Compensation Discussion and Analysis, or CD&A, describes Healthpeak’s 2024 executive compensation program for the named executive officers, or NEOs, listed below. In February 2025, we announced that Thomas Klaritch, our Chief Operating Officer, will retire on September 30, 2025.

Scott M. Brinker President and Chief Executive Officer	Peter A. Scott Chief Financial Officer	Thomas M. Klaritch Chief Operating Officer	Scott R. Bohn Chief Development Officer and Head of Lab	Adam G. Mabry, Chief Investment Officer

2024 Compensation Program Overview

Consistent with our goals of aligning executive and stockholder interests and appropriately incentivizing our executives, the Compensation and Human Capital Committee, or the Compensation Committee, adopted a compensation program that incorporates a mix of at-risk incentives and fixed pay designed to accomplish the key objectives of our executive compensation program. The key objectives of our executive compensation program are outlined in the Letter from Our Compensation and Human Capital Committee above. In 2024, our compensation program consisted of the following key elements, as further detailed under “2024 NEO Compensation” below.

Key Compensation Elements

BASE SALARY	ANNUAL CASH INCENTIVE OPPORTUNITIES	LONG-TERM EQUITY INCENTIVE OPPORTUNITIES

•   Competitive base salary to attract and retain talent based on experience, job scope, market data and individual performance

•   Annually reviewed against similarly situated executives at peer companies to maintain competitive levels

•   Based on the achievement of objective Company performance metrics to align compensation with strategic goals

•   Includes objective financial performance metrics of Normalized FFO per share, a common REIT performance measure, and for 2024, merger and internalization run-rate synergies (“Run-Rate Synergies”), an important metric to help investors measure the success of our merger with Physicians Realty Trust

•   Includes quantitative and qualitative corporate impact metrics

•   A portion of the annual cash incentive, or bonus, is based on individual performance to reward individual achievements and contributions and ensure that executives are driving execution of our business strategy

•   Performance-based awards and service-based awards with a performance hurdle (granted in the form of RSUs or profits interest units)

•   Performance-based awards earned by achieving 3-year Company TSR performance relative to constituents in select indices comprised of REIT peers, as well as a 3-year Net Debt to Adjusted EBITDAre metric, aligning executive compensation with stockholders’ long-term interests, value creation, and balance sheet management

•   Service-based awards encourage retention by vesting ratably over three years, subject to a performance hurdle requiring achievement of a minimum Normalized FFO per share threshold in the grant year

2024 Changes: Base salaries remained flat from 2023	2024 Changes: Target-level bonus opportunities remained flat from 2023; replaced Net Debt to Adjusted EBITDAre with a Run-Rate Synergies performance metric	2024 Changes: Target-level opportunities remained flat from 2023; updated peer company indices used to measure relative TSR to more closely align with our business and added a Net Debt to Adjusted EBITDAre performance metric

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Pay-for-Performance Philosophy

Our executive compensation program rewards successful annual performance and encourages long-term value creation for our stockholders. NEO short- and long-term incentive compensation is subject to rigorous, objective, at-risk performance hurdles across multiple metrics and performance periods, which the Compensation Committee intends to incentivize management to drive Company performance and encourage prudent risk management consistent with our financial and strategic goals. See the Proxy Summary for graphics that illustrate the mix of 2024 fixed pay and at-risk pay incentives for our President and CEO and our other NEOs.

Compensation Practices at a Glance

STOCKHOLDER-FRIENDLY PRACTICES WE FOLLOW	PRACTICES WE AVOID

  Align short-term pay and performance by linking 70% of STIP compensation to objective, quantitative performance hurdles

  Align long-term pay and performance by linking 60% of LTIP to relative TSR (40%) and Net Debt to Adjusted EBITDAre (20%), with 1-year post-vesting holding period

  Promote retention with 40% of LTIP subject to 3-year vesting and minimum one-year Normalized FFO per share performance hurdle, with 1-year post-vesting holding period

  Cap payout and vesting levels for incentive awards

  Provide market-based standardized severance and change-in-control benefits for executives

  Maintain robust stock ownership guidelines and clawback policy

  Conduct annual compensation risk assessment

  Compensation Committee comprised solely of Independent Directors

  Use an independent compensation consultant

  Conduct annual compensation analysis against peer company practices

  No individual employment agreements

  No guaranteed cash incentives, equity compensation, or salary increases for existing NEOs

  No new stock option awards to NEOs

  No tax gross-up payments on change-in-control or severance payments or executive perquisites

  No pledging or hedging of our securities by directors, officers or other employees

  No single-trigger change in control severance payments

  No excessive perquisites or other benefits

  No repricing or buyout of stock options (no outstanding stock options as of March 2025)

  No equity plan evergreen provisions

  No equity awards with less than 1-year total vesting period

Say-on-Pay Results

The Compensation Committee considers our say-on-pay vote results in approving our executive compensation program. The Committee determined to maintain the core structure of our overall executive compensation program for 2025, taking into account:

•   Strong support demonstrated by our stockholders in our say-on-pay vote: support for 2024 compensation was 93%, and average stockholder support over the last 5 years was 92%

•   Recommendations of our independent compensation consultant

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2024 NEO Compensation

The Compensation Committee oversees the design and administration of our executive compensation program and evaluates these programs against Company performance, competitive practices, legal and regulatory developments, and corporate governance trends. The Committee considers analysis and recommendations from Ferguson Partners Consulting when making compensation decisions. Additionally, our President and Chief Executive Officer provides feedback to the Committee with respect to our other executive officers based on individual performance. Considering these factors, the Committee determined not to increase 2024 compensation levels from 2023 levels for our NEOs.

Scott M. Brinker President and Chief Executive Officer, Director	2024 TARGET COMPENSATION: $7.8 MILLION ($ MILLIONS)

Peter A. Scott Chief Financial Officer	2024 TARGET COMPENSATION: $4.0 MILLION ($ MILLIONS)

Thomas M. Klaritch Chief Operating Officer	2024 TARGET COMPENSATION: $3.25 MILLION ($ MILLIONS)

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Scott R. Bohn, Chief Development Officer and Head of Lab	2024 TARGET COMPENSATION: $2.03 MILLION ($ MILLIONS)

Adam G. Mabry Chief Investment Officer	2024 TARGET COMPENSATION: $1.9 MILLION ($ MILLIONS)

Base Salary

The Compensation Committee reviewed executive compensation data of peer companies prepared by Ferguson Partners Consulting (as described below under “Compensation Policies and Practices—Peer Company Comparison”). Following this review, no changes were made to the annual base salary levels for the NEOs from 2023.

Name	2024 Annual Base Salary
Scott M. Brinker	$750,000
Peter A. Scott	$650,000
Thomas M. Klaritch	$600,000
Scott R. Bohn	$525,000
Adam G. Mabry	$500,000

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Annual Cash Incentive Compensation

2024 Short-Term Incentive Plan Structure

Our NEOs are eligible to receive annual cash bonuses under the 2024 STIP based on the achievement of performance criteria established by the Compensation Committee for the performance period and taking into account individual performance. In selecting metrics and weightings for the 2024 STIP, the Compensation Committee also reviewed the Company’s strategic focus on portfolio quality, growth through the merger with Physicians Realty Trust, and the importance of corporate impact performance to our Company’s business and long-term strategy. Considering these goals, together with feedback from our stockholders during ongoing engagement and input from Ferguson Partners Consulting, the Committee determined it would be appropriate to replace the Net Debt to Adjusted EBITDAre performance metric from the prior year’s STIP with a one-year Run-Rate Synergies performance metric as a measurement of realizing important merger-related benefits, and move the Net Debt to Adjusted EBITDAre performance metric to the LTIP to underscore the importance of balance sheet management during the performance period. Following a review of peer company practices, the Committee determined to add an “Outperformance” payout level (200%) for the financial metrics, consistent with the majority of annual incentive programs for executive officers at our peer companies. The Committee approved the following 2024 STIP annual metrics and weightings.

35% Normalized FFO Per Share

•

Funds from operations (FFO) is a commonly used REIT financial metric defined by Nareit; Normalized FFO per share is adjusted to exclude the impact from certain non-recurring or non-comparable items.

•

Allows stockholders to compare operating performance among REITs over time on a consistent basis.

•

May significantly impact the trading price of a REIT’s common stock and, therefore, may significantly impact TSR.

•

The pre-established target-level performance hurdle for Normalized FFO per share was set at the mid-point of our initial public guidance and business outlook for 2024.

20% Run-Rate Synergies

•

Run-Rate Synergies effectively measure our achievement of cost savings in connection with the merger with Physicians Realty Trust and property management internalization.

•

Includes categories such as compensation, overhead, internalization of property management in select markets, financing costs, and systems.

•

The pre-established target-level performance hurdle for Run-Rate Synergies was established based on our initial public guidance and business outlook for 2024.

15% Corporate Impact Performance

•

Corporate impact is important to our Company’s long-term strategy and success.

•

Measures the Company’s performance on various quantitative and qualitative corporate impact initiatives set forth in a corporate impact performance scorecard.

•

The pre-established performance factors for corporate impact performance, as further described below, were set in relation to internal strategic goals and key performance indicators, and taking external stockholder feedback into account.

30% Individual Performance

•

Assesses individual contributions to the Company’s financial and operational performance, as well as accomplishments relative to annual objectives.

•

Strongly influenced by objective criteria, such as the quality of the Company’s portfolio and investments, including investment performance relative to underwriting or budget and other quantitative and qualitative performance metrics and trends as determined by the Compensation Committee.

•

Incentivizes and rewards individual initiative, achievements, and contributions to ensure that executives are driving execution of our business strategy in their respective roles.

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2024 STIP Award Opportunities

The Compensation Committee approved NEO 2024 STIP award opportunities in February 2024, following a review of compensation data for peers with substantially similar roles and responsibilities prepared by Ferguson Partners Consulting (as described below under “Compensation Policies and Practices—Peer Company Comparison”). The award opportunities reflect the Committee’s assessment of each NEO’s job position and responsibilities, experience, compensation peer group data, and individual performance. Based on this assessment, no changes were made to the target-level STIP award opportunities for the NEOs from 2023.

With respect to each of the performance metrics under the 2024 STIP, reaching the threshold, target, or high achievement level results in a payout of 50%, 100%, or 150%, respectively, of the target-level award opportunity. In 2024, based on a review of peer practices and in consultation with Ferguson Partners Consulting, the Compensation Committee added an outperformance achievement level of 200% for the financial metrics (Normalized FFO per share and Run-Rate Synergies), noting that attainment of the 200% payout level would require an additional degree of performance rigor beyond what is expected for a high payout of 150%. Payout amounts between levels are interpolated on a linear basis. No bonus is paid for metrics with outcomes below the threshold achievement level. The following table reflects the 2024 STIP NEO award opportunities.

	2024 STIP Award Opportunity
Name	Threshold (50%)	Target (100%)	High (150%)	Outperformance (200%)(1)
Scott M. Brinker	$575,000	$1,150,000	$1,725,000	$2,041,250
Peter A. Scott	$500,000	$1,000,000	$1,500,000	$1,775,000
Thomas M. Klaritch	$450,000	$900,000	$1,350,000	$1,597,500
Scott R. Bohn	$250,000	$500,000	$750,000	$887,500
Adam G. Mabry	$250,000	$500,000	$750,000	$887,500
(1)	Reflects 200% payout level for financial metrics only.

2024 STIP Performance and Results

1	Financial Metrics (55% of Overall Award)

STRONG OPERATIONAL PERFORMANCE

The Compensation Committee sets performance hurdles near the beginning of the performance period consistent with the Company’s strategic goals and in line with our publicly disclosed initial guidance for the performance year.

Relative Weighting	2024 STIP Performance Metric	Threshold (50%)	Target (100%)	High (150%)	Outperformance (200%)	Outcome (Payout %)
	Normalized FFO Per Share					$1.81 (183.3%)
	Run-Rate Synergies					$53.6M (200%)
(1)	Normalized FFO per share is a non-GAAP financial measure. For the definition and reconciliation of Normalized FFO per share to the most directly comparable GAAP measure, see Appendix A. Run-Rate Synergies include cost savings from compensation and other costs in connection with the merger and the benefits from internalization of property management in select markets.

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2	Corporate Impact Performance Metric (15% of Overall Award)

COMMITMENT TO SUSTAINABILITY, PEOPLE-FIRST CULTURE, AND LEADING GOVERNANCE PRACTICES

The Compensation Committee established a corporate impact performance metric scorecard with both quantitative and qualitative factors. The Committee selected measurable performance criteria that it determined to be rigorous yet achievable, and which could be impacted by each NEO’s performance during the period, including: focusing on portfolio resilience through green buildings and implementing our 10-year sustainability strategy; fostering employee culture and engagement; and sound governance practices and transparent disclosure. Factors were also identified based on key performance indicators in our corporate impact program.

Corporate Impact Performance Metric Scorecard
Components		Possible	Earned	2024 Results
•	Submit to at least 3 major reporting frameworks	2	2	Completed GRESB, CDP and S&P Global Corporate Sustainability Assessment submissions
•	Obtain LEED certification of Silver or Gold for eligible Lab developments	1	1	6 new or re-certified LEED certifications (5 Gold, 1 Silver)
•	Implement 10-year sustainability strategy	2	2	Developed GHG inventory management plan; advanced design and construction guidelines; and performed life cycle assessment to evaluate embodied carbon in development process
•	Qualitative environmental initiatives	2	2	ENERGY STAR Partner of the Year and Sustained Excellence Award; FTSE4Good Index; Green Lease Leaders (Gold); GRESB Green Star recipient
•	Maintain employee engagement score at or above Kingsley Index average (1 point) or 5% or higher above index average (2 points)	2	1	Maintained overall employee engagement score 1% above Kingsley Index average
•	Advance recruiting, hiring, and succession planning initiatives	2	2	Established IDEA Council to foster culture, development, and volunteerism, as well as advanced other human capital initiatives
•	Receive prominent third party recognition for social and/or human capital initiatives	1	1	ISS Social QualityScore of “1” (top decile)
•	Qualitative human capital initiatives	2	2	Successful merger integration and internalization of third-party property management teams; headcount increased from 193 to 387 in 2024; and launched WE CARE core values
•	Maintain average ISS Monthly Governance Quality Score of “4” (top 40%) (1 point) or “3” (top 30%) or better (2 points)	2	2	Average Score: 1.2 (top 20% performance)
•	Obtain 95% or higher completion of annual employee Code of Conduct training	2	2	Over 95% completion
•	Qualitative governance initiatives	2	2	External leadership on Nareit councils; third-party recognition for leading disclosure; and enhanced company-wide ethics and compliance training
	Total Points	20	19

Relative Weighting	2024 STIP Performance Metric	Threshold (50%)	Target (100%)	High (150%)	Outcome (Payout %)
	Corporate Impact				19 points (150%)

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3	Individual Performance (30% of Overall Award)

INDIVIDUAL PERFORMANCE REFLECTS LEADERSHIP AND ACHIEVEMENT

The remaining 30% of the 2024 STIP award was based on an assessment of individual performance. The Compensation Committee has discretion to award between 0% and 150% of each NEO’s target-level individual performance award opportunity. The Committee took into account each NEO’s individual accomplishments and leadership, as reflected in the following 2024 performance scorecards, in determining each NEO’s individual performance award payout under the 2024 STIP. The Committee also noted the NEOs’ overall contributions to factors that were especially important to the Company in 2024, including driving operational performance and execution, managing balance sheet and liquidity, and continued strategic positioning.

Scott M. Brinker

President and Chief Executive Officer	Individual Performance Scorecard

•

Oversaw successful execution and integration of transformative merger with Physicians Realty Trust

•

Despite a challenging supply/demand environment in Lab, led strong financial and operational performance

•

Oversaw key transactions, developments, redevelopments, and stock buybacks, including $1.3 billion of asset sales and early renewal with CommonSpirit at favorable terms

•

Spent extensive time meeting with key investors, research analysts, business partners, and tenants

•

Established key operational, regulatory, and governmental relationships to advance our interests

•

Oversaw establishment and execution of WE CARE core values and culture

Individual Performance Payout: 150% of Target

Peter A. Scott

Chief Financial Officer	Individual Performance Scorecard

•

Supported flexible funding strategy with successful syndication of $3B revolver

•

Maintained strong balance sheet and financial results – raised FFO guidance four times in 2024 and exceeded high end of initial range

•

Supported successful merger integration, including Accounting and Finance teams, and forecasting of combined company financials

•

Broadened and diversified investor base following merger and maintained strong focus on investor engagement, including hosting seven non-deal roadshows and 18 property tours, attending 13 industry conferences, and attracting new investors

Individual Performance Payout: 145% of Target

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Thomas M. Klaritch

Chief Operating Officer	Individual Performance Scorecard

•

Led efforts to successfully integrate legacy operational teams across Outpatient Medical and Lab segments, focusing on systems and procedures to ensure consistency across markets and product types

•

Expanded sustainability initiatives in Outpatient Medical segment, including LED lighting retrofit projects, HVAC and cooling tower upgrades, and energy management systems, 169 ENERGY STAR certifications/recertifications, and ENERGY STAR Partner of the Year for Sustained Excellence designation

•

Led efforts with tenants to maintain strong leasing, rent collections, and occupancy in OM segment, including 900,000 square feet of new leases and 5.3 million square feet of lease renewals and full-year same store growth rate of 3.2%

•

Supported efforts to successfully internalize OM property management in 12 markets

Individual Performance Payout: 140% of Target

Scott R. Bohn

Chief Development Officer and Head of Lab	Individual Performance Scorecard

•

Oversaw strong Lab segment leasing results, with over 1 million square feet each of new leases and lease renewals and full-year same store growth rate of 5.0%

•

Advanced major development and redevelopment campuses, including design, construction, and leasing

•

Supported Lab transactions, opportunities, and property management internalization

•

Advanced sustainability initiatives within development and operating portfolio, including submitting for and/or achieving LEED Gold or Silver certifications

Individual Performance Payout: 150% of Target

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Adam G. Mabry

Chief Investment Officer	Individual Performance Scorecard

•

Integrated new Portfolio Management group with Investment team, which supported property management internalization efforts in 14 markets and portfolio-wide assessment to identify assets requiring incremental investment or future sale consideration

•

Led Callan Ridge joint venture transaction

•

Closed $1.3 billion in dispositions

•

Led underwriting efforts on several investment and transaction opportunities

•

Supported efforts to improve the monitoring and management of tenant credit considerations

Individual Performance Payout: 150% of Target

4	Overall 2024 STIP Results

The following table summarizes the actual annual incentive awards paid to each NEO under the 2024 STIP in February 2025 based on the foregoing results and determinations.

Name	2024 STIP Opportunity (at Target)	(55%) Actual Financial Performance	(15%) Actual Corporate Impact Performance	(30%) Actual Individual Performance	Overall Weighted Payout(1)	Total Award
Scott M. Brinker	$1,150,000	$1,197,783	$258,750	$517,500	171.7%	$1,974,033
Peter A. Scott	$1,000,000	$1,041,550	$225,000	$435,000	170.2%	$1,701,550
Thomas M. Klaritch	$900,000	$937,395	$202,500	$378,000	168.7%	$1,517,895
Scott R. Bohn	$500,000	$520,775	$112,500	$225,000	171.7%	$858,275
Adam G. Mabry	$500,000	$520,775	$112,500	$225,000	171.7%	$858,275
(1)	As a percentage of the target level.

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Long-Term Equity Incentive Compensation

All 2024 equity awards were granted in the form of at-risk service-based and performance-based equity awards. We have not awarded stock options since 2014.

2024 Long-Term Incentive Plan

Our NEOs received long-term equity incentive, or LTIP, awards under the 2024 LTIP, which are subject to the achievement of performance metrics and vesting criteria established by the Compensation Committee near the beginning of the performance period. LTIP awards are subject to a 1-year post-vesting holding period (other than the settlement of shares in connection with applicable tax withholding). Executives could elect to receive LTIP awards in the form of restricted stock units or profits interest units (i.e., equity interests in our operating partnership, Healthpeak OP, LLC, intended to qualify as “profits interests” for U.S. Federal income tax purposes and convertible into shares of our common stock).

3-Year Performance-Based Awards (60%)

60% of the overall 2024 LTIP awards are subject to the achievement of performance metrics (relative TSR performance and Net Debt to Adjusted EBITDAre) over a 3-year forward looking period. Payout amounts between threshold and target, or target and high levels are interpolated (“Performance-Based Awards”). No value is paid for metrics with outcomes below the threshold achievement levels. Results will be determined following the performance period.

3-Year Relative TSR Performance (40%)
•	A significant portion of the 2024 LTIP is subject to our relative TSR performance (calculated assuming dividend reinvestment) for the 3-year forward-looking performance period beginning on January 1, 2024 and ending December 31, 2026, measured against select healthcare peer REITs and the compensation peer companies listed on page 60.
•	The Compensation Committee selected relative TSR performance, and these specific comparator companies, to allow stockholders to evaluate our stock performance compared to our peers and mitigate the impact of broad market trends that are not reflective of our actual performance.

Performance Level	Absolute Mean TSR Performance Hurdles	Payout (% of Grant at Target)
Threshold	25% Below Peer Group Mean	0%
Target	At Peer Group Mean	100%
High	25% or Higher Above Peer Group Mean	200%
(1)	Includes the following companies, weighted based on asset mix comparability to our portfolio: Alexandria Real Estate Equities, Inc. (3x); Healthcare Realty Trust Incorporated (3x); Ventas, Inc. (2x); BXP, Inc. (1x); Kilroy Realty Corporation (1x); Welltower Inc. (1x); and Omega Healthcare Investors (1x).
(2)	Includes the compensation peer group companies used for purposes of determining 2024 compensation listed on page 60.
(3)	Net Debt to Adjusted EBITDAre is a non-GAAP financial measure. For the definition and reconciliation of Net Debt to Adjusted EBITDAre to the most directly comparable GAAP measure, see Appendix A.

3-Year Net Debt to Adjusted EBITDAre Performance (20%)
•	Net Debt to Adjusted EBITDAre, or leverage, is a supplemental measure of our achievement of established debt targets and is adjusted to exclude the impact from certain non-recurring or non-comparable items.
•	The Compensation Committee selected Net Debt to Adjusted EBITDAre as a performance metric for the 2024 LTIP noting that the metric had been removed from the 2024 STIP to allow for a one-year Run-Rate Synergies performance metric in the bonus plan. Net Debt to Adjusted EBITDAre was also added to the LTIP based on a review of peer company practices, which include a non-TSR performance metric. This metric promotes a strong balance sheet.
•	Leverage reflects the ability to generate sufficient earnings to meet debt obligations as the portfolio grows.

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•	A strong balance sheet over the long term is important for REITs to enable acquisition and investment opportunities.
•	The pre-established target-level performance hurdle for Net Debt to Adjusted EBITDAre was set in relation to our internally budgeted expectation, which is not publicly disclosed.

Performance Level	Net Debt to Adjusted EBITDAre Hurdles	Payout (% of Grant at Target)
Threshold	6.0x	0%
Target	5.5x	100%
High	5.0x	200%

3-Year 2024 Retentive Award (40%)

The remaining 40% of the 2024 LTIP awards are service-based awards that vest in three equal annual installments beginning on the first anniversary of the grant date, subject to achievement of a minimum Normalized FFO per share hurdle of $1.30 for the 2024 performance year (“Retentive Awards”). The Compensation Committee believes that the Retentive Awards, which vest over time independent of TSR, promote the retention of our talented management team, while still incentivizing a focus on long-term results because the ultimate value of the Retentive Awards is tied to our stock price.

2024 LTIP Award Opportunities

Annual LTIP Awards

As described under “2024 NEO Compensation,” the Compensation Committee, in consultation with Ferguson Partners Consulting, approved target-level 2024 LTIP opportunities for the NEOs in early 2024. The award opportunities were based on the Committee’s assessment of peer compensation data prepared by Ferguson Partners Consulting (as described below under “Compensation Policies and Practices – Peer Company Comparison”), each NEO’s relative duties and responsibilities, and the NEO’s impact on Healthpeak’s results. Based on this assessment, no changes were made to the target-level LTIP award opportunities for the NEOs from 2023.

The table below reflects the 2024 LTIP award target-level values approved by the Compensation Committee.

Name(1)	Total Target-Level LTIP Opportunity ($)(1)
Scott M. Brinker	5,900,000
Peter A. Scott	2,350,000
Thomas M. Klaritch	1,750,000
Scott R. Bohn	1,000,000
Adam G. Mabry	900,000
(1)	The amounts reflected in the Grants of Plan-Based Awards During 2024 table differ from the amounts above with respect to Retentive Awards due to rounding to the nearest whole share, and with respect to the Performance-Based Awards, due to calculating the grant date fair value for financial reporting purposes based on a Monte Carlo valuation model in accordance with FASB ASC Topic 718.

2024 Performance Results

The Company exceeded the Normalized FFO per share performance hurdle of at least $1.30 per share for the Retentive Awards granted in February 2024, thereby satisfying the performance hurdle requirement for all Retentive Awards. The Compensation Committee will make a determination regarding achievement of the Performance-Based Award performance criteria following the end of the performance period on December 31, 2026.

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2022-2024 3-Year Performance-Based Award Results

In 2022, we awarded the NEOs 3-year Performance-Based Awards that had a performance period ending on December 31, 2024. The following table summarizes the actual payouts awarded to the NEOs under those awards. Award payouts were capped at 200%. The peer group mean is calculated as (x) the sum of the average of the 3-year TSRs of the companies that constitute each peer group, divided by (y) the number of peers.

2022 LTIP Performance Metrics	Weighting	Threshold (50%)	Target (100%)	High (200%)	TSR Performance	Payout (%)
Component 1 – Alexandria Real Estate Equities	25%	25% Below Mean	At the Mean	25% or Higher Above Mean	15.2% Above Mean	161%
Component 2 – Outpatient Medical REITs (Healthcare Realty, Healthcare Trust of America, and Physicians Realty)(1)	25%	25% Below Mean	At the Mean	25% or Higher Above Mean	6.0% Below Mean	76%
Component 3 – Diversified Healthcare REITs (Welltower and Ventas)	16.67%	25% Below Mean	At the Mean	25% or Higher Above Mean	74.6% Below Mean	0%
Component 4 – S&P 500 REIT Index	16.67%	25th Percentile	50th Percentile	80th Percentile	0th Percentile	0%
Component 5 – FTSE Nareit Equity Office Index	16.66%	25th Percentile	50th Percentile	80th Percentile	35th Percentile	71%
				Blended Overall Payout		71%
(1)	As required by the terms of the award agreement, the performance of Healthcare Trust of America and Physicians Realty Trust was reweighted due to their sale transactions.

Status of Performance-Based Award Programs

PERFORMANCE-BASED AWARD STATUS AS OF DECEMBER 31, 2024

Performance Period	2022	2023	2024	Status
2022 to 2024	100% Complete			Below Target Payout (71% Blended Overall Payout)
2023 to 2025		67% Complete		Tracking Below Target (Overall)(1)
2024 to 2026			33% Complete	Tracking Above Target (Overall)(1)
(1)	The performance period for these awards remains open and the payout percentage for these awards has not been determined. If the performance period applicable to the award had ended as of December 31, 2024, the Company’s relative TSR (as applicable for 2023 and 2024) and Net Debt to Adjusted EBITDAre performance (as applicable for 2024) considered for purposes of the award would have resulted in a below-target level payout overall for the 2023 Performance-Based Awards and an above-target level payout overall for the 2024 Performance-Based Awards based on the respective performance metrics. We make no prediction as to the future performance of these metrics or our stock. The total amount realized with respect to the outstanding 2023 and 2024 Performance-Based Awards will be determined following the 3-year performance periods ending December 31, 2025, and 2026, respectively.

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2025 Compensation Decisions

After reviewing the business strategy for 2025, as well as financial, operational, and stock price performance, individual contributions, and peer company practices, the Compensation Committee approved the following changes with respect to our executive compensation structure for 2025:

2025 Target-Level Compensation Opportunities
•	The base salaries, target-level STIP opportunities, and target-level LTIP opportunities for Messrs. Brinker, Bohn, and Mabry were increased to better align their compensation with that of similarly situated executives of our peer companies.

2025 STIP
•	The performance metrics and weightings are consistent with the 2024 STIP, except that the Run-Rate Synergies performance metric was replaced with a Net Debt to Adjusted EBITDAre performance metric (weighted at 15%), noting the Run-Rate Synergies metric was less meaningful in 2025 following our successful integration efforts in connection with the Physicians Realty Trust merger and property management internalization.
•	The weighting of the Normalized FFO per share performance metric was increased from 35% to 55%, and the weightings of the Corporate Impact and individual performance metrics were reduced to 10% and 20%, respectively.

2025 LTIP
•	The Net Debt to Adjusted EBITDAre performance metric was removed from the LTIP and added back to the STIP.

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Compensation Policies and Practices

Compensation Risk Assessment

We believe that any risks arising from our compensation program are not reasonably likely to have a material adverse effect on us for the reasons outlined below.

Base salaries are fixed in amount and thus do not encourage inappropriate or excessive risk taking.

Our incentive compensation balances quantitative and qualitative performance assessments. While the STIP, our annual cash incentive plan, focuses on annual goals, we cap awards under the plan. The Compensation Committee believes that the STIP appropriately balances risk and the desire to focus executives on specific annual goals important to our success.

A substantial portion of our executive officers’ compensation is in the form of equity awards to further align executive and stockholder interests. The Compensation Committee believes that the LTIP awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our performance and stock price, and because the awards are subject to long-term vesting schedules based on forward-looking performance goals. Additionally, our stock ownership guidelines, in addition to the 1-year post-vesting holding requirement for LTIP awards, help ensure that executives have significant value tied to our performance.

Furthermore, as discussed below, our executive officers are subject to a clawback policy, which permits us to recover incentive compensation received by such officers in the event the amount of the payment or award was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to material noncompliance with a financial reporting requirement under securities laws.

Policy Regarding Executive Employment Agreements	Our Executive Severance Plan and Executive Change in Control Severance Plan (the “CIC Plan”) (as both are further described under “Potential Payments upon a Termination or Change in Control Severance Arrangements” below) provide severance protections without the use of individual employment agreements with our executive officers. Our severance plans, which operate in lieu of individual contractual arrangements, provide standardized severance benefits for our executives. Our general policy against executive employment agreements also eliminates guaranteed base salaries and incentive levels, which allows the Company to focus on pay for performance and other factors that the Compensation Committee deems relevant in setting executive compensation, without contractual restrictions.
Compensation Consultant

The Compensation Committee is authorized to retain independent counsel, compensation and benefits consultants, and other outside experts or advisors. Since November 2008, the Committee has retained Ferguson Partners Consulting as its outside independent compensation consultant. For 2024, Ferguson Partners Consulting advised the Committee with respect to trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay and proportion of annual cash pay to long-term incentive pay), and setting compensation levels. Ferguson Partners Consulting also reviewed comparable equity REITs for 2024 and assisted the Committee with obtaining and evaluating current executive compensation data for these companies. The Committee made its 2024 compensation decisions, including those with respect to the NEOs, after consulting with Ferguson Partners Consulting.

Ferguson Partners Consulting reports directly to the Compensation Committee and works with management as directed by the Committee. During 2024, Ferguson Partners Consulting did not perform work for Healthpeak other than pursuant to its engagement by the Committee. The Committee has assessed the independence of Ferguson Partners Consulting and concluded that their engagement of Ferguson Partners Consulting does not raise any conflict of interest with Healthpeak or any of its directors or executive officers.

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Executive Perquisites	We offer limited perquisites to our executives as retention benefits. The Compensation Committee selects perquisites based on a review of peer practices and the input of its independent compensation consultant. In 2024, the Committee approved offering reimbursements for executive medical examinations to allow executives to prioritize health and well-being through a comprehensive examination. The Committee also approved providing reimbursements for tax and financial planning services to assist executives in managing the complexities of their compensation (such as equity awards in the form of profits interest units in our operating partnership), which requires more sophisticated financial and tax planning. Executives are also allowed to participate in our broad-based compensation and well-being plans, including Get Fit (a fitness stipend) and Compt (a wellness stipend), which are available to all employees. By offering these modest perquisites, we allow our executives more time to devote their attention to our strategic and business objectives.
Management Succession Planning	Our Board is responsible for attracting, retaining, and incentivizing a high-performing management team. With the assistance of the Compensation Committee, our Board reviews management development and our succession plan to help ensure that top management positions, including the CEO position, can be filled without undue interruption. High-potential emerging leaders are given exposure and visibility to Board members through formal presentations at Board and committee meetings, as well as through informal events.
Compensation Peer Group

In developing our 2024 executive compensation program, the Compensation Committee considered market and peer data provided by Ferguson Partners Consulting. Based on Ferguson Partners Consulting’s recommendations, the Committee updated the group of peer companies for 2024 as set forth below. The Committee also reviewed general survey compensation data from companies in the S&P 500 REIT Index when determining executive compensation. As compared to 2023, no changes were made to the peer companies other than to replace Vornado Realty Trust with Healthcare Realty Trust Incorporated to better align with peers based on business focus. For 2025, Medical Properties Trust, Inc. was removed as a peer and W.P. Carey, Inc. was added to better align with peers based on market capitalization and revenue. The companies in our 2024 executive compensation peer group were as follows:

•   Alexandria Real Estate Equities, Inc.

•   AvalonBay Communities, Inc.

•   BXP, Inc.

•   Equity Residential

•   Healthcare Realty Trust Inc.

•   Host Hotels & Resorts, Inc.

•   Kimco Realty Corporation

•   Medical Properties Trust, Inc.

•   Omega Healthcare Investors, Inc.

•   Realty Income Corporation

•   Regency Centers Corporation

•   UDR, Inc.

•   Ventas, Inc.

•   Welltower Inc.

Peer Company Comparison

The 2024 compensation peer companies consist of S&P 500 equity REITs that the Compensation Committee believed are comparable to Healthpeak. In reviewing executive compensation paid by peer companies, the Committee took into account, among other things, Healthpeak’s enterprise value and market capitalization compared to the median of peer companies, as shown below:

AS OF DECEMBER 31, 2024*

(in billions)

*    Source: KeyBanc for Enterprise Value; S&P Global for Market Capitalization.

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Compensation Assessment

In early 2024, the Compensation Committee reviewed compensation data for executives at peer companies with positions comparable to those held by each NEO. This data consisted of base salary, annual cash incentive award opportunities, and equity award information, as well as total direct compensation paid by the peer companies. Although the Committee reviewed and discussed the compensation data provided by Ferguson Partners Consulting to help inform its decision-making process, the Committee does not set or “benchmark” compensation levels at any specific point or percentile against the peer group data. As described above, the peer group data is only one point of information taken into account by the Committee in making compensation decisions.

The Compensation Committee’s executive compensation decisions for 2024 (including with respect to compensation levels, program design, and the determination of executive performance with respect to subjective performance criteria) were the result of the Committee’s business judgement. This judgment is informed by the experiences of the members of the Committee, input and peer group data provided by Ferguson Partners Consulting, and the Committee’s overall assessment of executive compensation trends. Compensation decisions with respect to objective performance criteria were based on actual performance against the pre-established goals and were not discretionary.

Stock Ownership Guidelines	The Compensation Committee believes that ownership of Healthpeak securities promotes our executives’ focus on our long-term business objectives. Our stock ownership guidelines, which are reviewed by the Committee annually, provide that executives at the level of executive vice president or higher own minimum levels of common stock and unvested stock awards. All executives are required to achieve their mandatory holdings within five years of becoming subject to the guidelines. The following securities are taken into account to determine an executive’s compliance with the guidelines: shares of our common stock beneficially held (directly or indirectly) by the executive; shares of our common stock or profits interest units subject to time-based equity awards, whether vested or unvested; and shares of our common stock deferred under a deferred compensation plan. Shares or profits interest units subject to performance-based equity awards are not taken into account unless and until the applicable performance-based vesting requirements are satisfied.

	EXECUTIVE	STOCK OWNERSHIP AS MULTIPLE OF BASE SALARY
	CEO	10x
	Other NEOs	6x
	Executive Officers (Non-NEOs)	3x

Compliance with the ownership guidelines is tested annually on May 15. As of the annual testing date of May 15, 2024, all of our NEOs who are subject to the stock ownership guidelines satisfied the ownership requirements.
Clawback Policy	We maintain an executive compensation clawback policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on our attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.

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Anti-Hedging Policy	Our Board recognizes that hedging against losses in Healthpeak securities may disturb the alignment between the interests of our officers and directors and those of our other stockholders. For this reason, directors, officers and other employees (and if applicable, their family members) are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Healthpeak securities.
Anti-Pledging Policy	Our Board recognizes that a forced margin sale or foreclosure sale of Healthpeak securities may negatively impact our stock price or violate our insider trading policy. Accordingly, our Board adopted a policy that prohibits directors, officers, and other employees (and if applicable, their family members) from holding Healthpeak securities in a margin account or pledging Healthpeak securities as collateral for a loan.
No Tax Gross Up Payments	None of our NEOs are entitled to tax gross-up payments on severance benefits or in the event they are subject to excise taxes imposed under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) as a result of a change in control of the company.
Tax Deductibility of Executive Compensation

Section 162(m) of the Code generally limits the deductibility of compensation paid to our current and former executive officers that exceeds $1 million during the tax year. The Tax Cuts and Jobs Act of 2017 (the “Jobs Act”) made substantial changes to Section 162(m) of the Code. Pursuant to the Jobs Act, certain awards granted before November 2, 2017, that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.

As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Committee generally has the flexibility to take any compensation-related actions that it determines are in our and our stockholders’ best interest, including designing and awarding compensation for our executive officers that is not fully deductible for tax purposes. In addition, we qualify as a REIT under the Code and are not subject to federal income taxes, meaning that the payment of compensation that is not deductible under Section 162(m) does not have a material adverse consequence to us as long as we qualify as a REIT under the Code. Furthermore, there can be no assurance that any compensation will in fact be deductible.

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Executive Compensation Tables

Summary Compensation Table—2024

The Summary Compensation Table below quantifies the different forms of compensation earned by or awarded to our NEOs for 2024, 2023 and 2022, in the manner and format required under applicable SEC rules.

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqual. Deferred Comp. Earnings ($)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Scott M. Brinker President and Chief Executive Officer	2024	750,000	—	5,714,406	—	1,974,033	—	27,443	8,465,882
	2023	750,000	—	5,204,310	—	1,725,000	—	13,200	7,692,510
	2022	750,000	—	3,134,399	—	1,660,485	—	12,200	5,557,084
Peter A. Scott Chief Financial Officer	2024	650,000	—	2,276,095	—	1,701,550	—	27,911	4,655,556
	2023	650,000	—	2,072,983	—	1,485,000	—	13,200	4,221,183
	2022	650,000	—	2,001,834	—	1,443,900	—	12,200	4,107,934
Thomas M. Klaritch Chief Operating Officer	2024	600,000	—	1,694,994	—	1,517,895	—	24,893	3,837,782
	2023	600,000	—	1,543,731	—	1,336,500	—	13,200	3,493,431
	2022	600,000	—	1,580,387	—	1,299,510	—	12,200	3,492,097
Scott R. Bohn Chief Development Officer and Head of Lab	2024	525,000	—	968,616	—	858,275	—	21,721	2,373,612
	2023	525,000	—	882,148	—	720,000	—	13,200	2,140,348
	2022	461,875	—	1,447,966	—	639,481	—	12,200	2,561,522
Adam G. Mabry Chief Investment Officer	2024	500,000	—	871,751	—	858,275	—	22,548	2,252,574
	2023	500,000	—	793,913	—	742,500	—	13,200	2,049,613
	2022	469,500	361,731	1,330,150	—	172,157	—	12,200	2,345,738
(1)	The amounts reported in column (e) for each fiscal year reflect the fair value on the grant date of the time-based and performance-based equity awards granted to NEOs during the fiscal year. For the grant date fair value of each equity award granted to an NEO in 2024, see the Grants of Plan-Based Awards During 2024 table in the proxy statement. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our consolidated financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in column (e), see the discussion of stock awards contained in Note 15—Compensation Plans to Healthpeak’s Consolidated Financial Statements, included in our Annual Report. As to Performance-Based Awards granted to NEOs, the grant date fair value of the awards included in column (e) for the year of grant was determined using a Monte Carlo simulation, which probability weights multiple potential outcomes as of the grant date of the award. The assumptions made in applying the Monte Carlo simulation to determine the grant date fair value of the awards granted in 2024, 2023 and 2022 included: the closing price of a share of Healthpeak common stock on the grant date of $17.16, $26.05 and $32.17, respectively; expected share price volatility assumption of 26.0%, 33.0% and 38.9%, respectively; and a risk-free annual interest rate assumption of 4.52%, 4.38% and 1.8%, respectively. Under the terms of the Performance-Based Awards, between 0% and 200% of target of the underlying performance-based restricted stock units (or the corresponding number of profits interest units, as the case may be) subject to the awards may vest based on performance for the applicable performance period. The following table presents the grant date fair values of performance-based awards (i) determined under the principles used to calculate the grant date fair value of equity awards for purposes of our consolidated financial statements using the Monte Carlo simulation, and (ii) assuming that the highest level of performance conditions would be achieved using our closing stock price on the grant date, without regard to the Monte Carlo simulation:

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	2024 ($)		2023 ($)		2022 ($)
Name	Grant Date Fair Value (Based on Monte Carlo Simulation)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value (Based on Monte Carlo Simulation	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value (Based on Monte Carlo Simulation	Grant Date Fair Value (Based on Maximum Performance)
Scott M. Brinker	3,548,277	7,080,044	3,145,946	7,080,077	1,944,335	3,570,162
Peter A. Scott	1,413,310	2,820,040	1,253,086	2,820,121	1,241,818	2,280,210
Thomas M. Klaritch	1,052,489	2,100,075	933,153	2,100,099	980,384	1,800,169
Scott R. Bohn	601,436	1,200,067	533,237	1,200,071	277,832	510,152
Adam G. Mabry	541,284	1,080,050	479,900	1,080,033	—	—
(2)	As described under “—2024 NEO Compensation—Annual Cash Incentive Compensation” in our CD&A, each of our current NEOs received an annual cash incentive award for 2024 under the 2024 STIP, which, in each case, is reported in column (g)
(3)	The 2024 amounts reported in column (i) reflect the amounts set forth in the table below. See “Compensation Policies and Practices — Executive Perquisites” in our CD&A for a description of perquisites and other benefits made available to NEOs.

Name	401(k) Matching Contribution ($)	Broad-Based Employee Fitness Program (Get Fit) ($)	Broad-Based Employee Wellness Program (Compt) ($)	Executive Medical Examination ($)	Executive Financial Planning Services ($)	Total ($)
Scott M. Brinker	13,800	—	500	4,200	8,943	27,443
Peter A. Scott	13,800	300	750	4,995	8,066	27,911
Thomas M. Klaritch	13,800	—	500	2,220	8,373	24,893
Scott R. Bohn	13,800	—	250	—	7,671	21,721
Adam G. Mabry	13,800	300	250	—	8,198	22,548

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Grants of Plan-Based Awards During 2024

The following table presents information regarding the incentive awards granted to our NEOs during 2024, in the manner and format required under applicable SEC rules.

									All Other Awards
			Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(1)			Stock Awards: Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Scott M. Brinker	Annual Incentive	—	575,000	1,150,000	2,041,250	—	—	—	—	—	—
	Retentive	02/16/2024	—	—	—	—	—	—	137,532	—	2,166,129
	Perf.-Based	02/16/2024	—	—	—	103,148	206,295	412,590	—	—	3,548,277
Peter A. Scott	Annual Incentive	—	500,000	1,000,000	1,775,000	—	—	—	—	—	—
	Retentive	02/16/2024	—	—	—	—	—	—	54,780	—	862,785
	Perf.-Based	02/16/2024	—	—	—	41,085	82,169	164,338	—	—	1,413,310
Thomas M. Klaritch	Annual Incentive	—	450,000	900,00	1,597,500	—	—	—	—	—	—
	Retentive	02/16/2024	—	—	—	—	—	—	40,794	—	642,506
	Perf.-Based	02/16/2024	—	—	—	30,596	61,191	122,382	—	—	1,052,489
Scott R. Bohn	Annual Incentive	—	250,000	500,000	887,500	—	—	—	—	—	—
	Retentive	02/16/2024	—	—	—	—	—	—	23,313	—	367,180
	Perf.-Based	02/16/2024	—	—	—	17,484	34,967	69,934	—	—	601,436
Adam G. Mabry	Annual Incentive	—	250,000	500,000	887,500	—	—	—	—	—	—
	Retentive	02/16/2024	—	—	—	—	—	—	20,982	—	330,467
	Perf.-Based	02/16/2024	—	—	—	15,735	31,470	62,940	—	—	541,284
(1)	See the “Compensation Discussion and Analysis” for a description of each type of award. Performance-Based Awards do not reflect distributions in the form of additional profits interest units that are subject to forfeiture and ultimately vest at the end of the performance period based on actual performance, which are as follows: Mr. Brinker, 103,148; Mr. Scott, 41,085; Mr. Klaritch, 30,596; Mr. Bohn, 17,484; and Mr. Mabry, 15,735.
(2)	The amounts reported in column (k) of the table above have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our consolidated financial statements. See the discussion of stock awards contained in Note 15—Compensation Plans to Healthpeak’s Consolidated Financial Statements, included in our Annual Report, and footnote (1) to the Summary Compensation Table above.

Description of Plan-Based Awards

2023 Performance Incentive Plan

All 2024 awards reported in the above table were granted under, and are subject to, the 2023 Performance Incentive Plan, or the 2023 Plan. The Compensation Committee administers the 2023 Plan and has the authority to interpret its provisions and make all required determinations thereunder.

Non-Equity Incentive Plan Awards

Our NEOs’ 2024 non-equity (cash) incentive awards reported in the above table are described under “2024 NEO Compensation—Annual Cash Incentive Compensation” in our CD&A.

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Equity Incentive Awards

The Grants of Plan-Based Awards During 2024 table above reflects the Performance-Based and Retentive Awards granted to our eligible NEOs, as described under “2024 NEO Compensation—Long-Term Equity Incentive Compensation” in our CD&A. Each Performance-Based or Retentive Award represents (i) with respect to awards comprised of restricted stock units, a contractual right to receive one share of our common stock, subject to the applicable time-based and performance-based vesting requirements, and (ii) with respect to awards comprised of profits interest units, the right to receive equity interests in our operating partnership, Healthpeak OP, LLC, intended to qualify as “profits interests” for U.S. Federal income tax purposes and convertible into shares of our common stock.

2024 3-Year Performance-Based Awards

The 3-year Performance-Based Awards granted in 2024 cliff vest, if at all, subject to the achievement of performance criteria (based on forward-looking relative TSR) over a performance period from January 1, 2024, through December 31, 2026, subject to a 1-year post-vesting holding requirement (other than the settlement of shares in connection with applicable tax withholding) to promote retention and further align executives’ long-term interests with those of our stockholders. This 1-year holding requirement will lapse upon death, disability or a qualifying retirement. A qualifying retirement occurs if an NEO voluntary retires from service on or after the date on which the NEO’s age plus total years of service equals at least 70, the NEO has attained at least 55 years of age, and the NEO has completed at least five years of service with the Company. If the employment of an NEO terminates due to death or disability, or if Healthpeak terminates an NEO without cause, the NEO’s Performance-Based Awards will remain outstanding during the performance period and the eligible NEO will receive the number of units earned, if any, had the NEO remained employed with the Company until the end of the performance period. If the employment of an NEO terminates due to a qualifying retirement, the NEO’s Performance-Based Awards will remain outstanding during the performance period and the eligible NEO will receive the number of units earned, if any, had the NEO remained employed with the Company until the end of the performance period, prorated based on the NEO’s days of service during the performance period. For each NEO, if there is a change in control of Healthpeak during the performance period, the performance period for the Performance-Based Award will be shortened and performance will be determined based on such shortened period and the number of units underlying the award deemed to have vested based on such shortened period will accelerate and vest in connection with the change in control.

2024 Retentive Awards

Retentive Awards granted in respect of the annual 2024 LTIP vest in equal installments on the first, second and third anniversaries of the grant date, subject to a performance hurdle related to Normalized FFO per share for the 2024 performance period of $1.30, which was exceeded. The awards are also subject to a 1-year post-vesting holding requirement (other than the settlement of shares in connection with applicable tax withholding) to promote retention and further align executives’ long-term interests with those of our stockholders. This 1-year holding requirement will lapse upon death, disability or a qualifying retirement. If an NEO’s employment terminates due to death, disability or a qualifying retirement, if Healthpeak terminates an NEO without cause (whether before or after a change in control of Healthpeak), or if an NEO terminates employment for good reason (whether before or after a change in control of Healthpeak), the NEO’s Retentive Awards will fully vest as of the severance date (with respect to a qualifying retirement, only if the one-year performance hurdle has been achieved). If a change in control of Healthpeak occurs and outstanding equity awards are to be terminated in connection with the transaction and not assumed or continued by an acquiring entity, then the outstanding Retentive Awards will fully vest in connection with such change in control.

Other Terms

Vested Retentive and Performance-Based Awards are payable in an equal number of shares of our common stock, or if elected by the holder, profits interest units. Payment will generally be made as the award vests. The NEO does not have the right to vote or dispose of the units or interests underlying the award, but does have the right to receive dividend equivalents in the form of cash payments (for Retentive Awards) based on the amount of dividends paid by Healthpeak during the term of the award on a number of shares equal to the number of outstanding and unpaid units then subject to the award. Such payments are made concurrently with the related dividends paid to our stockholders. However, dividend equivalents that would otherwise be paid during the applicable performance period with respect to the Performance-Based Awards will instead accrue and be paid at the end of the performance period based on the number of units actually earned if the related threshold performance requirement for the award is satisfied (and forfeited in whole if the related threshold performance goal is not satisfied).

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Outstanding Equity Awards at December 31, 2024

The following table presents, in the manner and format required under applicable SEC rules, information regarding the outstanding equity awards held by each of our NEOs at December 31, 2024.

		Option Awards				Stock Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Earned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(I)
Scott M. Brinker	02/16/2024	—	—	—	—	137,532(2)	2,787,774	—	—
	02/16/2024	—	—	—	—	—	—	412,590(3)	8,363,199
	02/15/2023	—	—	—	—	60,398(4)	1,224,267	—	—
	02/15/2023	—	—	—	—	—	—	135,894(5)	2,754,571
	02/10/2022	—	—	—	—	12,331(6)	249,949	—	—
	02/10/2022	—	—	—	—	—	—	39,398(7)	798,597
Peter A. Scott	02/16/2024	—	—	—	—	54,780(2)	1,110,391	—	—
	02/16/2024	—	—	—	—	—	—	164,338(3)	3,331,131
	02/15/2023	—	—	—	—	24,058(4)	487,656	—	—
	02/15/2023	—	—	—	—	—	—	54,129(5)	1,097,195
	02/10/2022	—	—	—	—	7,875(8)	159,626	—	—
	02/10/2022	—	—	—	—	—	—	25,163(7)	510,054
Thomas M. Klaritch	02/16/2024	—	—	—	—	40,794(2)	826,894	—	—
	02/16/2024	—	—	—	—	—	—	122,382(3)	2,480,683
	02/15/2023	—	—	—	—	17,916(4)	363,157	—	—
	02/15/2023	—	—	—	—	—	—	40,309(5)	817,063
	02/10/2022	—	—	—	—	6,217(8)	126,019	—	—
	02/10/2022	—	—	—	—	—	—	19,866(7)	402,684
Scott R. Bohn	02/16/2024	—	—	—	—	23,313(2)	472,555	—	—
	02/16/2024	—	—	—	—	—	—	69,934(3)	1,417,562
	02/15/2023	—	—	—	—	10,238(4)	207,524	—	—
	02/15/2023	—	—	—	—	—	—	23,034(5)	466,899
	10/26/2022	—	—	—	—	3,624(9)	73,458	—	—
	04/28/2022	—	—	—	—	17,524(10)	355,211	—	—
	02/10/2022	—	—	—	—	1,762(8)	35,716	—	—
	02/10/2022	—	—	—	—	—	—	5,630(7)	114,120
Adam G. Mabry	02/16/2024	—	—	—	—	20,982(2)	425,305	—	—
	02/16/2024	—	—	—	—	—	—	62,940(3)	1,275,794
	02/15/2023	—	—	—	—	9,214(4)	186,768	—	—
	02/15/2023	—	—	—	—	—	—	20,730(5)	420,197
	10/26/2022	—	—	—	—	3,624(11)	73,458	—	—
	10/26/2022	—	—	—	—	26,088(12)	528,804	—	—
	02/10/2022	—	—	—	—	3,420(8)	69,323	—	—

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(1)	The number of shares or units reported in column (f) reflect time-vested Retentive Awards, while the number of shares or units reported in column (h) reflect performance Performance-Based Awards, assuming threshold payout level (50% for restricted stock units, or 25% for profits interest units, which are granted assuming maximum performance), target payout level (100% for restricted stock units, or 50% for profits interest units) or high (maximum) payout level (200% for restricted stock units, or 100% for profits interest units), based on how the performance of each such award was tracking as of December 31, 2024. For awards granted in 2022, reflects the actual payout level for such Performance-Based Awards determined after the end of the 2024 fiscal year. See the footnotes below for additional details. The dollar amounts shown in columns (g) and (i) are determined by multiplying the number of shares or units reported in columns (f) or (h), respectively, by $20.27 (the closing price of our common stock on the last trading day of 2024).
(2)	The unvested portions of this award are scheduled to vest in three equal installments on February 16, 2025, 2026 and 2027.
(3)	Subject to the satisfaction of applicable performance criteria, the unvested portion of this award is scheduled to vest upon certification of the performance results by the Compensation Committee following the performance period ending December 31, 2026. The number of shares reported is based on the achievement at the high payout level, based on performance tracking between the target and high payout levels as of December 31, 2024.
(4)	The unvested portion of this award is scheduled to vest on February 15, 2026.
(5)	Subject to the satisfaction of applicable performance criteria, the unvested portion of this award is scheduled to vest upon certification of the performance results by the Compensation Committee following the performance period ending December 31, 2025. The number of shares reported is based on the achievement at the target payout level, based on performance tracking between the threshold and target payout levels as of December 31, 2024.
(6)	This award vested on February 10, 2025.
(7)	This award was originally granted to the NEO on February 10, 2022 and was cancelled and replaced with profits interest units (a “Replacement Award”) on February 15, 2023. The unvested portion of this award vested upon certification of the performance results by the Compensation Committee following the performance period ended December 31, 2024. The number of shares reported is based on actual performance for the performance period. For additional information on the actual performance and payout of the award, see the “Compensation Discussion and Analysis” section.
(8)	This award was originally granted to the NEO on February 10, 2022 and was converted into a Replacement Award on February 15, 2023. The award vested on February 10, 2025.
(9)	This award was originally granted to the NEO on October 26, 2022 and was converted into a Replacement Award on February 15, 2023. The unvested portion of this award is scheduled to vest on April 28, 2025.
(10)	This award was originally granted to the NEO on April 28, 2022 and was converted into a Replacement Award on February 15, 2023. The unvested portions of this award are scheduled to vest in equal installments on April 28, 2025, 2026, 2027 and 2028.
(11)	This award was originally granted to the NEO on October 26, 2022 and was converted into a Replacement Award on February 15, 2023. The unvested portion of this award is scheduled to vest on October 26, 2025.
(12)	This award was originally granted to the NEO on October 26, 2022 and was converted into a Replacement Award on February 15, 2023. The unvested portions of this award are scheduled to vest in equal installments on October 26, 2025, 2026, 2027 and 2028.

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Option Exercises and Stock Vested During 2024

The following table presents information regarding the exercise of stock options by NEOs during 2024 and the vesting of other equity awards during 2024

	Option Awards		Stock/equity Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Numbers of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Scott M. Brinker	—	—	106,233	1,816,033
Peter A. Scott	—	—	30,939	531,231
Thomas M. Klaritch	—	—	25,521	439,049
Scott R. Bohn	—	—	19,284	343,778
Adam G. Mabry	—	—	21,002	412,107

(1)	The dollar amount shown in column (e) above for stock awards is determined by multiplying the number of shares or profits interest units, as applicable, that vested by the per share closing price of Healthpeak common stock on the vesting date (or if not a trading day, the most recent trading day prior to the vesting date). LTIP awards granted to NEOs are subject to a one-year post-vesting holding period. In addition, each NEO vested in profits interest units that were not immediately convertible into shares of Healthpeak common stock at the time of vesting.

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Potential Payments Upon a Termination or Change in Control

The following section describes the benefits that may become payable to our NEOs in connection with a termination of their employment with Healthpeak and/or a change in control of Healthpeak. You should read this section in combination with “Description of Plan-Based Awards—Equity Incentive Awards” above, which describes the treatment of outstanding equity-based awards held by our NEOs upon a termination or change in control of Healthpeak.

Severance Plans

Executive Severance Plan

We provide competitive severance benefits to attract and retain key employees with outstanding talent and ability. The Compensation Committee determined that the adoption of the Executive Severance Plan (“Severance Plan”) in lieu of entering into individual employment agreements with our executives was consistent with sound compensation practices. Severance benefits are appropriate in light of severance protections available to executives at our peer group companies and are an important component of each executive’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections. See “Compensation Policies and Practices—Policy Regarding Executive Employment Agreements” in our CD&A.

The Severance Plan is intended to provide severance benefits to employees who are selected by the Compensation Committee to participate, including each NEO, upon a termination of employment by us without “cause” or by the NEO for “good reason” (each as defined in the Severance Plan, as such definitions may be amended from time to time) other than in circumstances in which the participant would receive benefits under the CIC Plan (described under “—Executive Change in Control Severance Plan” below), as set forth below. An NEO’s right to receive benefits under the Severance Plan is subject to his or her execution of a general release of claims against us, and his or her agreement to post-termination confidentiality, non-solicitation, and non-competition restrictive covenants, as applicable. Payments (or benefits payable) to an NEO under the Severance Plan will, to the extent applicable, either be reduced to avoid excise taxes under Sections 280G and 4999 of the Code or be paid in full (with the NEO paying any such excise taxes), whichever option places the NEO in the best after-tax position.

Severance Benefit	Amount
Cash Severance Payments

3x for CEO (2x for Messrs. Scott, Klaritch, Bohn, and Mabry) the sum of:

Base salary, plus greater of (i) target-level annual cash incentive award for the year of termination or (ii) average of three prior years’ annual cash incentive awards

Cash in Lieu of Healthcare Coverage	Cash payment in lieu of COBRA premiums for: • 3 years for CEO • 2 years for Messrs. Scott, Klaritch, Bohn, and Mabry
Annual Cash Incentive Award	Prorated annual incentive award, payable based on actual performance at time award would have been paid if NEO had not terminated employment, with the individual performance portion to be determined in the Compensation Committee’s discretion
Service-Based Equity Awards

•  Stock options fully vested and remain exercisable for two years (no stock options remain outstanding as of March 2025)

•  Service-based awards continue to vest according to their terms for 24 months, after which any remaining unvested portion will become fully vested

Performance-Based Equity Awards	Continue vesting in accordance with their terms with respect to the performance requirements

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Executive Change in Control Severance Plan

All of our current officers are participants in the CIC Plan. Under the CIC Plan, if a change in control of Healthpeak occurs during the term of the CIC Plan and a participant’s employment with Healthpeak is terminated by Healthpeak without cause or by the participant for good reason within the two-year period following the change in control, the participant will generally be entitled to receive the following benefits:

Severance Benefit	Amount
Cash Severance Payment

3x for CEO (2.5x for Messrs. Scott, Klaritch, Bohn, and Mabry) the sum of:

Base salary, plus greater of (i) target-level annual cash incentive award for the year of termination or (ii) average of three prior years’ annual cash incentive awards

Cash in Lieu of Healthcare Coverage	Cash payment in lieu of COBRA premiums for: • 3 years for CEO • 2.5 years for Messrs. Scott, Klaritch, Bohn, and Mabry
Annual Cash Incentive Award	Prorated annual incentive award based on the greater of target-level or average of three prior years’ payments
Retirement Plan Benefits	Full vesting; options remain exercisable for two years (no stock options remain outstanding as of March 2024)
Service-Based Equity Awards	Continue vesting in accordance with their terms with respect to the performance requirements
Performance-Based Equity Awards	Continue vesting in accordance with their terms with respect to the performance requirements, unless otherwise noted in the award agreement as described below under “Change-in-Control Benefits (Assuming No Employment Termination)”

For these purposes, the terms “cause,” “good reason” and “change in control” are each defined in the CIC Plan, as such definitions may be amended from time to time.

A participant’s right to receive benefits under the CIC Plan is subject to the execution of a release of claims in favor of Healthpeak upon the termination of the participant’s employment. Participants are also subject to an indefinite confidentiality covenant and post-termination non-solicitation and non-competition restrictive covenants under the CIC Plan for the duration of the severance payout period, as applicable and enforceable. Participants in the CIC Plan are not entitled to tax gross-ups under the CIC Plan or any other agreement with the Company.

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Estimated Severance and Change-in-Control Benefits

Severance Benefits (No Change in Control)

The following table presents our estimate of the amount of the benefits to which the NEOs would have been entitled had their employment terminated under the indicated circumstances pursuant to the terms of the Severance Plan on December 31, 2024. The chart assumes that the executive would not be entitled to receive the benefits provided under the CIC Plan in connection with such a termination of employment.

	Termination by Healthpeak Without Cause				Termination Due to Executive’s Death or Disability
Name	Cash Severance ($)(1)	Continuation of Health/ Life Benefits ($)(2)	Equity Acceleration ($)(3)	Total ($)	Cash Severance ($)(1)	Continuation of Health/ Life Benefits ($)(2)	Equity Acceleration ($)(3)	Total ($)
Scott M. Brinker	9,334,518	132,590	11,996,759	21,463,867	—	—	11,996,759	11,996,759
Peter A. Scott	5,954,150	56,628	5,030,487	11,041,265	—	—	5,030,487	5,030,487
Thomas M. Klaritch	5,375,235	40,598	3,776,159	9,191,992	—	—	3,776,159	3,776,159
Scott R. Bohn	3,033,929	88,393	2,434,265	5,556,587	—	—	2,434,265	2,434,265
Adam G. Mabry	2,992,534	46,991	2,341,753	5,381,278	—	—	2,341,753	2,341,753

(1)	As described above under “—Severance Plans—Executive Severance Plan” and as quantified in this column, the Severance Plan provides for a cash severance payment in the event of a qualifying termination of employment based on a multiple of base salary and annual cash incentive. For purposes of the Severance Plan, the annual cash incentive component of the severance payment is based on the greater of such individual’s target-level annual cash incentive award in effect on the date of termination or the average of the prior three years’ annual cash incentive awards. Additionally, the Severance Plan provides for the payment of a prorated annual cash incentive amount for the year of termination, which, assuming a termination on December 31, 2024, would have resulted in the following awards (based on actual performance for the performance period): Mr. Brinker, $1,974,033; Mr. Scott, $1,701,550; Mr. Klaritch, $1,517,895; Mr. Bohn, $858,275; and Mr. Mabry, $858,275.
(2)	These amounts represent the amounts that would be paid to the individual for the estimated aggregate cost of the premiums that would be charged to each individual to continue health coverage pursuant to COBRA for such individual and his eligible dependents (to the extent that such dependents were receiving health benefits prior to the individual’s termination date) for the period of coverage set forth above.
(3)	These columns report the intrinsic value of the unvested portions of the executive’s equity awards that would accelerate in the circumstances described above. For service-based awards, this value is calculated by multiplying $20.27 (the closing price of our common stock on the last trading day of 2024) by the number of units subject to the portion of the award that would have accelerated. We have included the value related to accelerated vesting of awards in the table above assuming the performance-based vesting requirements were satisfied at target levels, and for 2022 performance-based awards, based on actual performance as of December 31, 2024.

Retirement Benefits

Under our retirement policy, equity awards granted in 2024 will vest upon an NEO’s qualifying retirement. A qualifying retirement occurs if an NEO voluntary retires from service on or after the date on which the NEO’s age plus total years of service equals at least 70, the NEO has attained at least 55 years of age, and the NEO has completed at least five years of service with the Company. Retentive Awards vest in full upon a qualifying retirement if the performance hurdle has been satisfied, while performance-based awards vest based on actual performance, prorated for the NEO’s service during the performance period. Mr. Klaritch is the only NEO who would have satisfied retirement eligibility in 2024. Assuming his qualifying retirement on December 31, 2024, the value of the unvested portions of his 2023 and 2024 equity awards that would have accelerated in connection with such a qualifying retirement (calculated using a price per share of $20.27, which is the closing price of our common stock on the last trading day of 2024, and assuming target-level performance for Performance-Based Awards) is $2,148,208. Equity awards granted in 2022 do not include provisions for accelerated vesting in the event of an NEO’s retirement.

Retirement of Mr. Klaritch. In February 2025, we announced that Mr. Klaritch will retire from service with us, effective September 30, 2025. Mr. Klaritch executed a retirement and release agreement that provides for the retirement benefits contractually due under our retirement policy, subject to Mr. Klaritch’s compliance with restrictive covenants set forth in the retirement and release agreement: (1) Performance-Based Awards will remain outstanding during the performance period and Mr. Klaritch will receive the number of units earned, if any, had he remained employed with us until the end of the performance period, prorated based on his number of days of service

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during the performance period; and (2) Retentive Awards will fully vest after his last day of service if the one-year performance hurdle has been achieved. Mr. Klaritch also agreed to provide three months’ of post-retirement consulting and advisory services (from October 1, 2025 through December 31, 2025) in connection with the transitioning of his responsibilities in exchange for a consulting fee of $50,000 per month, and we agreed to provide a cash payment of $5,542 in lieu of continuation of healthcare benefits for the three-month consulting period. During the portion of 2025 that Mr. Klaritch performs services as our employee, he will also receive a prorated base salary (based on his 2024 base salary level), prorated bonus (based on the average of the prior three years’ STIP bonus payments), and prorated LTIP awards (based on his 2024 target-level opportunity) through his retirement date.

Change-in-Control Benefits (Assuming No Employment Termination)

As described above under “Description of Plan-Based Awards—2024 3-Year Performance-Based Awards,” if we undergo a change in control during the performance period applicable to outstanding Performance-Based Awards granted to the NEOs, the performance period for such Performance-Based Awards will be shortened and performance will be determined based on the shortened period. The number of units deemed to have vested based on the shortened period will accelerate and vest in connection with the change in control. In this scenario, the Performance-Based Awards would vest without regard to whether the NEO terminates employment in connection with the change in control. Upon a change in control of Healthpeak, Retentive Awards held by NEOs would continue to be subject to service-based vesting in accordance with the terms of the awards and would only accelerate upon a termination of an NEO’s employment as described under “Change-in-Control Severance Benefits in Connection with Employment Termination” below.

Assuming that a change in control of Healthpeak occurred on December 31, 2024, the values of the unvested portions of the Performance-Based Awards held by each NEO that would have accelerated in connection with such change in control (calculated using a price per share of $20.27, which is the closing price of our common stock on the last trading day of 2024) are as follows: (1) $7,734,768 for Mr. Brinker; (2) $3,272,814 for Mr. Scott; (3) $2,460,089 for Mr. Klaritch; (4) $1,289,800 for Mr. Bohn; and (5) $1,058,094 for Mr. Mabry.

Change-in-Control Severance Benefits in Connection with Employment Termination

The following table presents our estimate of the benefits to which each of the NEOs would have been entitled had a change in control of the Company occurred on December 31, 2024, and the executive’s employment with us had terminated under the circumstances described above on such date (before any excise-tax reduction under our CIC Plan described above or under the executive’s applicable equity award agreement). See “Change-in-Control Benefits (Assuming no Employment Termination)” above for the value of Performance-Based Awards that would vest on a change in control regardless of whether the NEO terminates employment.

Name	Cash Severance ($)(1)	Continuation of Health/life Benefits ($)(2)	Equity Acceleration ($)(3)	Total ($)
Scott M. Brinker	9,334,518	132,590	4,261,990	13,729,098
Peter A. Scott	7,017,300	70,785	1,757,673	8,845,758
Thomas M. Klaritch	6,339,570	50,747	1,316,070	7,706,387
Scott R. Bohn	3,420,775	110,491	1,144,464	4,675,731
Adam G. Mabry	3,358,275	62,655	1,283,659	4,704,589

(1)	As described above under “—Severance Plans—Executive Change in Control Severance Plan” and as quantified in this column, the CIC Plan provides for a cash severance payment in the event of a qualifying termination of employment. Additionally, the CIC Plan provides for the payment of a prorated annual cash incentive amount for the year of termination, which, assuming a termination on December 31, 2024, is presented based on actual performance for the performance period: Mr. Brinker, $1,974,033; Mr. Scott, $1,701,550; Mr. Klaritch, $1,517,895; Mr. Bohn, $858,275; and Mr. Mabry, $858,275.
(2)	These amounts represent the amounts that would be paid to the individual for the estimated aggregate cost of the premiums that would be charged to each individual to continue health coverage pursuant to COBRA for such individual and his eligible dependents (to the extent that such dependents were receiving health benefits prior to the individual’s termination date) for the period of coverage set forth above.
(3)	See footnote (3) to the preceding table under “—Severance Benefits” for the manner of calculating equity acceleration value. All outstanding Retentive Awards held by an NEO as of December 31, 2024, would accelerate upon a termination of the NEO’s employment by us without cause or by the NEO for good reason upon or following a change in control of Healthpeak or if the awards were to be terminated (and not assumed or continued) in connection with a change in control of Healthpeak. See Performance-Based Award values (disclosed under “Change-in-Control Benefits (Assuming no Employment Termination)”) that would vest on a change in control regardless of whether the NEO terminates employment.

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Pay Ratio

The following pay ratio and supporting information compares the annual total compensation of our President and CEO and the annual total compensation of our employees other than our President and CEO, as required by Section 953(b) of the Dodd-Frank Act. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2024, our last completed fiscal year:

•	The annual total compensation of our median employee was $128,353; and
•	The annual total compensation of our President and CEO, as reported in the Summary Compensation Table, was $8,465,882.
•	Based on the foregoing, the estimated ratio of the annual total compensation of our President and CEO to the annual total compensation of our median employee was approximately 66:1. To determine the pay ratio, we took the steps outlined below.
•	We determined that as of December 31, 2024, our employee population (excluding our President and CEO) consisted of 390 individuals, all of whom were located in the United States. This population consists of our full-time and temporary employees. We did not have any seasonal employees. We excluded independent contractors, as well as interns, temporary employees, and employees who terminated employment prior to December 31, 2024.
•	To identify the median employee, we computed each employee’s annual compensation consisting of annual base salary as well as all cash bonuses and the grant date value of equity awards granted during the year, as applicable. For these purposes, we annualized the base salary and cash bonuses of employees who did not work for us for the entire year, other than temporary employees. We did not make any cost of living adjustments.
•	Once we identified our median employee, we calculated that employee’s annual total compensation for 2024 in accordance with the requirements of the SEC’s rules for calculating the “total” compensation of each of our NEOs for 2024 for purposes of the Summary Compensation Table above. With respect to our CEO, we used the amount reported as total compensation in the Summary Compensation Table. Any adjustments, estimates and assumptions used to calculate our CEO’s total annual compensation are described in the footnotes to the Summary Compensation Table.

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay-Versus-Performance Table

The disclosure included in this section is required by SEC rules. For a detailed discussion on the design of our executive compensation program, including how we align NEOs’ pay to our performance, see the “Compensation Discussion and Analysis” section. The Compensation Committee did not consider the pay-versus-performance data presented below in making its pay decisions for any of the years shown. The following summarizes the relationship between our CEO’s, and our other NEOs’, total compensation paid and our financial performance for the fiscal years shown in the table (in this discussion, our CEO is also referred to as our principal executive officer or “PEO”, and our Named Executive Officers other than our CEO are referred to as our “Non-PEO NEOs”).

					Average Summary	Average	Value of Initial Fixed $100 Investment Based on:
Year	Summary Comp. Table Total for CEO (Mr. Brinker)(1)(2)	Comp. Actually Paid to CEO (Mr. Brinker)(3)	Summary Comp. Table Total for Former CEO (Mr. Herzog)(1)(2)	Comp. Actually Paid to Former CEO (Mr. Herzog)(3)	comp. Table Total Paid to Non-PEO NEOs(1)(2)	Comp. Actually Paid to Non-PEO NEOs(3)	Healthpeak Total Stock- Holder Return(4)	Peer Total Stock- Holder Return(4)	Net Income (in Millions)(5)	Normalized FFO Per Share(6)
2024	$8,465,882	$10,253,081	—	—	$3,279,881	$3,804,968	$ 75.37	$117.56	$267.3	$1.81
2023	$7,692,510	$ 2,500,263	—	—	$3,003,451	$1,549,751	$ 69.24	$112.04	$334.8	$1.78
2022	$5,557,084	$ 2,901,565	$24,308,605	$19,911,300	$3,267,762	$1,959,250	$ 82.83	$100.62	$516.4	$1.73
2021	—	—	$11,713,883	$17,397,357	$3,767,688	$5,579,450	$114.25	$134.06	$525.9	$1.60
2020	—	—	$11,374,615	$10,106,805	$3,389,595	$2,905,009	$ 92.33	$ 94.88	$428.3	$1.60

(1)	In accordance with applicable SEC rules, since Mr. Brinker and Mr. Herzog each served as PEO during covered fiscal years, they are each included in the table above and the footnotes that follow the table as a PEO for the fiscal years in which they served in such capacity. For each of 2020 and 2021, our Non-PEO NEOs were Messrs. Brinker, Scott, Klaritch, and McHenry. For 2022, our Non-PEO NEOs were Messrs. Scott, Klaritch, Bohn, Mabry, and McHenry. For 2023, our Non-PEO NEOs were Messrs. Scott, Klaritch, Bohn, and Patadia. For 2024, our Non-PEO NEOs were Messrs. Scott, Klaritch, Bohn, and Mabry.

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(2)	See the Summary Compensation Table above, and the Summary Compensation Table as disclosed in our proxy statement filed with the SEC in calendar year 2024, for detail on the Summary Compensation Table total compensation for each CEO for each fiscal year covered in the table. The average compensation for the Non-PEO NEOs for 2024 was calculated from the Summary Compensation Table above. The average compensation for the Non-PEO NEOs for each of 2023, 2022, 2021, and 2020 was calculated from the Summary Compensation Table as disclosed in our Proxy Statement filed with the SEC in calendar year 2024, 2023, 2022, or 2021, respectively.
(3)	For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of our NEOs (including, for purposes of this table, former executive officers who are included in the Non-PEO NEO group for 2020, 2021, 2022, 2023, and 2024) is defined by the SEC and means each NEO’s total compensation as reflected in the Summary Compensation Table for the applicable fiscal year and adjusted as shown below.

No stock options were granted, and no unvested stock options were outstanding, during the applicable fiscal years. There were no material modifications to any stock awards during the applicable fiscal years. In making each of these adjustments, the “value” of a stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, see the notes to our financial statements that appear in our Annual Report on Form 10-K each fiscal year and the footnotes to the Summary Compensation Table that appears in our annual Proxy Statement. The table above reflects the CAP (determined as noted above) for each CEO and, for our Non-PEO NEOs, the average of the CAPs determined for the Non-PEO NEOs for each of the fiscal years shown in the table.

The following tables provide reconciliations of the Summary Compensation Table Total to Compensation Actually Paid for each of Mr. Brinker, our President and CEO, and Mr. Herzog, our former CEO. We believe the values reflected under Compensation Actually Paid (CAP) as presented herein may not provide an accurate reflection of the compensation we actually pay to our NEOs on a year-over-year basis for several reasons, particularly with respect to the transition in CEOs over the five-year period and timing of corresponding pay adjustments in terms of promoting Mr. Brinker to CEO.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO (Mr. Brinker)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)	Fiscal Year 2020 ($)
Summary Compensation Table Total	8,465,882	7,692,510	5,557,084	—	—
Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(5,714,406)	(5,204,310)	(3,134,399)	—	—
Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	6,903,188	2,997,838	2,541,379	—	—
Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	290,155	(2,282,005)	(2,232,034)	—	—
Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	402,297	—	—
Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(29,362)	(960,951)	(445,419)	—	—
Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—
Dividends Paid on Outstanding and Unvested Stock Awards	337,624	257,182	212,657	—	—
Compensation Actually Paid	10,253,081	2,500,263	2,901,565	—	—

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Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for Former CEO (Mr. Herzog)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)	Fiscal Year 2020 ($)
Summary Compensation Table Total	—	—	24,308,605	11,713,883	11,374,615
Grant Date Fair Value of Stock Awards Granted in Fiscal Year	—	—	(7,374,832)	(7,102,283)	(8,028,215)
Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	—	—	5,979,535	8,283,835	6,554,530
Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	—	—	(3,306,057)	3,328,563	(1,534,844)
Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	685,203	751,962	1,068,838
Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	—	(611,707)	224,226	450,019
Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—
Dividends Paid on Outstanding and Unvested Stock Awards	—	—	230,553	197,171	221,862
Compensation Actually Paid	—	—	19,911,300	17,397,357	10,106,805

The following table provides a reconciliation of the average of the Summary Compensation Table Total for the Non-PEO NEOs for a fiscal year to the average of the Compensation Actually Paid for the Non-PEO NEOs for that fiscal year.

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)	Fiscal Year 2020 ($)
Summary Compensation Table Total	3,279,881	3,003,451	3,267,762	3,767,688	3,389,595
Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(1,452,864)	(1,387,525)	(1,535,477)	(1,718,594)	(1,849,445)
Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	1,755,106	822,314	1,087,331	2,004,500	1,509,955
Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	112,401	(671,242)	(368,699)	1,104,314	(640,251)
Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	103,198	249,639	354,058
Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	6,808	(292,301)	(132,238)	59,047	(17,412)
Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	(516,184)	—	—
Dividends Paid on Outstanding and Unvested Stock Awards	103,636	75,053	53,557	112,856	158,509
Compensation Actually Paid	3,804,968	1,549,751	1,959,250	5,579,450	2,905,009

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(4)	Healthpeak TSR represents cumulative total stockholder return on a fixed investment of $100 in our common stock for the period beginning at the close of trading on the last trading day of 2019 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends before consideration of income taxes. Peer total stockholder return represents cumulative total stockholder return on a fixed investment of $100 in the Equity REIT Index of Nareit for the period beginning at the close of trading on the last trading day of 2019 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends before consideration of income taxes.

The following chart illustrates our TSR for each of the last four fiscal years against our TSR and the TSR for the Equity REIT Index of Nareit, or the FTSE Nareit Equity REIT Index (each calculated as described above) over that period of time.

The following chart illustrates the CAP for each CEO and the average CAP for our Non-PEO NEOs for each of the last four fiscal years against our TSR and the TSR for the Equity REIT Index of Nareit (each calculated as described above) over that period of time.

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(5)	This column shows Healthpeak’s net income for each fiscal year covered by the table. The following chart illustrates the CAP for each CEO and the average CAP for our Non-PEO NEOs for each of the last four fiscal years against our net income for each of those years

(6)	This column shows Healthpeak’s Normalized FFO per share for each fiscal year covered by the table. We consider Normalized FFO per share to be a key metric in our executive compensation program; see the Compensation Discussion and Analysis section of this proxy statement for more information regarding the use of this performance measure. For the definition and reconciliation of Normalized FFO per share to the most directly comparable GAAP measure, see Appendix A. The following chart illustrates the CAP for each CEO and the average CAP for our Non-PEO NEOs for each of the last four fiscal years against our Normalized FFO per share for each of those years.

Following is an unranked list of our financial performance measures we consider most important in linking the compensation actually paid to our NEOs for 2024 with our performance. In addition to the financial performance measures listed below, we view our stock price, upon which the value of all of our LTIP awards is dependent, as a key performance-based component of our executive compensation program in order to further align the interests of our senior management team with the interests of our stockholders.

•	Normalized FFO per share (used in our 2024 STIP and Retentive Awards)
•	Net Debt to Adjusted EBITDAre (used in our 2024 Performance-Based Awards)
•	Relative TSR (used in our Performance-Based Awards)
•	Run-rate synergies in connection with our merger (used in our 2024 STIP)

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Equity Compensation Plan Information

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted average exercise price of outstanding options and the number of shares remaining available for future award grants as of December 31, 2024.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	3,777,032	(1)	N/A	(2)	28,400,352	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	3,777,032		N/A		28,400,352
(1)	Of these shares, none were subject to outstanding stock options, 2,902,030 were subject to profits interest units (including outstanding performance-based profits interest unit awards, which are presented at their maximum level of achievement), and 875,002 were subject to outstanding restricted stock units (including outstanding performance-based stock units, which are presented at their target level of performance).
(2)	This weighted average exercise price does not reflect 2,902,030 shares that could be issued in connection with profits interest units (including outstanding performance-based profits interest unit awards, which are presented at their maximum level of achievement), and 875,002 shares that could be issued in connection with restricted stock units (including outstanding performance-based stock units, which are presented at their target level of performance).
(3)	Of the aggregate number of shares that remained available for issuance as of December 31, 2024, all were available under the 2023 Plan. Subject to certain express limits of the 2023 Plan, shares available for award purposes under the plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights and other forms of awards granted or denominated in shares of our common stock including, without limitation, stock bonuses, restricted stock, restricted stock units, and performance-based stock units, as well as shares denominated in profits interest units.

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Security Ownership of Principal Stockholders, Directors and Management

The following table sets forth certain information as of March 4, 2025 (unless otherwise indicated) regarding the beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of shares of our common stock by: (i) each person known to beneficially own more than 5% of our outstanding common stock; (ii) each director and nominee for election as director; (iii) each of the NEOs; and (iv) all current directors and executive officers as a group. This table is based on Company records and information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G, or an amendment thereto, filed with the SEC with respect to shares of our common stock. The following table also does not include certain LTIP Units, which, regardless of their vesting schedules, are subject to a 14-month holding period following their grant date or cancellation and replacement date, as applicable.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares(2)		Number of Options/ RSUs/Profits Interest Units(3)	Percent of Class(4)
Greater than 5% Stockholders
The Vanguard Group, Inc. and affiliates(5) 100 Vanguard Boulevard Malvern, PA 1 9355	87,756,738		—	16.04%
BlackRock, Inc.(6) 50 Hudson Yards New York, NY 10001	81,675,307		—	11.70%
State Street Corporation(7) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	41,217,077		—	7.53%
Directors
Scott M. Brinker(8)	190,526		128,189	*
Katherine M. Sandstrom	35,405		9,575	*
John T. Thomas	778,454	(9)	21,763	*
Brian G. Cartwright	53,514		9,575	*
James B. Connor	8,203	(10)	9,575	*
R. Kent Griffin, Jr.	60,219		9,575	*
Pamela J. Kessler	32,822	(11)	9,575	*
Sara G. Lewis	51,512	(12)	9,575	*
Ava E. Lias-Booker	10,329		9,575	*
Governor Tommy G. Thompson	112,581		9,575	*
Richard A. Weiss	49,493		9,575	*
Named Executive Officers
Peter A. Scott	164,339		47,017	*
Thomas M. Klaritch	330,412		25,521	*
Scott R. Bohn	18,625		10,505	*
Adam G. Mabry	3,729		14,480	*
All current directors and executive officers as a group (19 persons)	1,631,204		323,228	*
*	Less than 1%
(1)	Except as otherwise noted and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares listed.

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(2)	Does not include profits interest units to acquire equity interests in Healthpeak OP, LLC beneficially owned by such person that are not exchangeable into Healthpeak common stock within 60 days of March 4, 2025.
(3)	For the Independent Directors and Mr. Thomas, consists of shares represented by unvested RSU awards that will vest within 60 days of March 4, 2025. For executive officers, consists of profits interest units to acquire equity interests in Healthpeak OP, LLC beneficially owned by such person that may be exchangeable into Healthpeak common stock at the election of the holder within 60 days of March 4, 2025.
(4)	Unless otherwise indicated, based on 698,596,116 shares outstanding as of March 4, 2025. In addition, for purposes of computing the percentage of shares held by an individual, the number of shares outstanding includes shares represented by unvested RSUs that will vest within 60 days of March 4, 2025, and profits interest units that can be convertible into shares of our common stock within 60 days of March 4, 2025, or upon the individual’s qualified retirement pursuant to our retirement policy, but, in each case, such shares are not included in the number of shares outstanding for purposes of computing the percentage of shares held by any other person.
(5)	Share and beneficial ownership information for The Vanguard Group, Inc. (“Vanguard”) is given as of December 29, 2023, and was obtained from a Schedule 13G/A filed on February 13, 2024, with the SEC. According to the Schedule 13G/A, Vanguard has shared voting power over 1,140,280 shares, sole dispositive power over 84,952,851 shares and shared dispositive power over 2,803,887 shares of our common stock. The Schedule 13G/A states that Vanguard’s clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock but that no one other person’s interest in our common stock is more than 5% of the total outstanding common shares.
(6)	Share and beneficial ownership information for BlackRock, Inc. (“BlackRock”) is given as of September 30, 2024, and was obtained from a Schedule 13G/A filed on November 12, 2024, with the SEC. According to the Schedule 13G/A, BlackRock has sole voting power over 73,121,877 shares and sole dispositive power over 81,675,307 shares of our common stock. The Schedule 13G/A states that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of our common stock, but that no one person’s interest in our common stock is more than 5% of the total outstanding common shares.
(7)	Share and beneficial ownership information for State Street Corporation (“State Street”) is given as of December 31, 2023, and was obtained from a Schedule 13G/A filed on January 30, 2024, with the SEC. According to the Schedule 13G/A, State Street has shared voting power over 25,905,284 shares and shared dispositive power over 41,140,742 shares of our common stock.
(8)	Mr. Brinker is also an NEO.
(9)	Includes 4,274 shares held by accounts for the benefit of Mr. Thomas’s children.
(10)	Includes 10 shares held in spouse’s trust.
(11)	Includes 200 shares held in an individual retirement account and 2,547 shares held by spouse’s individual retirement account.
(12)	Includes 22,000 shares held in a trust and 3,000 shares held in an individual retirement account.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers (as defined in Rule 16a-1 under the Exchange Act) and persons who own more than 10% of the outstanding shares of our common stock to file reports of beneficial ownership and changes in such ownership with the SEC. Based solely on our records and on written representations from certain reporting persons, we believe that each person who, at any time during 2024, was our director or officer (as defined in Rule 16a-1 under the Exchange Act) or beneficially owned more than 10% of the outstanding shares of our common stock timely filed all reports required to be filed by Section 16(a) of the Exchange Act, except for one Form 4 covering a single transaction filed on behalf of John T. Thomas on April 30, 2024.

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Proposal 3

Approval of Healthpeak Properties, Inc. Employee Stock Purchase Plan

Northside Medical Buford, Buford, GA OUTPATIENT MEDICAL
Our Board recommends a vote FOR approval of the Healthpeak Properties, Inc. Employee Stock Purchase Plan.	FOR

Healthpeak Properties, Inc. Employee Stock Purchase Plan

We request that stockholders approve the Healthpeak Properties, Inc. Employee Stock Purchase Plan (the “ESPP”), a new broad-based employee stock purchase plan that has been approved by our Board, subject to stockholder approval at the Annual Meeting. We believe that the ESPP will provide a key benefit to eligible employees. In particular, the ESPP provides a convenient way for our employees to purchase shares of our common stock at a discounted price, which gives employees a vested interest in our long-term success and aligns their interests with that of our stockholders. If approved by the stockholders, the ESPP will become effective on April 24, 2025.

Summary of the ESPP

The following is a summary of the material terms of the ESPP. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the ESPP, which is attached as Appendix B and incorporated herein by reference. Stockholders are encouraged to read the text of the ESPP in its entirety.

Purpose

The purpose of the ESPP is to provide an added incentive for eligible employees to have the opportunity to purchase shares of our common stock at a discount to fair market value through payroll deductions. The ESPP (i) aligns the interests of our stockholders and eligible employees by allowing our employees to invest in the Company’s growth and success, (ii) advances our interests by attracting, retaining, and rewarding eligible employees, and (iii) motivates eligible employees to act in our long-term best interests.

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Administration

The ESPP will be administered by the Compensation Committee, which has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the ESPP and to make, administer, and interpret such rules and regulations as it deems necessary. Any determinations will be made by the Committee in its sole discretion and will be final and binding. The Committee is authorized from time to time to delegate some or all of its authority under the ESPP to a subcommittee or other individuals as it deems necessary, appropriate, or advisable.

The ESPP is not intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code (the “Code”).

Eligibility

Any individual who is our active employee (or an active employee of our designated subsidiaries) will be eligible to participate in the ESPP.

Shares Available for Issuance

If the ESPP is approved by the stockholders at the Annual Meeting, the maximum number of shares of our common stock that may be purchased under the ESPP will be 20 million shares, subject to adjustment for stock dividends, stock splits, spin-off, or combinations of stock. Shares of our common stock purchased under the ESPP may be any combination of (i) authorized and newly issued common stock, (ii) common stock that we purchase on the open market, or (iii) other shares of our common stock held as treasury shares.

Offering Periods

If approved by our stockholders, the ESPP will be implemented on the first administratively feasible date determined by the Compensation Committee following stockholder approval of the ESPP, and the first offering period will end on November 30, 2025. Subsequently, the ESPP will be implemented by consecutive six-month offering periods beginning on June 1st and December 1st of each year and ending on the last day of November and May, respectively, or such dates as are otherwise determined by the administrator of the ESPP. Shares are purchased on the last trading day of each six-month offering period.

Participation in the Plan

Eligible employees become participants in the ESPP by executing and delivering to us an enrollment form in accordance with the procedures established by the Compensation Committee or its designated administrator. The enrollment form specifies the employee’s contribution percentage (subject to minimum contribution levels established by the administrator) and authorizes us to make after-tax payroll deductions for the purchase of shares of our common stock under the ESPP.

A participant may discontinue his or her participation in the ESPP at any time up to ten business days before the last trading day in an offering period, and the administrator may permit a participant to decrease the rate of payroll deductions during an offering period, in each case, by the participant delivering written notice to us and following any procedures established by the Compensation Committee. Upon a withdrawal from the ESPP during an offering period, all payroll deductions for the offering period will be returned to the participant. The participant may not re-elect to participate in the ESPP during the applicable offering period but may make a new election to participate in any future offering period. Unless the participant’s participation is discontinued, the purchase of shares of common stock occurs automatically at the end of the offering period. Once an employee becomes a participant, he or she will automatically be enrolled in subsequent offering periods unless the employee withdraws from the ESPP or becomes ineligible to participate.

Purchase Price

The purchase price per share at which shares of our common stock are sold under the ESPP is the lower of (i) 85% of the fair market value of such shares of common stock on the first trading day of an offering period, or (ii) 85% of the fair market value of such shares of common stock on the last trading day of the offering period. The fair market value of the shares of our common stock on a given date is the closing price per share of our common stock on the NYSE as of such date. As of March 4, 2025, the closing price of our common stock as reported on the NYSE was $20.25 per share of common stock. Because employee participants may purchase our common stock at a discount to the fair market value of our common stock, the value of the purchase of shares of common stock under the ESPP is not currently determinable.

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Delivery of Common Shares

On the last trading day of the offering period, the balance of a participant’s account under the ESPP will be applied to the purchase of the number of shares of common stock determined by dividing the account balance by the purchase price. No fractional shares of common stock will be delivered under the ESPP, unless permitted by the Compensation Committee.

Post-Purchase Holding Period

Unless otherwise determined by the Compensation Committee, each participant is required to hold the shares of common stock purchased under the ESPP for at least one year after the date of purchase, subject to certain exceptions, such as hardship or death of the participant.

Common Share Purchase Limits

Under the ESPP, a participant’s payroll deductions during any calendar year may not exceed $25,000.

Termination of Employment; Disability; or Death

Upon the termination of a participant’s employment for any reason (other than death or disability), the participant will (i) immediately cease to participate in the ESPP and (ii) receive refund of any amounts accrued toward the purchase of shares of common stock in that offering period. In the event of a participant’s termination of employment during an offering period due to death or disability, the participant or, in the case of his or her death, the participant’s heirs or estate or designated beneficiary will be entitled to receive the amount accrued by the participant toward the purchase of common stock or to have the amount applied to the purchase of common stock at the end of the offering period.

Adjustment or Changes in Capitalization

In the event of any change in the outstanding shares of common stock of the Company by reason of a stock split, stock dividend, recapitalization, partial or complete liquidation, reclassification, merger, consolidation, reorganization, extraordinary cash dividend, spin-off, split-up, combination, or other corporate event or distribution of stock or property affecting such shares of common stock, the aggregate number of such shares of common stock available under the ESPP, the maximum number of such shares of common stock that each participant may purchase during an offering period or over a calendar year, and the per-share price used to determine the purchase price, will be appropriately adjusted in accordance with the determination made by the Compensation Committee.

Dissolution or Liquidation

Unless provided otherwise by the Compensation Committee, in the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will be shortened. The Committee will set a new purchase date, which will result in the applicable offering period terminating immediately prior to the consummation of the proposed dissolution or liquidation.

Asset Sale, Merger or Consolidation

In the event of a proposed sale of all or substantially all of the assets of the Company, or our merger or consolidation with or into another entity, each outstanding purchase right under the ESPP will be assumed, continued, or an equivalent right to purchase common shares will be substituted, by the successor or resulting entity or a parent or subsidiary of such entity. In lieu of such substitution, continuation, or assumption, the Compensation Committee may elect to shorten any offering period then in progress by setting a new purchase date and any offering period then in progress will end on the new purchase date.

Non-Assignability

No rights or accumulated payroll deductions of a participant under the ESPP may be pledged, assigned, alienated, attached, sold, or otherwise transferred for any reason during the lifetime of a participant (other than by will or the laws of descent and distribution). If a participant attempts to make such a transfer, any purchase right held by the participant may be terminated by the Compensation Committee.

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Amendment and Termination of the ESPP

The ESPP may be amended, modified, suspended, or terminated by the Compensation Committee for any reason subject to applicable laws, rules and regulations. However, if the Committee elects to amend the ESPP to increase the number of outstanding common shares available for issuance, the amendment must be approved by our stockholders within twelve months. The ESPP will terminate on the earlier of (i) the date the ESPP is terminated by the Committee and (ii) the date on which all purchase rights are exercised in connection with our dissolution or liquidation or a change in control.

Registration with the SEC

If our stockholders approve the ESPP, we intend to file with the SEC a registration statement on Form S-8 covering the new shares of common stock reserved for issuance under the ESPP as soon as reasonably practicable following approval.

Certain Federal Income Tax Consequences

The following is a brief general summary under current law of the material federal income tax consequences to us and employees who participate in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Certain types of taxes, such as, for example, state, local, and foreign income taxes, federal employment taxes, and tax consequences upon the death of an employee, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary below does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. Further, this summarized tax information is not tax advice and a participant in the ESPP should rely on the advice of his or her legal and tax advisors.

The ESPP, and the right of participants to make purchases under the ESPP, is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, certain tax benefits available to participants in a tax-qualified Section 423 plan are not available under our ESPP.

For federal income tax purposes, a participant generally will not recognize taxable income on the grant of a purchase right under the ESPP and we will not be entitled to any deduction at such time. Upon the purchase of shares of common stock under a purchase right, a participant will recognize ordinary income, and we will be entitled to a corresponding deduction, in an amount equal to the difference between the fair market value of the shares of common stock on the purchase date and the purchase price paid for the shares of our common stock. A participant’s basis in shares of common stock received upon purchase, which is used to determine the participant’s gain or loss on subsequent disposition of such shares of common stock, in general, will be the fair market value of the shares of common stock on the date of the purchase.

Upon the subsequent sale of the common stock acquired as a result of a purchase right, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period following the date the shares of common stock were purchased by the participant prior to disposing of them).

New Plan Benefits

Because the number of common shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and not withdraw from the ESPP, the amount of payroll deduction contributions elected by each employee, and on the fair market value of our common shares at various future dates, the actual number of common shares that may be purchased by any individual (or any group of individuals) is not determinable.

Voting Standard

This proposal to approve the ESPP will pass if holders of a majority of the votes cast at the Annual Meeting vote in favor of the proposal.

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Proposal 4

Ratification of Appointment of Independent Registered Public Accounting Firm

The Post, Waltham, MA LAB
Our Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025	FOR

Auditor Evaluation and Appointment

Our Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm that audits the Company’s financial statements and internal control over financial reporting. The Audit Committee has appointed Deloitte & Touche LLP, or Deloitte, to continue to serve as Healthpeak’s independent registered public accounting firm for the year ending December 31, 2025. Deloitte has served as Healthpeak’s independent registered public accounting firm since March 3, 2010. A representative of Deloitte is expected to attend the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

The Audit Committee annually reviews Deloitte’s performance and independence in deciding whether to engage a different independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

Deloitte’s independence from the Company and management, including any factors that may impact Deloitte’s objectivity
Deloitte’s qualifications and capability in handling all aspects of the Company’s operations
The desired balance of Deloitte’s experience and fresh perspective occasioned by mandatory audit partner rotation
The experience, qualifications and performance of our existing audit engagement team
Any issues raised by the Public Company Accounting Oversight Board’s (“PCAOB”) most recent quality control review of Deloitte
The quality and candor of Deloitte’s communications with the Audit Committee and management
Deloitte’s quality control procedures
The quality and effectiveness of Deloitte’s historical and recent audit plans and performance on our audit
The advisability and potential impact of appointing a different independent public accounting firm

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Voting Standard and Board Recommendation

We are asking our stockholders to vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for 2025. Ratification requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. Although ratification is not required by our organizational documents or otherwise, our Board is submitting the appointment of Deloitte to our stockholders as a matter of good corporate governance.

If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

Following its review, the Audit Committee believes that Deloitte’s continued engagement as our independent registered public accounting firm is in the best interests of the Company for the following reasons:

EXPERIENCE AND EFFECTIVENESS

Enhanced audit quality. Through years of experience, Deloitte has gained significant institutional knowledge of our business and operations, accounting policies and practices, and internal control over financial reporting.

Effective audit plans and efficient fee structures. Deloitte’s knowledge of our business and control framework enables it to design effective audit plans that cover key risk areas while capturing cost efficiencies in audit scope and internal control testing.

Maintaining continuity avoids disruption. Bringing on a new auditor, without reasonable cause, would require extensive education and a significant period of time for the new auditor to reach a comparable level of knowledge and familiarity with our business and control framework.

STRONG INDEPENDENCE CONTROLS

Thorough Audit Committee oversight. The Audit Committee believes that any concerns with Deloitte’s tenure are mitigated by the Audit Committee’s oversight, which includes ongoing engagement with Deloitte and a comprehensive annual review process.

Robust pre-approval policies and limits on non-audit services. The Audit Committee must pre-approve all audit and non-audit services performed by Deloitte, including the types of services to be provided and the estimated fees relating to those services.

Deloitte’s strong internal independence procedures and regulatory framework. Deloitte conducts periodic internal quality reviews of its audit work and rotates lead partners every five years. Deloitte is also subject to PCAOB inspections, peer reviews, and PCAOB and SEC oversight.

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Audit and Non-Audit Fees

The following table shows information about the respective fees billed by Deloitte during or related to the fiscal years ended December 31, 2024 and 2023 (in thousands):

	2024	2023
Audit Fees(1)	$4,794	$3,540
Audit-Related Fees(2)	271	239
Tax Fees:
Tax Compliance(3)	1,099	787
Tax Planning and Tax Advice(4)	924	1,047
All Other Fees	—	—
Total	$7,088	$5,613
(1)	Audit fees include fees and out-of-pocket expenses billed for the audit of our annual consolidated financial statements and internal control over financial reporting, the review of interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and other SEC registration statement and consent services. Audit fees for 2023 and 2024 include fees related to the merger with Physicians Realty Trust.
(2)	Audit-related fees primarily relate to, among other things, fees for the separate audits of certain of our consolidated subsidiaries and certain agreed-upon procedures.
(3)	Tax compliance fees primarily involve the preparation or review of tax returns.
(4)	Tax planning and tax advice fees encompass a diverse range of services, including tax advice related to acquisitions and investments, consultation regarding the impact of proposed actions/activities on REIT qualification, and consultation regarding the foreign, federal, state, and local tax matters related to various transactions. Tax planning and tax advice fees for 2023 and 2024 include fees related to the merger with Physicians Realty Trust.

Policy on Pre-Approval of Audit and Permitted Non-Audit Services

Pursuant to its charter and good corporate governance practices, the Audit Committee must pre-approve all audit and permitted non-audit services performed by Deloitte and all related fees. The Audit Committee has delegated its preapproval authority to its Chair, provided that the Chair presents any pre-approvals related to audit and permitted non-audit services to the Audit Committee at its next scheduled meeting. The Audit Committee considered whether the provision of proposed non-audit services by Deloitte to the Company was compatible with maintaining the audit firm’s independence and concluded that Deloitte’s independence was not compromised by the provision of such services and pre-approved all services provided by Deloitte in 2024 and 2023.

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Audit Committee Report

The Audit Committee currently consists of the following members: Messrs. Griffin (Chair) and Connor and Ms. Kessler. The Board has determined that, under applicable NYSE and SEC rules: (i) all Audit Committee members are independent, and (ii) Messrs. Griffin and Connor and Ms. Kessler are financial experts. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website at healthpeak.com/corporate-impact/governance.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, preparing the financial statements, and managing the public reporting process. Deloitte, the Company’s independent registered public accounting firm for 2024, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles (GAAP) and on the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte the audited consolidated financial statements for the fiscal year ended December 31, 2024, Deloitte’s evaluation of the Company’s internal control over financial reporting, significant accounting policies and practices, and management judgments and estimates. The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence. In addition, the Audit Committee has discussed with Deloitte any relationships that may impact its objectivity and independence and satisfied itself as to Deloitte’s independence.

Based on the Audit Committee’s review of the audited consolidated financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2024, be included in the Annual Report, as filed with the SEC.

R. Kent Griffin, Jr. (Chair) Independent Director	James B. Connor Independent Director	Pamela J. Kessler Independent Director

The foregoing report of the Audit Committee is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

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Additional Information about the Annual Meeting

Annual Meeting Information and Format

Annual Meeting Location, Date and Time

The live webcast of the Annual Meeting will begin at 7:00 a.m. MT on April 24, 2025, at www.virtualshareholdermeeting.com/DOC2025. There is no physical location for the Annual Meeting. Stockholders attending the Annual Meeting will be able to submit questions online to our Board of Directors and management. We believe the virtual meeting format will enhance stockholder access by facilitating attendance and participation from any location, and the virtual meeting format provides stockholders the opportunity to exercise the same rights as if they had attended a meeting at a physical location.

Attendance at the Annual Meeting

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the Record Date.

Participating in the Annual Meeting

To participate in the Annual Meeting by voting or asking questions, stockholders will need the 16-digit control number included on the Notice of Internet Availability of the Proxy Materials, which is located on the proxy card or the instructions that accompanied the proxy materials. Beginning at 6:45 a.m. MT on April 24, 2025, stockholders may check in online using the 16-digit control number and following the instructions on the Annual Meeting website at www.virtualshareholdermeeting.com/DOC2025.

Asking Questions

Stockholders as of the close of business on the Record Date who attend and participate in the Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Annual Meeting by following the instructions on the virtual annual meeting platform at www.virtualshareholdermeeting.com/DOC2025. We will answer appropriate and relevant stockholder-submitted questions as time permits. Substantially similar questions may be grouped together to provide a single response to avoid repetition.

Technical Details

We encourage you to access the Annual Meeting site prior to the 7:00 a.m. MT start time to allow ample time to log into the Annual Meeting webcast and test your computer system. The Annual Meeting site will first be accessible to registered stockholders beginning at 6:45 a.m. MT on the day of the Annual Meeting. Participants should ensure that they have a reliable Internet connection to participate in the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check in or meeting time, please call the technical support number posted on the virtual Annual Meeting website. Technicians will be available to assist you.

Benefits of a Virtual Annual Meeting

All stockholders may participate fully, equally, and without cost, using an Internet-connected device from any location around the world. The virtual meeting format increases our ability to engage with all stockholders, regardless of size, resources, or physical location.

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Voting at the Annual Meeting

General Information

Stockholders of record of our common stock as of the close of business on March 4, 2025, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date, there were 698,596,116 shares of our common stock outstanding and eligible to vote at the Annual Meeting. There is no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting. To have a quorum at the Annual Meeting, the holders of a majority of the shares of our common stock outstanding and entitled to vote at the Annual Meeting must be present or represented by proxy.

Agenda Item	Description	Page Number	Board Recommendation	Vote Requirement for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Proposal to elect the eleven director nominees	12	FOR	Majority of votes cast	No effect	No effect
2	Proposal to approve, on an advisory basis, the compensation of our named executive officers	42	FOR	Majority of votes cast	No effect	No effect
3	Proposal to approve the Healthpeak Properties, Inc. Employee Stock Purchase Plan	82	FOR	Majority of votes cast	No effect	No effect
4	Proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	86	FOR	Majority of votes cast	No effect	None expected

Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum but will not be counted as votes cast for purposes of determining the outcome of any proposal. Broker non-votes on Proposal No. 1 (election of directors), Proposal No. 2 (approval of 2024 executive compensation on an advisory basis), and Proposal No. 3 (approval of Employee Stock Purchase Plan) will be counted as present and entitled to vote for the purpose of determining the presence of a quorum at the Annual Meeting, but will not be counted as votes cast for purposes of determining the outcome of any of these proposals.

Voting via the Internet, Telephone or Mail

You may submit your proxy or voting instructions via the Internet, by telephone or by mail, depending on the manner in which you receive your proxy materials. If you received a Notice of Internet Availability by mail, you can submit a proxy or voting instructions via the Internet by following the instructions provided in the Notice of Internet Availability. If you received a printed set of the proxy materials by mail, you may submit a proxy or voting instructions via the Internet, by telephone (if available) or by mail by following the instructions on the proxy card or voting instruction form.

If you are a stockholder of record voting by telephone or the Internet, your proxy must be received by 9:59 p.m. Mountain Time (11:59 p.m. Eastern Time) on April 23, 2025, in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record submitting a proxy card by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by us before the Annual Meeting. If you hold your shares in street name, please provide your voting instructions to the bank, broker or other nominee who holds your shares by the deadline specified by such bank, broker or nominee.

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Voting during the Annual Meeting

All stockholders of record may vote during the Annual Meeting by attending the live virtual Annual Meeting at www.virtualshareholdermeeting.com/DOC2025 and submitting a ballot online. However, if you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you are later unable to attend. If you later attend the Annual Meeting and vote online, your previously submitted proxy or voting instructions will not be used.

How Your Shares Will be Voted

Your shares will be voted as you specify in your proxy or voting instructions. Although our Board does not know of any business to be considered at the Annual Meeting other than the four proposals described in this proxy statement, if any other business properly comes before the Annual Meeting, a stockholder’s properly submitted proxy gives authority to the proxy holder to vote on those matters in his or her discretion. If you are a stockholder of record and properly submit a proxy but do not specify your voting choice on one or more of the items listed in the notice of meeting, your shares will be voted as recommended by our Board on those items.

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker will not be authorized to vote your shares on any of the matters at the Annual Meeting, other than Proposal No. 4 (the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2025). If your broker exercises its discretion to vote on Proposal No. 4 at the Annual Meeting, your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

Revoking or Changing Your Vote

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation to our Corporate Secretary at our principal executive offices, by submitting a later-dated proxy via the Internet, by telephone or by mail by the applicable deadline provided under “Voting Via the Internet, Telephone or Mail,” or by voting online during the Annual Meeting at www.virtualshareholdermeeting. com/DOC2025. If your shares are held in street name through a bank, broker or other nominee, you may revoke any previous voting instructions by submitting new voting instructions to your bank, broker or nominee by the deadline specified by your bank, broker or nominee or by attending the Annual Meeting and voting online. Attendance at the Annual Meeting will not by itself constitute a revocation of any proxy or voting instructions.

Additional Annual Meeting Information

Delivery of Proxy Materials

We may satisfy SEC rules regarding delivery of proxy materials, including our proxy statements and Annual Reports, by delivering only one set of proxy materials to multiple stockholders that share the same address, unless we have received contrary instructions in writing. This “householding” process can result in meaningful cost savings for us and is consistent with our commitment to sustainability by reducing the environmental impact of printing and mailing paper copies. Upon oral or written request, we will deliver promptly a separate copy of proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If your shares are registered in your own name, you may request a separate copy of the proxy materials for this Annual Meeting or for future meetings of Healthpeak stockholders by notifying Broadridge toll-free at 1–866–540–7095 or writing to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. If you are a street name holder, please contact the broker, bank or other nominee that holds your shares to request a separate copy of proxy materials.

In the future, stockholders of record can avoid receiving duplicate mailings by following the instructions on the Internet at www.proxyvote.com. If you hold your shares in street name and you would like to receive only one copy of the proxy materials in the future, you should contact your bank, broker or other nominee.

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Financial Statements

Our Annual Report containing our audited consolidated financial statements accompanies this proxy statement. Upon the written request of any person solicited hereby, we will provide a copy of our Annual Report to such person, without charge. Requests should be directed to our Corporate Secretary at Healthpeak Properties, Inc., 4600 South Syracuse Street, Suite 500, Denver, Colorado 80237.

Inspector of Elections

Votes cast by proxy or at the Annual Meeting will be counted by a representative of Broadridge Financial Solutions, Inc., the appointed inspector of elections for the Annual Meeting. In connection with the duties as inspector of elections, Broadridge’s representative will also determine whether a quorum is present, evaluate the validity of proxies and ballots, and certify the voting results.

Proxy Solicitation

We will bear all costs of the solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, directors and officers of Healthpeak, without receiving any additional compensation, may solicit proxies personally or by telephone, email or other electronic means. We will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock and will reimburse them for their expenses in doing so. We have retained the services of Georgeson LLC to assist in the solicitation of proxies for a fee of $10,000 plus reasonable out-of-pocket expenses. We may engage Georgeson for additional solicitation work and incur fees greater than $10,000, depending on a variety of factors, including preliminary voting results.

Voting Results

We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

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Other Matters

2026 Stockholder Proposals, Director Nominations, and Director Candidate Recommendations

Proposals to be Included in 2026 Proxy Materials

Any stockholder that desires to have a proposal considered for presentation at the 2026 annual meeting of stockholders, and included in Healthpeak’s proxy materials used in connection with our 2026 annual meeting, must submit the proposal in writing to our Corporate Secretary so that it is received no later than November 12, 2025. The proposal must also comply with the requirements of Rule 14a-8 under the Exchange Act to be so included. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s Annual Meeting, then the deadline will be a reasonable time before we begin to make our proxy materials available to stockholders.

Proxy Access Nominations

Any stockholder (or group of no more than 25 stockholders) meeting the Company’s continuous ownership requirements set forth in our Bylaws that wishes to nominate candidates for election to our Board for inclusion in our proxy materials for our 2026 annual meeting of stockholders must provide written notice to our Corporate Secretary no earlier than October 13, 2025, nor later than November 12, 2025. Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, can be found in Section 8 of Article II of our Bylaws.

Nominations or Proposals Not to be Included in 2026 Proxy Materials

If a stockholder seeks to nominate a candidate for election or to propose business for consideration at our 2026 annual meeting but not have it included in our proxy materials for the 2026 annual meeting, we must receive notice of the proposal or director nomination no earlier than January 24, 2026, and no later than February 23, 2026. If we change the date of our 2026 annual meeting to a date that is before March 25, 2026, or after June 23, 2026, however, notice of any proposal or director nomination must instead be delivered not earlier than the 90th day and not later than the close of business on the later of the 60th day prior to our 2026 annual meeting, or the 10th day following the day on which we publicly announce the date of our 2026 annual meeting. If the notice is not received between these dates or does not satisfy the additional notice requirements set forth in Article II, Section 7(a) of our Bylaws, the notice will be considered untimely and any nomination or business proposed to be brought before the meeting will be disregarded and not acted upon at our 2026 annual meeting. Proposals, nominations and notices should be directed to the attention of the Corporate Secretary, Healthpeak Properties, Inc., 4600 South Syracuse Street, Suite 500, Denver, Colorado 80237. In accordance with our Bylaws, the foregoing deadline and notice requirements set forth in Article II, Section 7(a) of our Bylaws are also intended to apply to and satisfy the notice requirements set forth in Rule 14a-19 under the Exchange Act, including paragraph (b) thereunder, with respect to notice by a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 annual meeting.

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Recommendations of Director Candidates

Stockholders may also recommend director candidates for our Board’s consideration. The Governance Committee will consider director candidates properly recommended by stockholders in the same manner as recommendations received from other sources. Stockholder recommendations must be submitted in writing to the Chair of the Governance Committee, c/o Healthpeak Properties, Inc., 4600 South Syracuse Street, Suite 500, Denver, Colorado 80237, together with the proposed candidate’s name, address, age, appropriate biographical information, descriptions of the candidate’s qualifications and the relationship, if any, to the recommending stockholder, together with any other information about the stockholder and the candidate that would otherwise be required pursuant to our Bylaws if the stockholder was nominating the candidate for election to our Board at an annual meeting of stockholders. Stockholders who would like to recommend a candidate for consideration by our Board in connection with the next annual meeting of stockholders should submit their written recommendation no later than January 1 of the year of the annual meeting.

Vote

We urge you to submit your proxy or voting instructions as soon as possible, whether or not you expect to attend and vote at the Annual Meeting. If you attend and vote at the Annual Meeting, your proxy will not be used.

By Order of the Board of Directors,

Carol B. Samaan

Senior Vice President, Deputy General Counsel, and Corporate Secretary

Denver, Colorado

March 12, 2025

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Forward-Looking Statements and Other Disclaimers

Statements contained in this proxy statement that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, developments, redevelopments, joint venture transactions, leasing activity and commitments, financing activities, or other transactions discussed in this proxy statement. Pending acquisitions, dispositions, joint venture transactions, leasing activity, and financing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this proxy statement, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: macroeconomic trends that may increase construction, labor and other operating costs; changes within the life science industry; significant regulation, funding requirements, and uncertainty faced by our lab tenants; factors adversely affecting our tenants’, operators’, or borrowers’ ability to meet their financial and other contractual obligations to us; the insolvency or bankruptcy of one or more of our major tenants, operators, or borrowers; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in that specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement risks, which can render a project less profitable or unprofitable and delay or prevent its undertaking or completion; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to develop, maintain, or expand hospital and health system client relationships; operational risks associated with our senior housing properties managed by third parties, including our properties operated through structures permitted by the Housing and Economic Recovery Act of 2008, which includes most of the provisions previously proposed in the REIT Investment Diversification and Empowerment Act of 2007 (commonly referred to as “RIDEA”); economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in a significant loss of capital invested in a property, lower than expected future revenues, and unanticipated expenses; our use of joint ventures may limit our returns on and our flexibility with jointly owned investments; our use of rent escalators or contingent rent provisions in our leases; competition for suitable healthcare properties to grow our investment portfolio; our ability to exercise rights on collateral securing our real estate-related loans; any requirement that we recognize reserves, allowances, credit losses, or impairment charges; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions or internalize property management; the potential impact of unfavorable resolution of litigation or disputes and resulting rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; our ability to satisfy environmental, social and governance and sustainability commitments and requirements, as well as stakeholder expectations; epidemics, pandemics, or other infectious diseases, including the coronavirus disease (Covid), and health and safety measures intended to reduce their spread; human capital risks, including the loss or limited availability of our key personnel; our reliance on information technology and any material failure, inadequacy, interruption, or security failure of that technology; the use of, or inability to use, artificial intelligence by us, our tenants, our vendors, and our investors; volatility, disruption, or uncertainty in the financial markets; increased borrowing costs, which could impact our ability to refinance existing debt, sell properties, and conduct investment activities; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all; an increase in our level of indebtedness; covenants in our debt instruments, which may limit our operational flexibility, and breaches of these covenants; volatility in the market price and trading volume of our common stock; adverse changes in our credit ratings; the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection

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requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; laws or regulations prohibiting eviction of our tenants; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services; our participation in the Coronavirus, Aid, Relief and Economic Security Act Provider Relief Fund and other Covid-related stimulus and relief programs; changes in federal, state, or local laws or regulations that may limit our opportunities to participate in the ownership of, or investment in, healthcare real estate; our ability to successfully integrate our operations with Physicians Realty Trust and realize the anticipated synergies of our merger with Physicians Realty Trust and benefits of property management internalization; our ability to maintain our qualification as a real estate investment trust (“REIT”); our taxable REIT subsidiaries being subject to corporate level tax; tax imposed on any net income from “prohibited transactions”; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; tax protection agreements that may limit our ability to dispose of certain properties and may require us to maintain certain debt levels; ownership limits in our charter that restrict ownership in our stock; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; conflicts of interest between the interests of our stockholders and the interests of holders of Healthpeak OP, LLC (“Healthpeak OP”) common units; provisions in the operating agreement of Healthpeak OP and other agreements that may delay or prevent unsolicited acquisitions and other transactions; our status as a holding company of Healthpeak OP; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

Furthermore, certain statements in this proxy statement, particularly pertaining to our environmental and corporate impact goals and initiatives, are subject to additional risks and uncertainties, including regarding: gathering and verification of information and related methodological considerations; our ability to implement various initiatives under expected timeframes, cost, and complexity; our dependency on third-parties to provide certain information and to comply with applicable laws and policies; our reference to various reporting standards and frameworks (including standards for the measurement of underlying data), which continue to evolve; and other unforeseen events or conditions. Additionally, we may provide information herein that is not necessarily “material” under the federal securities laws for the SEC reporting purposes but that is informed by various standards and frameworks (including standards for the measurement of underlying data) and the interest of various stakeholders. However, we cannot guarantee strict adherence to framework recommendations and much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change, and our disclosures based on these frameworks may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policy, or other factors, some of which may be beyond our control.

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Appendix A

Reconciliations and Definitions

Reconciliations

NAREIT FFO, FFO AS ADJUSTED, AFFO AND NORMALIZED FFO PER SHARE

In thousands, except per share data

	YEAR ENDED DECEMBER 31,
	2024	2023
Net income (loss) applicable to common shares	$242,384	$304,284
Real estate related depreciation and amortization	1,057,205	749,901
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	44,961	24,800
Noncontrolling interests’ share of real estate related depreciation and amortization	(18,328)	(18,654)
Loss (gain) on sales of depreciable real estate, net	(178,695)	(86,463)
Noncontrolling interests’ share of gain (loss) on sales of depreciable real estate, net	—	11,546
Loss (gain) upon change of control, net(1)	(77,548)	(234)
Taxes associated with real estate dispositions(2)	9,633	—
Impairments (recoveries) of depreciable real estate, net	13,118	—
Nareit FFO applicable to common shares	$1,092,730	$985,180
Distributions on dilutive convertible units and other	16,211	9,394
Diluted Nareit FFO applicable to common shares	$1,108,941	$994,574
Weighted average shares outstanding – diluted Nareit FFO	689,638	554,559
Impact of adjustments to Nareit FFO:
Transaction and merger-related items(3)	$115,105	$13,835
Other impairments (recoveries) and other losses (gains), net(4)	9,381	(3,850)
Restructuring and severance-related charges	—	1,368
Casualty-related charges (recoveries), net(5)	25,848	(4,033)
Recognition (reversal) of valuation allowance on deferred tax assets(6)	(11,196)	(14,194)
Total adjustments	$139,138	$(6,874)
FFO as Adjusted applicable to common shares	$1,231,868	$978,306
Distributions on dilutive convertible units and other	16,061	9,402
Diluted FFO as Adjusted applicable to common shares	$1,247,929	$987,708
Weighted average shares outstanding – diluted FFO as Adjusted	689,638	554,559

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	YEAR ENDED DECEMBER 31,
	2024	2023
FFO as Adjusted applicable to common shares	$1,231,868	$978,306
Stock-based compensation amortization expense	15,543	14,480
Amortization of deferred financing costs and debt discounts (premiums)	28,974	11,916
Straight-line rents(7)	(41,276)	(14,387)
AFFO capital expenditures	(115,784)	(113,596)
Deferred income taxes	6,176	(816)
Amortization of above (below) market lease intangibles, net	(30,755)	(25,791)
Other AFFO adjustments	(7,778)	(9,335)
AFFO applicable to common shares	$1,086,968	$840,777
Distributions on dilutive convertible units and other	16,211	6,581
Diluted AFFO applicable to common shares(8)	$1,103,179	$847,358
Weighted average shares outstanding – Diluted AFFO	689,638	552,734
Diluted earnings per common share	$0.36	$0.56
Depreciation and amortization	1.58	1.37
Loss (gain) on sales of depreciable real estate, net	(0.26)	(0.14)
Loss (gain) upon change of control, net(1)	(0.11)	0.00
Taxes associated with real estate dispositions(2)	0.02	—
Impairments (recoveries) of depreciable real estate, net	0.02	—
Diluted Nareit FFO per common share	$1.61	$1.79
Transaction and merger-related items(3)	0.17	0.03
Other impairments (recoveries) and other losses (gains), net(4)	0.01	(0.01)
Restructuring and severance-related charges(4)	—	0.01
Casualty-related charges (recoveries), net(5)	0.04	(0.01)
Recognition (reversal) of valuation allowance on deferred tax assets(6)	(0.02)	(0.03)
Diluted FFO as Adjusted per common share	$1.81	$1.78
Stock-based compensation amortization expense	0.02	0.03
Amortization of deferred financing costs and debt discounts (premiums)	0.04	0.02
Straight-line rents(7)	(0.06)	(0.03)
AFFO capital expenditures	(0.16)	(0.20)
Deferred income taxes	0.01	0.00
Amortization of above (below) market lease intangibles, net	(0.05)	(0.05)
Other AFFO adjustments	(0.01)	(0.02)
Diluted AFFO per common share(8)	$1.60	$1.53
Diluted FFO as Adjusted applicable to common shares	$1,247,929	$987,708
Impact of adjustments to FFO as Adjusted:
Less: positive impact of CARES Act funding	—	(413)
Normalized FFO	$1,247,929	$987,295
Normalized FFO Per Share	$1.81	$1.78
(1)	The year ended December 31, 2024 includes a gain upon change of control related to the sale of a 65% interest in two lab buildings in San Diego, California. The gain upon change of control is included in other income (expense), net in the Consolidated Statements of Operations.

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(2)	The year ended December 31, 2024 includes non-cash income tax expense related to the sale of a 65% interest in two lab buildings in San Diego, California, partially offset by income tax benefit related to the disposition of a portfolio comprised of a land parcel and various vacant buildings on certain of our CCRC campuses.
(3)	The years ended December 31, 2024 and 2023 includes costs related to the merger, which are primarily comprised of advisory, legal, accounting, tax, post-combination severance and stock compensation expense, and other costs of combining operations with Physicians Realty Trust that were incurred during the period. These costs were partially offset by termination fee income for the years ended December 31, 2024 and 2023 associated with Graphite Bio, Inc., which later merged with LENZ Therapeutics, Inc. in March 2024, for which the lease terms were modified to accelerate expiration of the lease to December 2024. Termination fee income is included in rental and related revenues on the Consolidated Statements of Operations, but is excluded from FFO as Adjusted.
(4)	The years ended December 31, 2024 and 2023 includes reserves and (recoveries) for expected loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(5)	During the year ended December 31, 2024, the Company incurred casualty-related charges associated with Hurricane Milton. Casualty-related charges (recoveries), net are recognized in other income (expense), net, equity income (loss) from unconsolidated joint ventures, and noncontrolling interests’ share in earnings in the Consolidated Statements of Operations.
(6)	The year ended December 31, 2024 includes the release of a valuation allowance and recognition of a corresponding income tax benefit in connection with a merger of certain taxable REIT subsidiaries. During the year ended December 31, 2023, in conjunction with classifying the assets related to the Callan Ridge JV as held for sale as of December 31, 2023, we concluded it was more likely than not that we would realize the future value of certain deferred tax assets generated by the net operating losses of taxable REIT subsidiaries. Accordingly, during the year ended December 31, 2023, we recognized the reversal of a portion of the associated valuation allowance and recognized a corresponding income tax benefit.
(7)	The year ended December 31, 2023 includes a $9 million write-off of straight-line rent receivable associated with Sorrento Therapeutics, Inc., which commenced voluntary reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code. This activity is reflected as a reduction of rental and related revenues in the Consolidated Statements of Operations.
(8)	Beginning in the first quarter of 2025, we will report AFFO under our revised definition, which includes an adjustment for CCRC non-refundable entrance fee cash collections in excess of the related amortization. Under this revised definition, diluted AFFO applicable to common shares would be $1.16 billion and $890.8 million, respectively, and diluted AFFO per common share would be $1.68 and $1.61, respectively, for the years ended December 31, 2024 and 2023.

EBITDAre AND ADJUSTED EBITDAre

In thousands

THREE MONTHS ENDED DECEMBER 31, 2024
Net income (loss)	$10,672
Interest expense	70,508
Income tax expense (benefit)	(14,014)
Depreciation and amortization	274,469
Other depreciation and amortization	1,005
Loss (gain) on sales of real estate	8,929
Impairments (recoveries) of depreciable real estate	13,118
Share of unconsolidated joint venture (“JV”):
Interest expense	3,614
Income tax expense (benefit)	222
Depreciation and amortization	12,441
EBITDAre	$380,964
Transaction and merger-related items	6,181
Other impairments (recoveries) and other losses (gains)	(2,360)
Casualty-related charges (recoveries)	29,517
Stock-based compensation amortization expense	3,608
Impact of transactions closed during the period(1)	(85)
Adjusted EBITDAre	$417,825
(1)	Adjustment reflects the impact of transactions that closed during the period as if the transactions were completed at the beginning of the period.

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NET DEBT

DECEMBER 31, 2024
Bank line of credit and commercial paper	$150,000
Term loans	1,646,043
Senior unsecured notes	6,563,256
Mortgage debt	356,750
Consolidated Debt	$8,716,049
Share of unconsolidated JV mortgage debt	186,767
Enterprise Debt	$8,902,816
Cash and cash equivalents	(119,818)
Share of unconsolidated JV cash and cash equivalents	(29,015)
Restricted cash	(64,487)
Share of unconsolidated JV restricted cash	(4,051)
Net Debt	$8,685,445

NET DEBT TO ADJUSTED EBITDAre (ANNUALIZED)

Dollars in thousands

THREE MONTHS ENDED DECEMBER 31, 2024
Net Debt	$8,685,445
Adjusted EBITDAre (annualized)(1)	$1,671,300
Net Debt to Adjusted EBITDAre (annualized)(2)	5.2x
(1)	Represents Adjusted EBITDAre for the three months ended December 31, 2024 multiplied by a factor of four.
(2)	Beginning in the first quarter of 2025, we will report Adjusted EBITDAre under our revised definition, which includes an adjustment for CCRC non-refundable entrance fee cash collections in excess of (less than) the related amortization. Under this revised definition, Adjusted EBITDAre would be $441 million, and Net Debt to Adjusted EBITDAre would be 4.9x, in each case for the three months ended December 31, 2024.

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MERGER-COMBINED SAME-STORE CASH (ADJUSTED) NOI GROWTH

In thousands

	YEAR ENDED DECEMBER 31, 2024			YEAR ENDED DECEMBER 31, 2023
	OUTPATIENT MEDICAL	LAB	CCRC	OUTPATIENT MEDICAL	LAB	CCRC
Net income (loss)	$285,296	$477,173	$(31,137)	$216,618	$385,059	$(26,587)
Interest expense	15,155	—	3,942	7,770	—	7,010
Depreciation and amortization	610,412	309,607	137,186	289,683	328,349	131,869
Transaction and merger-related costs	2,180	503	60	1,120	333	1,881
Impairments and loan loss reserves, net	13,118	—	—	—	—	—
(Gain) loss on sales of real estate, net	(138,243)	(55,511)	—	(21,312)	(60,498)	—
Other (income) expense, net	(254)	(81,262)	29,176	(2,697)	(7)	(228)
Government grant income	—	—	—	—	—	184
Equity (income) loss from unconsolidated JVs	12,087	(8,678)	—	(835)	(4,540)	—
Healthpeak’s share of unconsolidated joint venture NOI	15,007	13,367	—	1,844	5,832	—
Noncontrolling interests’ share of consolidated joint venture NOI	(27,061)	(144)	—	(25,152)	(463)	—
Adjustments to NOI	(38,967)	(64,449)	(3,123)	(14,314)	(36,524)	(1,618)
Portfolio Cash (Adjusted) NOI	$748,730	$590,606	$136,104	$452,725	$617,541	$112,511
Pre-Merger legacy Physicians Realty Trust Adjusted NOI	61,398	—	—	309,000	—	—
Merger-Combined Non-SS Portfolio NOI	(55,266)	(133,321)	1,113	(30,615)	(182,104)	1,101
Merger-Combined SS Adjusted NOI	$754,862	$457,285	$137,217	$731,110	$435,437	$113,612

YEAR-OVER-YEAR TOTAL MERGER-COMBINED SS CASH (ADJUSTED) NOI GROWTH

	FULL YEAR 2024
	SS GROWTH %	% OF SS
Outpatient Medical	3.2%	55.9%
Lab	5.0%	33.9%
CCRC	20.8%	10.2%
Total Merger-Combined SS Cash (Adjusted) NOI	5.4%	100.0%

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Definitions

Adjusted Funds From Operations (“AFFO”). AFFO is defined as FFO as Adjusted (as defined below) after excluding the impact of the following: (i) stock-based compensation amortization expense, (ii) amortization of deferred financing costs and debt discounts (premiums), (iii) straight-line rents, (iv) deferred income taxes, (v) amortization of above (below) market lease intangibles, net, and (vi) other AFFO adjustments, which include: (a) lease incentive amortization (reduction of straight-line rents), (b) actuarial reserves for insurance claims that have been incurred but not reported, and (c) amortization of deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, AFFO is computed after deducting recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements (“AFFO capital expenditures”). All adjustments are reflective of our pro rata share of both our consolidated and unconsolidated joint ventures (reported in “other AFFO adjustments”). We reflect our share of AFFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our AFFO to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. See “Nareit FFO” below for further disclosures regarding our use of pro rata share information and its limitations. We believe AFFO is an alternative run-rate performance measure that improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods, and (iii) results among REITs more meaningful. AFFO does not represent cash generated from operating activities determined in accordance with GAAP and is not indicative of cash available to fund cash needs as it excludes the following items which generally flow through our cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, and (iv) restructuring and severance-related charges. Furthermore, AFFO is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. Other REITs or real estate companies may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to those reported by other REITs. Management believes AFFO provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT, and by presenting AFFO, we are assisting these parties in their evaluation. AFFO is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Adjusted Net Operating Income and Cash (Adjusted) Net Operating Income (“NOI”). Adjusted NOI is a non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measure used to evaluate the operating performance of real estate. Adjusted NOI represents real estate revenues (inclusive of rental and related revenues, resident fees and services, and government grant income and exclusive of interest income), less property level operating expenses; Adjusted NOI excludes all other financial statement amounts included in net income (loss). Adjusted NOI eliminates the effects of straight-line rents, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. Adjusted NOI is calculated as Adjusted NOI from consolidated properties, plus our share of Adjusted NOI from unconsolidated joint ventures (calculated by applying our actual ownership percentage for the period), less noncontrolling interests’ share of Adjusted NOI from consolidated joint ventures (calculated by applying our actual ownership percentage for the period). We utilize our share of Adjusted NOI in assessing our performance as we have various joint ventures that contribute to our performance. Our share of Adjusted NOI should not be considered a substitute for, and should only be considered together with and as a supplement to, our financial information presented in accordance with GAAP.

Adjusted NOI is oftentimes referred to as “Cash NOI.” Management believes Adjusted NOI is an important supplemental measure because it provides relevant and useful information by reflecting only income and operating expense items that are incurred at the property level and presents them on an unlevered basis. We use Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our Merger-Combined Same-Store (“Merger-Combined SS”) performance, as described below. We believe that net income (loss) is the most directly comparable GAAP measure to Adjusted NOI. Adjusted NOI should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items. Further, our definition of Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating Adjusted NOI.

Operating expenses generally relate to leased outpatient medical and lab buildings, as well as CCRC facilities. We generally recover all or a portion of our leased outpatient medical and lab property expenses through tenant recoveries, which are recognized within rental and related revenues.

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Consolidated Debt. The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.

EBITDAre and Adjusted EBITDAre. EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by Nareit and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding other impairments (recoveries) and other losses (gains), transaction and merger-related items, prepayment costs (benefits) associated with early retirement or payment of debt, restructuring and severance-related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock-based compensation amortization expense, and foreign currency remeasurement losses (gains), adjusted to reflect the impact of transactions that closed during the period as if the transactions were completed at the beginning of the period. EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability to service our debt obligations. Net income (loss) is the most directly comparable GAAP measure to EBITDAre and Adjusted EBITDAre.

Enterprise Debt. Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Funds From Operations (“Nareit FFO”). FFO, as defined by Nareit, is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate-related depreciation and amortization, and adjustments to compute our share of Nareit FFO from joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of Nareit FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our Nareit FFO to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro rata presentations of reconciling items included in Nareit FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.

The presentation of pro rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP.

We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro rata financial information as a supplement.

We believe Nareit FFO applicable to common shares and diluted Nareit FFO applicable to common shares are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term Nareit FFO was designed by the REIT industry to address this issue.

Nareit FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute Nareit FFO in accordance with the current Nareit definition; however, other REITs may report Nareit FFO differently or have a different interpretation of the current Nareit definition from ours.

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FFO as Adjusted. In addition, we present Nareit FFO on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction and merger-related items, other impairments (recoveries) and other losses (gains), restructuring and severance-related charges, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), deferred tax asset valuation allowances, and changes in tax legislation (“FFO as Adjusted”). These adjustments are net of tax, when applicable, and are reflective of our share of our joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of FFO as Adjusted for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our FFO as Adjusted to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. See “Nareit FFO” above for further disclosures regarding our use of pro rata share information and its limitations. Transaction and merger-related items include transaction expenses and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Other impairments (recoveries) and other losses (gains) include interest income associated with early and partial repayments of loans receivable and other losses or gains associated with non-depreciable assets including goodwill, undeveloped land parcels, and loans receivable. Management believes that FFO as Adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. At the same time that Nareit created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the Nareit defined measure of FFO. FFO as Adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and financial analysts understand this measure used by management. We use FFO as Adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general, and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as Adjusted may not be comparable to those reported by other REITs.

Merger-Combined Same-Store (“SS”). Merger-Combined Same-Store Cash (Adjusted) NOI includes legacy Physicians Realty Trust properties that met the same-store criteria as if they were owned by the Company for the full analysis period. This information allows our investors, analysts, and Company management to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our portfolio of properties, excluding properties within the other non-reportable segments. We include properties from our consolidated portfolio, as well as properties owned by our unconsolidated joint ventures in Merger-Combined Same-Store Adjusted NOI (see Cash (Adjusted) NOI definitions above for further discussion regarding our use of pro-rata share information and its limitations). Properties are included in Merger-Combined Same-Store once they are fully operating for the entirety of the comparative periods presented. A property is removed from Merger-Combined Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations, or a significant tenant relocates from a Merger-Combined Same-Store property to a Merger-Combined non Same-Store property and that change results in a corresponding increase in revenue. We do not report Merger-Combined Same-Store metrics for our other non-reportable segments.

Management believes that continued reporting of the same-store portfolio for only pre-merger Healthpeak Properties, Inc. offers minimal value to investors who are seeking to understand the operating performance and growth potential of the combined company. The Company was provided access to the underlying financial statements of legacy Physicians Realty Trust (which financial statements have been audited or, in the case of interim periods, reviewed) and other detailed information about each property, such as the acquisition date. Based on this available information, the Company was able to consistently apply its same-store definition across the combined portfolio. As a result of the merger, approximately 97% of the combined portfolio is represented in the Merger-Combined Same-Store presentation for the outpatient medical segment for the year ended December 31, 2024.

Net Debt. Enterprise Debt less the carrying amount of cash and cash equivalents, restricted cash, and expected net proceeds from the future settlement of shares issued through our equity forward contracts, as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents and restricted cash from our

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unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Net Debt to Adjusted EBITDAre. Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.

Normalized FFO Per Share. Normalized FFO Per Share is a measure used for our compensation metrics and is defined as Diluted FFO as Adjusted per common share, further adjusted to exclude the effect of any special charges or other special circumstances as may be determined by the Compensation Committee. For purposes of this metric, the Compensation Committee has determined to exclude the positive impact of CARES Act funding.

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Appendix B

HEALTHPEAK PROPERTIES, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Adopted January 30, 2025)

1.	Purpose. The purpose of the Healthpeak Properties, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Shares of the Company. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
2.	Definitions.
	(a)	“Administrator” means one or more of the Company’s officers or management team appointed by the Committee to administer the day-to-day operations of the Plan. Except as otherwise provided in the Plan, the Committee may assign any of its administrative tasks to the Administrator.
	(b)	“Board” means the Board of Directors of the Company.
	(c)	“Change in Control” means the occurrence of any of the following:
		i.	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d) (2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control; (A) any acquisition directly from the Company, (B) any acquisition by the Company or the Service Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or a successor, (D) any acquisition by any entity pursuant to a transaction that complies with clauses (iii)(A), (B) and (C) below, and (E) any acquisition by a Person who owned at least 35% of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities as of the Effective Date or an affiliate of any such Person;
		ii.	A change in the Board or its members such that individuals who, as of the later of the Effective Date or the date that is two years prior to such change (the later of such two dates is referred to as the “Measurement Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Measurement Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
		iii.	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66 2/3% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a Parent) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 35% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 35% existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business

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Combination or a Parent were members of the Incumbent Board (determined pursuant to clause (ii) above using the date that is the later of the Effective Date or the date that is two years prior to the Business Combination as the Measurement Date) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
iv.	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control under clause (iii) above.
The Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
(e)	“Committee” means the Compensation and Human Capital Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.
(f)	“Company” means Healthpeak Properties, Inc.
(g)	“Compensation” means wages and salary but exclusive of overtime pay and regularly paid wage premiums (such as evening or shift premiums), commissions, income from stock options or equity compensation awards, bonuses and other compensation, unless otherwise determined by the Committee.
(h)	“Designated Subsidiary” means any Subsidiary selected by the Committee.
(i)	“Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).
(j)	“Effective Date” shall mean the date the Plan becomes effective in accordance with Section 25.
(k)	“Eligible Employee” means any individual who is treated as an active employee in the records of the Company or any Designated Subsidiary, regardless of any subsequent reclassification by the Company or by any Designated Subsidiary, any governmental agency, or any court. The Committee, in its discretion, from time to time may, prior to an Offering Date for a particular Offering and for all purchase rights to be granted on such Offering Date under such Offering, determine that the definition of Eligible Employee will or will not include an individual if he or she customarily works not more than twenty (20) hours per week or not more than five (5) months in any calendar year (or, in each case, such lesser period of time as may be determined by the Committee in its discretion). The employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The employment relationship shall be treated as continuing intact where an Eligible Employee transfers employment between the Company and Designated Subsidiaries.
(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law thereto, and the regulations promulgated thereunder.
(m)	“Fair Market Value” means, with respect to the Shares, as of any date, (i) the closing per-share sales price of the Shares (A) as reported by the NYSE composite tape for such date or (B) if the Shares are no longer listed on the NYSE but are listed on any other national stock exchange or national market system, as reported on the stock exchange composite tape for securities traded on such exchange for such date, or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or, (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee upon the reasonable application of a reasonable valuation method.
(n)	“NYSE” means the New York Stock Exchange.
(o)	“Offering” means an offer under the Plan of a purchase right that may be exercised during an Offering Period as further described in Section 2(q). For purposes of this Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries will participate.
(p)	“Offering Date” means the first Trading Day of each Offering Period.
(q)	“Offering Period” means a period of six (6) months during which a purchase right granted pursuant to the Plan may be offered, or such different period for the offer of the purchase right as may be established by the Committee. In no event shall an Offering Period exceed 27 months. The duration and timing of Offering Periods may be changed pursuant to Section 4.
(r)	“Parent” means a “parent corporation” of the Company whether now or hereinafter existing as defined in Section 424(e) of the Code.
(s)	“Participant” means any Eligible Employee who participates in the Plan as described in Section 3.

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(t)	“Participation Election” means any written agreement, enrollment form, contract or other instrument or document (in each case in paper or electronic form) evidencing that an Eligible Employee has elected to become a Participant in the Plan, which may, but need not, require execution by a Participant.
(u)	“Purchase Date” means the last Trading Day of each Offering Period.
(v)	“Purchase Price” means a per-Share amount to be paid by a Participant to purchase a Share on the Purchase Date. Such Purchase Price shall be established in the manner initially specified by the Committee, and in effect thereafter unless otherwise changed by the Committee, for each Offering prior to an Offering Period and shall be no less than the lower of (i) eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date for the relevant Offering Period or (ii) eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date for the relevant Offering Period. Such Purchase Price may be established by the Committee by any manner or method the Committee determines, pursuant to Section 16.
(w)	“Service Company” means Healthpeak OP, LLC.
(x)	“Share” means a share of common stock of the Company or such other security of the Company (i) into which such share shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 16.
(y)	“Subsidiary” means (a) a corporation, association or other business entity of which fifty (50) percent or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company, the Service Company, and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company, the Service Company and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty (50) percent or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company, the Service Company and/or by one or more Subsidiaries.
(z)	“Trading Day” means a day on which the NYSE is open for trading.
3.	Eligibility.
(a)	Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Offering Date for an Offering Period, or if a new hire, during the enrollment period established by the Administrator for the Offering Period, shall be eligible to participate in the Plan, subject to the requirements hereof.
(b)	An Eligible Employee may become a Participant in the Plan by completing, within any prescribed enrollment period prior to the applicable Offering Date, a Participation Election (electronic or otherwise) and/or any other forms and following any procedures for enrollment in the Plan as may be established by the Administrator from time to time.
4.	Offering Periods. Subject to stockholder approval of the Plan, the first Offering Period under the Plan will commence on June 1, 2025 (or the first administratively feasible date determined by the Committee following shareholder approval of the Plan if not June 1, 2025), and will end on December 1, 2025. Subsequently, the Plan shall be implemented by consecutive six-month Offering Periods with a new Offering Period commencing on each June 1 and December 1, or on such other date as the Committee shall determine, and continuing thereafter until the last day of the respective six-month period or until terminated in accordance with Section 20. Within the limitations set forth in Section 2(q), the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
5.	Payroll Deductions.
(a)	At the time a Participant completes any Participation Election, enrollment form and/or procedure to enroll in the Plan, as provided in Section 3, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount that is not less than one percent (1%) of the Compensation that he or she receives on each pay day during the Offering Period, subject to the $25,000 limitation set forth in Section 7(b), provided that should a pay day occur on a Purchase Date, a Participant shall have the payroll deductions made on such day applied to his or her account under the new Offering Period, in each case, unless otherwise provided by the Administrator and subject to withdrawal by the Participant as provided in Section 10. A Participant’s enrollment in the Plan shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.
(b)	Payroll deductions for a Participant shall commence on the first pay day following the Offering Date and shall end on the last pay day in the Offering Period to which such authorization is applicable (subject to Section 5(a)), unless sooner terminated by the Participant as provided in Section 10.

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(c)	A Participant may discontinue his or her participation in the Plan as provided in Section 10 by completing any forms and following any procedures for withdrawal from the Plan as may be established by the Administrator from time to time. Further, the Participant may increase or decrease payroll deductions by completing any form or following any procedure established by the Administrator from time to time.
(d)	At the time that Shares are purchased under the Plan, the Participant must make adequate provision for the Company’s or its Subsidiary’s federal, state, or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax obligations, if any, which arise as a result of participation in the Plan, including, for the avoidance of doubt, any liability of the Participant to pay an employer tax or social insurance contribution obligation, which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company or its Subsidiary, as applicable, may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or its Subsidiary, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or its Subsidiary, as applicable, any tax deductions or benefits attributable to sale or early disposition of Shares by the Eligible Employee. Where necessary to avoid negative accounting treatment, the Company or its Subsidiary shall withhold taxes at the applicable statutory minimum withholding rates.
6.	Grant of Purchase Right. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a purchase right to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Purchase Date by the applicable Purchase Price, provided, however, that such purchase shall be subject to the limitations set forth herein. The Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that an Eligible Employee may purchase during each Offering Period. The purchase of Shares pursuant to the purchase right shall occur as provided in Section 7, unless the Participant has withdrawn pursuant to Section 10. Each purchase right expires on the last day of the Offering Period.
7.	Purchase of Shares.
(a)	Unless a Participant withdraws from the Plan as provided in Section 10, on the Purchase Date, the maximum number of whole Shares as may be purchased with the accumulated payroll deductions in the Participant’s account shall be purchased for such Participant at the applicable Purchase Price, subject to Section 7(b). Unless specifically permitted by the Committee, fractional shares shall not be purchased, and in such event, any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full Share shall, at the discretion of the Committee, be returned to the Participant or be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. During a Participant’s lifetime, Shares may be purchased pursuant to the Participant’s purchase right only by the Participant.
(b)	In no event shall the aggregate amount of a Participant’s payroll deductions under the Plan during any calendar year exceed $25,000.
(c)	If the Committee determines that, on a given Purchase Date, the number of Shares with respect to which purchase rights are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Committee shall make a pro-rata allocation of the Shares available for purchase on such Purchase Date in as uniform a manner as shall be practicable to be equitable among all Participants exercising purchase rights on such Purchase Date. The Committee may make a pro-rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date. In such event, any residual payroll deductions accumulated in a Participant’s account which are not used to purchase Shares shall be promptly refunded to the relevant Participant or beneficiary, as applicable.
8.	Delivery. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Company. Alternatively, the Company may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. As soon as reasonably practicable after each Purchase Date on which a purchase of Shares occurs, the Company shall arrange for the delivery to each Participant of the Shares purchased upon exercise of his or her purchase right to the Participant’s brokerage or Plan share account in a form determined by the Company. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any purchase under the Plan, and instead such Shares shall be recorded in the books of the brokerage firm or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.
9.	Post-Purchase Holding Period. Unless otherwise determined by the Administrator, each Participant shall be required to hold the Shares purchased under the Plan for at least one year after the Purchase Date, subject to earlier disposition upon death of the Participant or for limited hardship exceptions as approved by the Administrator.

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10.	Withdrawal.
(a)	A Participant may decide not to purchase Shares on a given Purchase Date and opt to withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to purchase Shares under the Plan at any time by giving notice in a form or manner prescribed by the Administrator from time to time, except that no withdrawals shall be permitted for the ten (10) business day period immediately preceding each Purchase Date, or as may be specified by the Administrator in its discretion. All of the Participant’s payroll deductions credited to his or her account shall, at the discretion of the Administrator, (i) be retained in the Participant’s account and used to purchase Shares at the next Purchase Date, or (ii) be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s purchase right for the Offering Period shall be terminated automatically, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless he or she satisfactorily completes the process to re-enroll in the Plan as prescribed by the Administrator from time to time.
(b)	A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offerings which commence after the termination of the Offering Period from which he or she has withdrawn.
11.	No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary, as applicable. Furthermore, the Company or a Subsidiary may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
12.	Termination of Employment. Unless otherwise determined by the Administrator, upon a Participant’s ceasing to be an Eligible Employee, due to termination of employment for any reason (other than death or Disability), he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to purchase Shares under the Plan shall be returned to such Participant and such Participant’s purchase right shall be terminated automatically. Unless otherwise determined by the Administrator, upon a Participant’s ceasing to be an Eligible Employee, due to termination of employment on account of death or Disability, the Participant or, in the case of his or her death, the person or persons entitled thereto under Section 17 may elect to (i) purchase Shares on the next applicable Purchase Date, as may be purchased with the accumulated payroll deductions in the Participant’s account in accordance with the terms of the Plan and Section 7 or (ii) elect to withdraw from the Plan as described in this Section 12.
13.	Interest. No interest will accrue on the payroll deduction contributions of a Participant in the Plan, except as may be required by applicable law, as determined by the Administrator.
14.	Shares Available for Purchase under the Plan.
(a)	Basic Limitation. Subject to adjustment pursuant to Section 15, the aggregate number of Shares authorized for sale under the Plan is twenty million (20,000,000) Shares. If any purchase right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such purchase right shall again become available for issuance under the Plan.
(b)	Rights as an Unsecured Creditor. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of or broker selected by the Company), a Participant shall only have the rights of an unsecured creditor with respect to such Shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares.
(c)	Sources of Shares Deliverable at Purchase. Any Shares issued after purchase may consist, in whole or in part, of authorized and unissued or reacquired Shares, including Shares purchased on the open market, or of treasury Shares.
15.	Adjustments for Changes in Capitalization and Similar Events.
(a)	Changes in Capitalization. Subject to any required action by the stockholders of the Company, the maximum number of Shares that shall be made available for sale under the Plan, the maximum number of Shares that each Participant may purchase during the Offering Period (pursuant to Section 6) or over a calendar year under the $25,000 limitation (pursuant to Section 7(b)), and the per Share price used to determine the Purchase Price shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from any nonreciprocal transaction between the Company and its stockholders (such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend) that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding purchase rights. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee may not delegate its authority to make adjustments pursuant to this paragraph. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a purchase right.

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(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company as contemplated by Section 2(c), the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”) and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares shall be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.
(c)	Change in Control. In the event of a Change in Control, each outstanding purchase right shall be assumed or continued or an equivalent purchase right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation or Parent or Subsidiary thereof refuses to assume or substitute for the purchase right, the Offering Period then in progress shall be shortened by setting a New Purchase Date and shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company’s proposed Change in Control.
16.	Administration.
(a)	Authority of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, without limitation, the authority to:
i.	construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any Participation Election or other instrument or agreement relating to the Plan;
ii.	determine eligibility and adjudicate all disputed claims filed under the Plan, including which entities shall be Designated Subsidiaries;
iii.	determine the terms and conditions of any purchase right to purchase Shares under the Plan;
iv.	establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
v.	amend an outstanding purchase right or grant a replacement purchase right for a purchase right previously granted under the Plan if, in the Committee’s discretion, it determines that (A) the tax consequences of such purchase right to the Company or the Participant differ from those consequences that were expected to occur on the date the purchase right was granted, or (B) clarifications or interpretations of, or changes to, tax law or regulations permit purchase rights to be granted that have more favorable tax consequences other than initially anticipated; and
vi.	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States, as applicable. The Committee may assign any of its administrative tasks set forth in this paragraph to the Administrator, including the designation of a Designated Subsidiary under the Plan, unless constrained by applicable law. However, the Committee may not delegate its authority to make adjustments pursuant to Section 16(a).
(b)	Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any right to purchase Shares granted under the Plan made by the Committee or its delegate, including, but not limited to decisions of the Administrator in fulfilling its duties under the Plan, shall be final, conclusive, and binding upon all persons, including the Company, Designated Subsidiary, Participant, Eligible Employee, or any beneficiary of such person, as applicable.
(c)	Indemnification. To the extent allowable pursuant to applicable law, each member of the Board, the Committee, the Administrator or any employee of the Company, or a Designated Subsidiary (each such person, a “Covered Person”) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Covered Person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she has acted in accordance with his or her duties and responsibilities to the Company under applicable law, and provided that he or she gives the Company an opportunity, at its own expense, to handle and defend any claim, action, suit, or proceeding to which he or she is a party before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Covered Persons may be entitled pursuant to the Company’s charter or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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17.	Death. Unless otherwise provided in an enrollment form or procedures established by the Administrator from time to time, in the event of the Participant’s death, any accumulated payroll deductions not used to purchase Shares shall be paid to and any Shares credited to his or her brokerage or Plan share account shall be transferred to the Participant’s heirs or estate as soon as reasonably practicable following the Participant’s death.
18.	Transferability. Payroll deductions credited to a Participant’s account and any rights with regard to the purchase of Shares pursuant to a purchase right or to receive Shares under the Plan may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 17) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.
19.	Use of Funds. All payroll deductions received by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until Shares are issued, Participants shall only have the rights of an unsecured creditor.
20.	Amendment and Termination.
(a)	Subject to any applicable law or government regulation and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified, suspended or terminated by the Committee without the approval of the stockholders of the Company. This termination authority may not be delegated. Except as provided in Section 16, no amendment may make any change in any purchase right previously granted which adversely affects the rights of any Participant or any beneficiary (as applicable) without the consent of the affected Participant or beneficiary. To the extent necessary to comply with applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.
(b)	Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee or its delegate, including the Administrator, in each case to the extent permitted under the terms of the Plan, applicable law, the Bylaws of the Company and under the Committee Charter, may change the Offering Periods, limit the frequency or number of changes in the amount withheld by payroll deduction during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of properly completed Participant Elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee deems appropriate.
21.	Notices. All notices or other communications by a Participant to the Company, the Committee or the Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.
22.	Conditions Upon Issuance of Shares.
(a)	Shares shall not be issued with respect to a purchase right unless the purchase of Shares pursuant to such purchase right and the issuance and delivery of such Shares comply with all applicable law. This may include, without limitation, federal, state and local rules and regulations promulgated under securities laws, and the requirements of any stock exchange upon which the Shares may then be listed. Share issuance is subject to the approval of counsel for the Company with respect to such compliance. In the event that any payroll deductions cannot be used to purchase shares due to noncompliance with applicable rules and regulations, such payroll deductions shall be promptly refunded to the relevant Participant or beneficiary, as applicable.
(b)	As a condition to the purchase of Shares pursuant to a purchase right, the Company may require the person on whose behalf Shares are purchased to represent and warrant at the time of any such purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the applicable provisions of law described in subsection (a) above.
23.	Share Issuance. All Shares delivered under the Plan pursuant to the exercise of a purchase right to purchase Shares shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Company may take whatever steps are necessary to effect such restrictions.
24.	Term of Plan. The Plan shall terminate on the earlier of (i) the date the Plan is terminated by the Committee in accordance with Section 20 and (ii) the date on which all purchase rights are exercised in connection with a dissolution or liquidation pursuant to Section 15(b) or Change in Control pursuant to Section 15(c). No further purchase rights shall be granted or Shares purchased, and no further payroll deductions shall be collected under the Plan following such termination.

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25.	Stockholder Approval. The Plan will become effective upon approval by the Committee. The Plan will not be presented for approval by the Company stockholders until the annual stockholder meeting to be held in April 2025. If the Company stockholders do not approve the Plan, any amounts deducted from Participants will be refunded to the Participants and the Plan will terminate.
26.	Section 409A; Tax Qualification.
(a)	Purchase rights granted under the Plan are intended to be exempt from the application of Section 409A of the Code. Subject to Section 26(b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that a purchase right or the exercise, payment, settlement or deferral is subject to Section 409A of the Code, the purchase right shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the purchase right that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Company with respect thereto.
(b)	Although the Company may endeavor to avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 26(a). The Company is not constrained in its corporate activities by any potential negative tax impact on Participants under the Plan.
27.	Severability. If any particular provision of this Plan is found to be invalid or otherwise unenforceable, such determination shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.
28.	Governing Law and Jurisdiction. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with the laws of the state of Maryland, without giving effect to the conflict of laws principles thereof.
29.	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.

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Helpful Resources

Weblinks

Board of Directors	healthpeak.com/leadership/board-of-directors/
Board Committee Composition	healthpeak.com/leadership/board-of-directors/committee-composition/
Board Committee Charters	healthpeak.com/corporate-impact/governance/
Audit Committee Charter
Compensation and Human Capital Committee Charter
Nominating and Corporate Governance Committee Charter
Executive Team	healthpeak.com/leadership/executive-team/
Investor Relations	ir.healthpeak.com/
Financial Information	ir.healthpeak.com/
SEC Filings	ir.healthpeak.com/financials/sec-filings/
Investor Presentations	ir.healthpeak.com/news-events/
Press Releases	ir.healthpeak.com/news/
Corporate Impact	healthpeak.com/corporate-impact/
Annual Corporate Impact Report	healthpeak.com/corporate-impact/
Environmental Initiatives	healthpeak.com/corporate-impact/environment/
Social Initiatives	healthpeak.com/corporate-impact/social/
Governance Initiatives	healthpeak.com/corporate-impact/governance/
Historical Reports	healthpeak.com/corporate-impact/historical-reports/
Sustainable Finance	healthpeak.com/corporate-impact/sustainable-finance/
Corporate Governance Documents	healthpeak.com/corporate-impact/governance/
Code of Business Conduct and Ethics
Vendor Code of Business Conduct and Ethics
Corporate Governance Guidelines
Learn More
Corporate Website	healthpeak.com
FAQs	ir.healthpeak.com/resources/investor-faqs/
Email Alerts	ir.healthpeak.com/resources/investor-email-alerts/

Weblinks are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

Contacts

Company Contacts	Proxy Statement/Annual Meeting

Corporate Secretary

Healthpeak Properties, Inc.
4600 South Syracuse Street, Suite 500
Denver, Colorado 80237

Board of Directors

Healthpeak Properties, Inc.
4600 South Syracuse Street, Suite 500
Denver, Colorado 80237

Investor Relations

InvestorRelations@healthpeak.com

Broadridge Financial Solutions, Inc.
(Tabulator/Inspector of Election)

Broadridge Financial Solutions
51 Mercedes Way
Edgewood, New York 11717
866–540–7095

Georgeson LLC
(Proxy Solicitor for the Company)

888–607–9107

To Vote Your Shares

www.proxyvote.com
800–690–6903

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Healthpeak® | DOC LISTED NYSE

www.healthpeak.com

Corporate HQ, Denver, CO

4600 South Syracuse Street, Suite 500
Denver, CO 80237

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HEALTHPEAK PROPERTIES, INC.
4600 SOUTH SYRACUSE STREET
SUITE 500
DENVER, CO 80237

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 23, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DOC2025

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 23, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V66858-P24856	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HEALTHPEAK PROPERTIES, INC.

The Board of Directors recommends you vote “FOR” each of the director nominees named in proposal 1 and “FOR” proposals 2, 3 and 4.

1.	Election of Directors.		For	Against	Abstain

	1a.	Scott M. Brinker	☐	☐	☐
	1b.	Katherine M. Sandstrom	☐	☐	☐
	1c.	John T. Thomas	☐	☐	☐
	1d.	Brian G. Cartwright	☐	☐	☐
	1e.	James B. Connor	☐	☐	☐
	1f.	R. Kent Griffin, Jr.	☐	☐	☐
	1g.	Pamela J. Kessler	☐	☐	☐
	1h.	Sara G. Lewis	☐	☐	☐
	1i.	Ava E. Lias-Booker	☐	☐	☐
	1j.	Tommy G. Thompson	☐	☐	☐
	1k.	Richard A. Weiss	☐	☐	☐

		For	Against	Abstain

2.	Approval of 2024 executive compensation on an advisory basis.	☐	☐	☐
3.	Approval of the Healthpeak Properties, Inc. Employee Stock Purchase Plan.	☐	☐	☐

4.	Ratification of the appointment of Deloitte & Touche LLP as Healthpeak Properties, Inc.’s independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐

NOTE: At their discretion, the named proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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HEALTHPEAK PROPERTIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, April 24, 2025
7:00 a.m. Mountain Time

Held Virtually
www.virtualshareholdermeeting.com/DOC2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the 2024 Annual Report are available at www.proxyvote.com.
You can also view these materials at www.proxyvote.com by using the 16-digit control number provided on this proxy card.

V66859-P24856

This proxy is solicited by the Board of Directors
for use at the Annual Meeting on April 24, 2025.

By signing this proxy, the undersigned stockholder hereby appoints Katherine M. Sandstrom and Scott M. Brinker, and each of them individually, with full power of substitution, to act as attorneys and proxies of the undersigned and to vote on behalf of the undersigned all shares of common stock of Healthpeak Properties, Inc. that the undersigned is entitled to vote at the 2025 Annual Meeting of Stockholders to be held on Thursday, April 24, 2025, at 7:00 a.m. Mountain Time, or any adjournments or postponements thereof.

This proxy is revocable and, when properly executed, will be voted in the manner directed herein by the undersigned. If no choice is specified, the proxy (if signed) will be voted “FOR” each of the eleven director nominees named in Proposal 1 and “FOR” Proposals 2, 3 and 4. The shares entitled to be voted by the undersigned will be cast in the discretion of the proxies named above on any other matter that may properly come before the meeting or any adjournments or postponements thereof.

Continued and to be signed on the reverse side